Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT AND SECOND AMENDMENT TO

PLEDGE AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND SECOND AMENDMENT TO PLEDGE AGREEMENT (this “Amendment”) is entered into as of September 5, 2012, among SUNSTONE HOTEL PARTNERSHIP, LLC, a Delaware limited liability company (“Borrower”), SUNSTONE HOTEL INVESTORS, INC., a Maryland corporation (“Parent”), each lender party hereto (collectively, “Lenders”), BANK OF AMERICA, N.A., as Administrative Agent (“Administrative Agent;” Administrative Agent and Lenders are collectively referred to herein as the “Credit Parties”), each other agent named therein, each Pledgor party hereto (each a “Pledgor” and collectively, “Pledgors”), each Issuer party hereto (each an “Issuer” and collectively, “Issuers”), and each Subsidiary Guarantor party hereto (each a “Subsidiary Guarantor” and collectively, “Subsidiary Guarantors”).

R E C I T A L S

A. Borrower, Parent, Administrative Agent, and Lenders are parties to that certain Credit Agreement dated as of November 1, 2010 (as modified, amended, renewed, extended, or restated from time to time, the “Credit Agreement”).

B. As an inducement to the Credit Parties to enter into the Credit Agreement and to make Loans and issue Letters of Credit to Borrower thereunder, and to extend such credit to Borrower as the Credit Parties may from time to time agree to extend, (a) the Subsidiary Guarantors entered into that certain Subsidiary Guaranty Agreement, dated as of November 22, 2010 (as amended, modified, supplemented, or restated from time to time, the “Subsidiary Guaranty”), executed by the Subsidiary Guarantors party thereto, in favor of Administrative Agent for the benefit of the Credit Parties (as defined in the Subsidiary Guaranty) and (b) Parent entered into that certain Parent Guaranty Agreement, dated as of November 1, 2010 (as amended, modified, supplemented, or restated from time to time, the “Parent Guaranty;” the Subsidiary Guaranty and the Parent Guaranty are collectively, the “Guaranties” and each a “Guaranty”), executed by the Parent in favor of Administrative Agent for the benefit of the Credit Parties (as defined in the Parent Guaranty).

C. Borrower, the Pledgors party thereto, the Issuers party thereto, and Administrative Agent, as secured party, entered into that certain Pledge Agreement, dated as of November 22, 2010 (as amended, modified, supplemented, or restated from time to time, the “Pledge Agreement”), whereby each Pledgor granted Liens in the Collateral to Administrative Agent as secured party for the benefit of the Credit Parties and each Swap Counterparty.

D. Borrower has requested that Administrative Agent and Lenders (a) modify the terms of the Credit Agreement as set forth herein, (b) release each of Sunstone Pledgeco, LLC, a Delaware limited liability company and Sunstone Holdco 6, LLC, a Delaware limited liability company (each a “Released Pledgor” and collectively, the “Released Pledgors”) from the Pledge Agreement, (c) release from the Pledge Agreement the Pledged Equity set forth on Schedule A attached hereto (the “Released Equity Interests”), (d) release the guaranty by each Person listed on Schedule B attached hereto (collectively, the “Released Subsidiary Guarantors” and individually, a “Released Subsidiary Guarantor”) under the Subsidiary Guaranty, (e) release all security interests, if any, claimed by Administrative Agent in any and all assets of each Released Subsidiary Guarantor (the “Released Assets”), (f) release from the Pledge Agreement the Issuers set forth on Schedule A attached hereto (the “Released Issuers”), and (g) amend and replace Schedule 1 to the Pledge Agreement with Schedule 1 attached hereto, and each Lender that is a party hereto has agreed to such modifications and releases, subject to the terms and conditions set forth herein.

Second Amendment to Credit Agreement and Second Amendment to Pledge Agreement

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Terms and References. Unless otherwise stated in this Amendment (a) terms defined in the Credit Agreement or the Pledge Agreement, as applicable, shall have the same meanings when used in this Amendment, and (b) references to “Sections” are to the Credit Agreement’s or the Pledge Agreement’s, as applicable, sections.

2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended in its entirety (together with the schedules and exhibits thereto) to read as set forth in Exhibit A attached hereto.

3. Amendment to Pledge Agreement. Schedule 1 to the Pledge Agreement is hereby deleted in its entirety and replaced with Schedule 1 attached hereto.

4. Amendments to other Loan Documents.

(a) All references in the Loan Documents to the Credit Agreement shall henceforth include references to the Credit Agreement, as modified and amended hereby, and as may, from time to time, be further amended, modified, extended, renewed, and/or increased.

(b) All references in the Loan Documents to the Pledge Agreement shall henceforth include references to the Pledge Agreement, as modified and amended hereby, and as may, from time to time, be further amended, modified, extended, renewed, and/or increased.

(c) Any and all of the terms and provisions of the Loan Documents are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.

5. Releases.

(a) Administrative Agent hereby irrevocably releases, and each Lender hereby consents to such release of, (i) the Released Pledgors from any and all obligations and liabilities of each such Released Pledgor to the Credit Parties and the Swap Counterparties under the Pledge Agreement and (ii) all of its liens and security interests in the Released Equity Interests and in the Released Assets, if any, including, without limitation, all liens or security interests in the Released Equity Interests and in the Released Assets, if any, securing obligations under the Credit Agreement or the Loan Documents. Other than described in this Section 5, Liens, security interests and other security rights of Administrative Agent under the Pledge Agreement, the other Loan Documents, and the Swap Contracts shall not be impaired or released in any way.

(b) Administrative Agent hereby irrevocably releases and discharges, and each Lender hereby consents to such release and discharge of, each Released Subsidiary Guarantor from any and all obligations and liabilities of each such Released Subsidiary Guarantor to the Credit Parties under (and as defined in) the Subsidiary Guaranty. This release in no way reduces, limits, or otherwise alters the terms of the Subsidiary Guaranty with respect to the other Guarantors party thereto.

(c) Administrative Agent hereby irrevocably releases and discharges, and each Lender hereby consents to such release and discharge of, each Released Issuer from any and all obligations and liabilities of each such Released Issuer to the Credit Parties under (and as defined in) the Pledge

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Agreement. This release in no way reduces, limits, or otherwise alters the terms of the Pledge Agreement with respect to the other Issuers party thereto.

6. Conditions Precedent. This Amendment shall not be effective unless and until:

(a) this Amendment shall have been executed by each Loan Party, each Issuer, Administrative Agent, L/C Issuer, and Lenders;

(b) the representations and warranties in this Amendment shall be true and correct in all material respects on and as of the date of this Amendment, except to the extent that (i) any of them speak to a different specific date, or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Credit Agreement;

(c) both immediately before and immediately after giving effect to this Amendment, no Default shall exist;

(d) Administrative Agent shall have received a certificate of a Responsible Officer of Borrower, Parent, and each other Loan Party certifying (i) the constituent documents of Borrower, Parent, and such Loan Party, (ii) the incumbency of the officers of Borrower, Parent, and such Loan Party authorized to execute this Amendment and each other document executed in connection herewith (this Amendment and such other documents are collectively, the “Amendment Documents”), (iii) certificates of existence and good standing of Borrower, Parent, and such Loan Party certified by the Secretary of State of the State of its incorporation, formation, or organization, as the case may be, and (iv) resolutions adopted by the Board of Directors, managers, or other governing body of Borrower, Parent, and such Loan Party authorizing the execution, delivery, and performance of this Amendment and the other Amendment Documents;

(e) Lien searches in the name of each Loan Party, and any other name(s) as Administrative Agent may deem appropriate, in such Loan Party’s jurisdiction of formation, showing no financing statements or other Lien instruments of record except for Permitted Liens;

(f) Administrative Agent shall have received favorable opinions of (i) Latham & Watkins, LLP, counsel to the Loan Parties, (ii) in-house counsel to the Loan Parties, and (iii) Maryland counsel to Parent, each addressed to Administrative Agent and each Lender, and each in form and substance reasonably acceptable to Administrative Agent;

(g) Borrower shall have paid to Administrative Agent all reasonable and documented expenses of Administrative Agent, (including reasonable attorneys’ fees) incurred in connection with this Amendment and the other Amendment Documents; and

(h) Administrative Agent shall have received from Borrower, the fees set forth in that certain letter agreement dated July 26, 2012, by and among Borrower, Parent, Administrative Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated; and

(i) Administrative Agent shall have received such other assurances, certificates, documents, consents or opinions as Administrative Agent reasonably may require.

7. Confirmations, Ratifications, and Reaffirmations.

(a) Borrower and Parent each (i) ratify and confirm all provisions of the Loan Documents as amended by this Amendment and the other Amendment Documents, (ii) ratify and confirm that all

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guaranties, assurances, and Liens granted, conveyed, or assigned to Administrative Agent for the benefit of the Credit Parties under the Loan Documents are not, except as set forth in Section 5 hereof, released, reduced, or otherwise adversely affected by this Amendment or the other Amendment Documents and continue to guarantee, assure, and secure full payment and performance of the present and future Obligations under the Credit Agreement and the Loan Documents (each as amended hereby), and the Swap Contracts, and (iii) agree to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents, and certificates as Administrative Agent may reasonably request in order to create, perfect, preserve, and protect those guaranties, assurances, and Liens.

(b) Each Pledgor (for the avoidance of doubt, other than the Released Pledgors) hereby (i) confirms and reaffirms the security interest in the Collateral granted to Administrative Agent for the benefit of the Credit Parties and each Swap Counterparty under the Pledge Agreement, and, as additional collateral security for the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations (including, without limitation, any Secured Obligations incurred as a result of this Amendment) and in order to induce the Lenders to make their Loans and other extensions of credit under the Credit Agreement, each Pledgor hereby grants to Administrative Agent, for the benefit of the Credit Parties and each Swap Counterparty, a security interest in all of such Pledgor’s interest in the Issuers listed in Schedule 1 hereto, together with all certificates, options, or rights of any nature whatsoever which may be issued or granted by each such Issuer to such Pledgor in respect of such interest while the Pledge Agreement, as supplemented hereby, is in force and hereby further grants to Administrative Agent a first priority security interest in all Collateral (other than any Released Equity Interests and Released Issuers) and all proceeds thereof to secure all Obligations present and future, (ii) consents and agrees to this Amendment’s execution and delivery including, without limitation, the releases set forth in Section 5 hereof, (iii) ratifies and confirms that all Liens granted, conveyed, or assigned to Administrative Agent under the Loan Documents are not, except as set forth in Section 5 hereof, released, diminished, impaired, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure the full payment and performance of all present and future Obligations under the Credit Agreement and the Loan Documents, and (iv) certifies that the representations and warranties in Section 6 of the Pledge Agreement are true and correct in all material respects as of the date hereof and hereafter, as to the Pledged Shares, Pledged Interests, instruments and any other property pledged pursuant to the Pledge Agreement or this Amendment.

(c) Each Subsidiary Guarantor (for the avoidance of doubt, other than the Released Subsidiary Guarantors) (i) consents and agrees to this Amendment’s execution and delivery including, without limitation, the releases set forth in Section 5 hereof, and (ii) ratifies and confirms that all guaranties, assurances, and Liens granted, conveyed, or assigned to Administrative Agent under the Loan Documents are not, except as set forth in Section 5 hereof, released, diminished, impaired, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure the full payment and performance of all present and future Obligations under the Credit Agreement and the Loan Documents.

(d) Each Issuer (for the avoidance of doubt, other than the Released Issuers) (i) consents and agrees to this Amendment’s execution and delivery including, without limitation, the releases set forth in Section 5 hereof, (ii) ratifies and confirms that all Liens granted, conveyed, or assigned to Administrative Agent under the Loan Documents are not, except as set forth in Section 5 hereof, released, diminished, impaired, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure the full payment and performance of all present and future Obligations under the Credit Agreement and the Loan Documents, and (iii) agrees to all of the terms and agreements applicable to such Issuer in the Pledge Agreement, as amended hereby.

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(e) Sunstone Holdco 8, LLC, a Delaware limited liability company (“Holdco 8”), acknowledges and agrees that each transfer of Equity Interests from Sunstone Holdco 6, LLC, a Delaware limited liability company to Holdco 8 prior to the date hereof were transferred subject to the security interests granted under the Pledge Agreement.

8. Representations. Borrower and Parent each represent and warrant to Administrative Agent and Lenders that as of the date of this Amendment: (a) this Amendment and each other Amendment Document has been duly authorized, executed, and delivered by Borrower, Parent, and each other Loan Party; (b) no action of, or filing with, any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by Borrower, Parent, or any other Loan Party of this Amendment and each other Amendment Document; (c) the Loan Documents, as amended by this Amendment and each other Amendment Document, are valid and binding upon Borrower, Parent, and each other Loan Party and are enforceable against Borrower, Parent, and each other Loan Party in accordance with their respective terms, except as limited by Debtor Relief Laws; (d) the execution, delivery, and performance by Borrower, Parent, and each other Loan Party of this Amendment and each other Amendment Document does not require the consent of any other Person and do not and will not constitute a violation of any laws, agreements, or understandings to which Borrower, Parent, or any other Loan Party is a party or by which Borrower, Parent, or any other Loan Party is bound, except to the extent the same could not reasonably be expected to have a Material Adverse Effect; (e) all representations and warranties in the Loan Documents are true and correct on and as of the date of this Amendment in all material respects except to the extent that (i) any of them speak to a different specific date, or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Credit Agreement; and (f) no Default exists.

9. Continued Effect. Except to the extent amended hereby, all terms, provisions and conditions of the Credit Agreement, the Pledge Agreement, and the other Loan Documents, and all documents executed in connection therewith, shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

10. Miscellaneous. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment must be construed—and its performance enforced—under New York law, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts (originals or facsimile copies followed by originals) with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document. This Amendment shall be considered a “Loan Document” under and as defined in the Credit Agreement.

11. ENTIRETIES. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AS AMENDED BY THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AS AMENDED BY THIS AMENDMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

13. Parties. This Amendment binds and inures to Borrower, the other Loan Parties, Administrative Agent, L/C Issuer, each Lender, and their respective successors and permitted assigns.

[Remainder of Page Intentionally Left Blank; Signature Pages to Follow]

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EXECUTED as of the date first stated above.

BORROWER: SUNSTONE HOTEL PARTNERSHIP, LLC, a Delaware limited liability company

By:	/s/ John v. Arabia
John V. Arabia, Chief Financial Officer

PARENT: SUNSTONE HOTEL INVESTORS, INC., a Maryland corporation

By:	/s/ John v. Arabia
John V. Arabia, Chief Financial Officer

Signature Page to Second Amendment to Credit Agreement and Second Amendment to Pledge Agreement

ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Will T Bowers, Jr.
Name: Will T Bowers, Jr.
Title: Senior Vice President

Signature Page to Second Amendment to Credit Agreement and Second Amendment to Pledge Agreement

LENDERS: BANK OF AMERICA, N.A., as a Lender and L/C Issuer

By:	/s/ Will T Bowers, Jr.
Name: Will T Bowers, Jr.
Title: Senior Vice President

Signature Page to Second Amendment to Credit Agreement and Second Amendment to Pledge Agreement

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Marc E. Costantino
Name: Marc E. Costantino
Title: Executive Director

Signature Page to Second Amendment to Credit Agreement and Second Amendment to Pledge Agreement

CITIBANK, N.A., as a Lender

By:	/s/ John C. Rowland
Name: John C. Rowland
Title: Vice President

Signature Page to Second Amendment to Credit Agreement and Second Amendment to Pledge Agreement

MIDFIRST BANK, as a Lender

By:	/s/ Todd G. Wright
Name: Todd G. Wright
Title: First Vice President

Signature Page to Second Amendment to Credit Agreement and Second Amendment to Pledge Agreement

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

Signature Page to Second Amendment to Credit Agreement and Second Amendment to Pledge Agreement

BARCLAYS BANK PLC, as a Lender

By:	/s/ Noam Azachi
Name: Noam Azachi
Title: Assistant Vice President

Signature Page to Second Amendment to Credit Agreement and Second Amendment to Pledge Agreement

SUBSIDIARY GUARANTORS:

SUNSTONE CENTER COURT, LLC

SUNSTONE HOTELS ROCHESTER, L.L.C.

SUNSTONE RED OAK, LLC

SUNSTONE KIS, LLC

SUNSTONE SKYWAY, LLC

WB SUNSTONE-PORTLAND, LLC

SUN SHP II, LLC

SUNSTONE HOLDCO 8, LLC

SUNSTONE LA AIRPORT, LLC

SUNSTONE CENTURY, LLC

SUNSTONE JAMBOREE, LLC

SUNSTONE WESTWOOD, LLC

SUNSTONE MACARTHUR, LLC

SUNSTONE QUINCY, LLC, each a Delaware limited liability company

SUN CHP I, INC., a Delaware corporation

By:	/s/ John V. Arabia
John V. Arabia, Chief Financial Officer

Signature Page to Second Amendment to Credit Agreement and Second Amendment to Pledge Agreement

PLEDGORS:

SUNSTONE HOTEL PARTNERSHIP, LLC, a Delaware limited liability company

By:	/s/ John V. Arabia
John V. Arabia, Chief Financial Officer

SUNSTONE HOLDCO 8, LLC, a Delaware limited liability company

By:	/s/ John V. Arabia
John V. Arabia, Chief Financial Officer

ISSUERS:

SUNSTONE HOLDCO 8, LLC

SUNSTONE CENTER COURT, LLC

SUNSTONE HOTELS ROCHESTER, L.L.C.

SUNSTONE KIS, LLC

SUNSTONE SKYWAY, LLC

SUNSTONE RED OAK, LLC

WB SUNSTONE-PORTLAND, LLC

SUNSTONE LA AIRPORT, LLC

SUNSTONE JAMBOREE, LLC

SUNSTONE MACARTHUR, LLC

SUNSTONE WESTWOOD, LLC

SUNSTONE CENTURY, LLC

SUNSTONE QUINCY, LLC, each a Delaware limited liability company

By:	/s/ John V. Arabia
John V. Arabia, Chief Financial Officer

Signature Page to Second Amendment to Credit Agreement and Second Amendment to Pledge Agreement

SCHEDULE 1

PART A

Pledgor	Stock Issuer	Certificated (Y/N)	Class of Stock	Stock Certificate Nos.	Par Value	Number of Shares	Percentage of Outstanding Stock of the Stock Issuer
N/A

PART B

General Partnerships

Pledgor	General Partnership Interests Issuer/Limited Partnership Interests Issuer	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding Interests of the General Partnership
N/A

Limited Partnerships

Pledgor	Limited Partnership Issuer	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding Interests of the Limited Partnership
N/A

Limited Liability Companies

Pledgor	Limited Liability Company Issuer	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding Interests of the Limited Liability Company
Sunstone Hotel Partnership, LLC	Sunstone Holdco 8, LLC	N	N/A	N/A	100%
Sunstone Holdco 8, LLC	Sunstone Center Court, LLC	N	N/A	N/A	100%
Sunstone Holdco 8, LLC	Sunstone Hotels Rochester, L.L.C.	N	N/A	N/A	100%
Sunstone Holdco 8, LLC	Sunstone KIS, LLC	N	N/A	N/A	100%

Schedule 1 to Second Amendment to Credit Agreement and Second Amendment to Pledge Agreement

Pledgor	Limited Liability Company Issuer	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding Interests of the Limited Liability Company
Sunstone Holdco 8, LLC	Sunstone Skyway, LLC	N	N/A	N/A	100%
Sunstone Holdco 8, LLC	Sunstone Red Oak, LLC	N	N/A	N/A	100%
Sunstone Holdco 8, LLC	WB Sunstone-Portland, LLC	N	N/A	N/A	100%
Sunstone Holdco 8, LLC	Sunstone LA Airport, LLC	N	N/A	N/A	100%
Sunstone Holdco 8, LLC	Sunstone Jamboree, LLC	N	N/A	N/A	100%
Sunstone Holdco 8, LLC	Sunstone MacArthur, LLC	N	N/A	N/A	100%
Sunstone Holdco 8, LLC	Sunstone Westwood, LLC	N	N/A	N/A	100%
Sunstone Holdco 8, LLC	Sunstone Century, LLC	N	N/A	N/A	100%
Sunstone Holdco 8, LLC	Sunstone Quincy, LLC	N	N/A	N/A	100%

Schedule 1 to Second Amendment to Credit Agreement and Second Amendment to Pledge Agreement

SCHEDULE A

Released Equity Interests

Issuer	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding Interests of the Limited Liability Company
WHP Hotel Owner-2A, L.L.C.	N	N/A	N/A	100%
Sunstone Broadway Lender, LLC	N	N/A	N/A	100%
Sunstone Atlantic Lender, LLC	N	N/A	N/A	100%
Sunstone Hotel Acquisitions, LLC	N	N/A	N/A	100%
Sun BB, LLC	N	N/A	N/A	100%
Sunstone RIP, LLC	N	N/A	N/A	100%
Pico Ventures, LLC	N	N/A	N/A	100%
Sunstone Outparcel, L.L.C.	N	N/A	N/A	100%

Schedule A to Second Amendment to Credit Agreement and Second Amendment to Pledge Agreement

SCHEDULE B

Released Subsidiary Guarantors

Sunstone Pledgeco, LLC

Sunstone Holdco 6, LLC

WHP Hotel Owner-2A, L.L.C.

Sunstone Outparcel, L.L.C.

Sun BB, LLC

Sunstone Hotel Acquisitions, LLC

Pico Ventures, LLC

Sunstone Atlantic Lender, LLC

Sunstone Broadway Lender, LLC

Sunstone RIP, LLC, each a Delaware limited liability company

Schedule B to Second Amendment to Credit Agreement and Second Amendment to Pledge Agreement

Exhibit A

Published CUSIP Number: 86800BAC0

CREDIT AGREEMENT

Dated as of November 1, 2010

among

SUNSTONE HOTEL PARTNERSHIP, LLC,

as Borrower,

SUNSTONE HOTEL INVESTORS, INC.,

as a Guarantor,

BANK OF AMERICA, N.A.,

as Administrative Agent

and

L/C Issuer,

and

The Other Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.,

as

Syndication Agent

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as successor by merger to

Banc of America Securities LLC

and

JPMORGAN SECURITIES LLC,

as

Joint Lead Arrangers and Joint Bookrunners

Section	Page

SCHEDULES

2.01	Commitments and Applicable Percentages
4.01	Initial Borrowing Base Properties
5.03	Post Close Items
6.13	Subsidiaries; Other Equity Investments
6.25	Management Agreements
6.26	Franchise Agreements; License Agreements
6.30	Operating Leases
8.01	Existing Liens
8.03	Existing Indebtedness
11.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Note
C	Compliance Certificate
D-1	Assignment and Assumption
D-2	Administrative Questionnaire
E-1	Parent Guaranty
E-2	Subsidiary Guaranty
F	Pledge Agreement
G	Opinion Matters
H	Borrowing Base Report
I	Form of Guaranty and Indemnity Recourse Exceptions

v

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of November 1, 2010, among SUNSTONE HOTEL PARTNERSHIP, LLC, a Delaware limited liability company (the “Borrower”), SUNSTONE HOTEL INVESTORS, INC., a Maryland corporation (“Parent”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer.

Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I.

Definitions and Accounting Terms

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Borrowing Base Appraisal” means an independent appraisal, compliant with the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and in form and substance acceptable to Administrative Agent in its sole discretion, conducted by a third party appraiser that is a member of the Appraisal Institute or such other Person selected by and engaged by Administrative Agent.

“Acceptable Ground Lease” means (a) the Existing Ground Leases and (b) each other ground lease with respect to an Acceptable Property executed by a Loan Party, as lessee, that (i) has a remaining lease term (including extension or renewal rights) of at least fifty (50) years, calculated as of the date such Acceptable Property is admitted into the Borrowing Base, (ii) is free and clear of any Liens (other than Permitted Liens), negative pledges, or other restrictions to the transfer or encumbrance of such Acceptable Property other than customary provisions included in ground leases, and (iii) contains customary financing provisions including, without limitation, notice and cure rights.

“Acceptable Properties” means, as of any date, (a) the Initial Borrowing Base Properties; and (b) the Properties identified by Borrower in the Borrowing Base Report and approved by Administrative Agent, which Properties are (i) (A) Properties having three hundred (300) or more keys and competing in the upper-upscale segment as defined by Smith Travel Research, (B) free and clear of any Liens (other than Permitted Liens), negative pledges, or other restrictions to the transfer or encumbrance of such Property, other than customary exceptions, reasonably acceptable to Administrative Agent, (C) located within the continental United States in a top 20 MSA, (D) branded by a nationally recognized hotel company reasonably acceptable to Administrative Agent, (E) owned, in fee simple title or through a leasehold interest in such Property pursuant to an Acceptable Ground Lease by (1) Borrower or (2) a Wholly Owned Subsidiary of Borrower that has executed a Subsidiary Guaranty and whose Equity Interests are owned, directly or indirectly by Borrower or a Subsidiary Guarantor, free and clear of any Liens (other than the Liens granted pursuant to the Loan Documents), (F) subject to management agreements, and franchise agreements, reasonably acceptable to Administrative Agent, (G) eligible for inclusion in the Borrowing Base pursuant to Section 4.04, or (ii) approved by Administrative Agent and Required Lenders or Super Majority Lenders, as applicable, pursuant to Sections 4.03 and 4.05, and “Acceptable Property” means any one of the Acceptable Properties.

“Adjusted NOI” means, with respect to any Borrowing Base Property for any period, (a) the sum of (i) the aggregate gross revenues from the operations of such Borrowing Base Property during such period (including amounts received as ground lease income for the Renaissance Orlando), less (ii) all expenses and other proper charges incurred in connection with the operation of such Borrowing Base Property during such period (including real estate taxes and ground lease payments, but excluding any non-recurring or non-cash adjustments, management fees, franchise fees, debt service charges, income taxes, depreciation, amortization and other non-cash expenses), less (b) management fees equal to the greater of (i) the actual management fees paid, and (ii) three percent (3.00%) of such aggregate gross revenues from the operations of such Borrowing Base Property during such period, to the extent not paid and not already deducted in clause (a) above as an actual operating expense, less (c) franchise fees equal to the greater of (i) the actual franchise fees paid, and (ii) four percent (4.00%) of such aggregate gross revenues from the operations of such Borrowing Base Property during such period, to the extent not paid and not already deducted in clause (a) above as an actual operating expense, less (d) FF&E Reserves for such Property. Adjusted NOI for any Borrowing Base Property that has been owned by a Loan Party for a period of at least twelve (12) months as of the date of determination shall be calculated on a trailing twelve (12) month period. For any Borrowing Base Property that has been owned by a Loan Party for a period of less than twelve (12) months as of the date of determination, Adjusted NOI for such Borrowing Base Property shall be calculated on an annualized basis (i.e., determined either by (x) the trailing twelve (12) month Adjusted NOI as calculated in accordance with this definition based on prior ownership data, if available, or (y) for the first quarter after the acquisition of such Property by multiplying the Adjusted NOI for such Property for such quarter by four, determined for the second quarter after the acquisition of such Property by multiplying the Adjusted NOI for such Property for such two quarters by two, and determined for the third quarter after the acquisition of such Property by multiplying the Adjusted NOI for such Property for such three quarters by one and one third; provided, that, once a method of calculation has been elected for such Property under either the preceding clause (x) or (y), such method will be used for the remaining periods) until such time as such Borrowing Base Property has been owned by such Loan Party for at least twelve (12) months. Notwithstanding the calculation set forth in this definition, in no event shall any Borrowing Base Property have an Adjusted NOI of less than $0.00.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as Administrative Agent may from time to time notify Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit D-2 or any other form approved by Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.16. If the Commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by Administrative Agent pursuant to Sections 7.01(a) and (b):

Applicable Rate

Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate Loans and Letters of Credit	Base Rate Loans
1	≤4.0 to 1.0	1.75%	0.75%
2	>4.0 to 1.0 but ≤5.0 to 1.0	2.00%	1.00%
3	>5.0 to 1.0 but ≤6.0 to 1.0	2.25%	1.25%
4	>6.0 to 1.0 but ≤6.5 to 1.0	2.75%	1.75%
5	>6.5 to 1.0 but ≤7.0 to 1.0	3.00%	2.00%
6	>7.0 to 1.0	3.50%	2.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Sections 7.01(a) and (b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 6 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered. The Applicable Rate in effect from the Closing Date through the date of delivery of the Compliance Certificate delivered pursuant to Section 7.01(a) for the fiscal quarter ended December 31, 2010 shall be determined based upon Pricing Level 3.

“Appraised Value” means, with respect to any Borrowing Base Property as of any date, the appraised value of such Borrowing Base Property on an “as-is” basis as set forth in the most recent Acceptable Borrowing Base Appraisal, as received by Administrative Agent pursuant to Section 4.07 or Section 4.11(j), as applicable.

“Appraised Value Amount” means, with respect to the Borrowing Base Properties as of any date, the product of (a) the Appraised Value of each Borrowing Base Property times (b) 55%.

“Approved Costs” means, for any Property, the sum of the acquisition, construction, and other capitalized costs of such Property (or the Equity Interests of the Company that owns such Property), whether in the form of cash, property, liabilities assumed, or other consideration.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means collectively, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as successor by merger to Banc of America Securities LLC, and JPMorgan Securities LLC, in their respective capacities as joint lead arrangers and joint bookrunners, and “Arranger” means any one of the Arrangers.

“Assets Under Development” means any Property that is a new-build or major conversion of a non-hotel property to a hotel.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by Administrative Agent, in substantially the form of Exhibit D-1 or any other form approved by Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Companies for the fiscal year ended December 31, 2009, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Companies, including the notes thereto.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.05, and (c) the date of termination of the Commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02.

“Available Commitments” means as of any date the amount equal to: (a) the Borrowing Base, less (b) the Outstanding Amount.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate for an Interest Period of thirty (30) days plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of Parent or Borrower or any such Plan to which Parent or Borrower is required to contribute on behalf of any of its employees.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 7.02.

“Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Borrowing Base” means, as of any date of determination, the difference of (without duplication) (a) the lesser of (i) the Appraised Value Amount and (ii) the Mortgageability Amount minus (b) Consolidated Recourse Indebtedness.

Notwithstanding the foregoing, the Borrowing Base shall be limited as follows:

(a) the amount of Adjusted NOI attributable to any single Borrowing Base Property shall not exceed twenty percent (20%) of the aggregate Adjusted NOI attributable to all Borrowing Base Properties, and any such excess shall be excluded from the calculation of the Borrowing Base;

(b) the amount of Adjusted NOI attributable to the Acceptable Ground Lease related to the Renaissance Orlando shall not exceed five percent (5.00%) of the aggregate Adjusted NOI attributable to all Borrowing Base Properties, and any such excess shall be excluded from the calculation of the Borrowing Base;

(c) the amount of Adjusted NOI attributable to all Borrowing Base Properties within a single MSA, shall not exceed forty percent (40%) of the aggregate Adjusted NOI attributable to all Borrowing Base Properties, and any such excess shall be excluded from the calculation of the Borrowing Base;

(d) the Borrowing Base may at no time consist of less than five (5) Borrowing Base Properties; and

(e) the aggregate Adjusted NOI, as limited by the preceding clauses (a) through (c), shall at no time be less than $15,000,000.

“Borrowing Base Properties” means (a) the Initial Borrowing Base Properties, and (b) Acceptable Properties that become a Borrowing Base Property pursuant to Section 4.03, but excluding any Acceptable Properties that have been released from the Borrowing Base pursuant to Section 4.08, and “Borrowing Base Property” means any one of the Borrowing Base Properties.

“Borrowing Base Property Owner” means each Company that holds title (either in fee or through an Acceptable Ground Lease) to a Borrowing Base Property.

“Borrowing Base Report” means a report in substantially the form of Exhibit H (or such other form approved by Administrative Agent) certified by a Responsible Officer of Borrower, setting forth in reasonable detail the total square footage, Occupancy Rate, Approved Costs, Adjusted NOI, Mortgageability Amount, and Appraised Value for the Borrowing Base Properties (individually and in the aggregate).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Cash Collateral” shall have a meaning correlative to the definition of Cash Collateralize and shall include the proceeds of such cash collateral and other credit support.

“Cash Collateralize” means to pledge and deposit with or deliver to Administrative Agent, for the benefit of Administrative Agent, L/C Issuer, and the Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) Administrative Agent and (b) the L/C Issuer.

“Cash Equivalent” means: (a) securities issued, guaranteed or insured by the United States or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

“Casualty” has the meaning specified in Section 7.13(b).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an

“option right”)), directly or indirectly, of thirty-five percent (35%) or more of the equity securities of Parent or Borrower entitled to vote for members of the board of directors or equivalent governing body of Parent or Borrower, as the case may be, on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Parent or Borrower, as the case may be, cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors);

(c) Parent or Wholly Owned Subsidiaries of Parent shall cease to be the beneficial and legal owners of at least fifty-one percent (51%) of the Equity Interests of Borrower or shall cease to have the ability to manage and Control Borrower; or

(d) a “Change of Control” under and as defined in the Indenture shall occur.

“Closing Date” means the first date all the conditions precedent in Section 5.01 are satisfied or waived in accordance with Section 11.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the Pledged Equity, and all other property of the Companies on which Liens have been granted to Administrative Agent, for the benefit of the Lenders, to secure the Obligations.

“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to Borrower pursuant to Section 2.01 and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Committed Loan” has the meaning specified in Section 2.01.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Companies” means, without duplication, Parent and its Subsidiaries (including Borrower), and “Company” means any one of the Companies.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Condemnation” means a temporary or permanent taking by any Governmental Authority as the result, in lieu, or in anticipation, of the exercise of the right of condemnation or eminent domain of all or any part of the Borrowing Base Properties, or any interest therein or right accruing thereto, including any right of access thereto.

“Consolidated Adjusted EBITDA” means, for any period, for the Companies on a consolidated basis, an amount equal to the sum of (a) Consolidated EBITDA for such period minus (b) FF&E Reserves for such period.

“Consolidated EBITDA” means, for any period, for the Companies on a consolidated basis, as reported in the “Adjusted EBITDA” reconciliation section of the Parent’s quarterly earnings release, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by the Companies for such period, (iii) depreciation and amortization expense and (iv) non-cash items and non-recurring expenses and acquisition closing costs that were capitalized prior to FAS 141-R of the Companies reducing such Consolidated Net Income which do not represent a recurring cash item in such period or any future period and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Companies for such period and (ii) all non-cash items increasing Consolidated Net Income for such period; provided, however, that, (A) the calculation under this definition for any period shall exclude Consolidated EBITDA for any Property that has been sold during such period and (B) for any Property that has been owned by a Company for a period of less than twelve (12) months as of the date of determination, Consolidated EBITDA for such Property shall be calculated on an annualized basis (i.e., determined either by (x) the trailing twelve (12) month Consolidated EBITDA as calculated in accordance with this definition based on prior ownership data, if available, or (y) determined for the first quarter after the acquisition of such Property by multiplying the Consolidated EBITDA for such Property for such quarter by four, determined for the second quarter after the acquisition of such Property by multiplying the Consolidated EBITDA for such Property for such two quarters by two, and determined for the third quarter after the acquisition of such Property by multiplying the Consolidated EBITDA for such Property for such three quarters by one and one third; provided, that, once a method of calculation has been elected for such Property under either the preceding clause (x) or (y), such method will be used for the remaining periods).

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA to (b) Consolidated Fixed Charges, in each case for the period of the four (4) prior fiscal quarters ending on such date.

“Consolidated Fixed Charges” means, for any period, for the Companies on a consolidated basis, the sum of (a) all regularly scheduled principal payments (but excluding any regularly scheduled principal payments on any Indebtedness which pays such Indebtedness in full, but only to the extent that the amount of such final payment is greater than the scheduled principal payment immediately preceding such final payment), (b) all Consolidated Interest Charges that are paid or payable in cash during such period, (c) any Restricted Payment with respect to any Preferred Equity Interests, and (d) taxes paid or payable in cash; provided, that, Consolidated Interest Charges with respect to Indebtedness that was incurred less than twelve (12) months from such date of determination shall be calculated on an annualized basis (i.e., the Consolidated Interest Charges with respect to such Indebtedness during the first quarter after incurrence will be multiplied by four, the Consolidated Interest Charges with respect to such Indebtedness during the first and second quarter after incurrence will be multiplied by two, and the Consolidated Interest Charges with respect to such Indebtedness during the first, second, and third quarter after incurrence will be multiplied by one and one third); provided further that regularly scheduled principal payments and Consolidated Interest Charges with respect to (x) Indebtedness that was extinguished during such period or (y) Indebtedness with respect to Properties that were sold during such period, in each case less than twelve (12) months prior to such date of determination, shall not be included in the determination of Consolidated Fixed Charges on such date.

“Consolidated Interest Charges” means, for any period, for the Companies on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Companies in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Companies with respect to such period under capital leases that is treated as interest in accordance with GAAP; provided that Consolidated Interest Charges shall not include (x) any amortization of deferred financing fees and non-cash interest expense pursuant to APB 14-1 and (y) the portion of rent expense with respect to the Hyatt Chicago Capital Lease for such period that is treated as interest in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four (4) fiscal quarters most recently ended.

“Consolidated Net Income” means, for any period, for the Companies on a consolidated basis, the net income of the Companies (excluding extraordinary gains and extraordinary losses) for that period.

“Consolidated Net Indebtedness” means, as of any date of determination, for the Companies on a consolidated basis, the difference of (a) all Indebtedness (excluding any Indebtedness with respect to the Hyatt Chicago Capital Lease) minus, (b) the greater of (i) $0.00 and (ii) the difference of (x) the amount of cash and cash equivalents of the Companies that are not the subject of any Lien or other arrangement (other than Liens granted under the Loan Documents) with any creditor to have their claim satisfied out of the asset (or proceeds thereof) prior to the general creditors of the owner of such asset, minus (y) $25,000,000, minus (z) the Outstanding Amount.

“Consolidated Recourse Indebtedness” means, as of any date of determination, for the Companies on a consolidated basis, the sum of (a) the outstanding principal amount of all Recourse Debt (excluding the Obligations hereunder) plus (b) without duplication, all Guarantees issued by Borrower and the Guarantors with respect to outstanding Recourse Debt of Persons other than the Companies; provided, however, that, in no event shall “Consolidated Recourse Indebtedness” include any Indebtedness with respect to the Hyatt Chicago Capital Lease.

“Consolidated Secured Indebtedness” means, as of any date of determination, for the Companies on a consolidated basis, without duplication, all Indebtedness (excluding the Obligations) secured by a Lien on property owned or being purchased by such Person (including Indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse.

“Consolidated Tangible Asset Value” means, as of any date of determination, for the Companies on a consolidated basis, the value of all assets of the Companies as shown on the Parent’s most recent financial statements delivered pursuant to Section 7.01(a) and 7.01(b), minus the Intangible Assets of the Companies on that date.

“Consolidated Tangible Net Worth” means, as of any date of determination, for the Companies on a consolidated basis, Shareholders’ Equity of the Companies on that date minus the Intangible Assets of the Companies on that date.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for fraud, misapplication of cash, environmental claims, breach of representations or warranties, failure to pay taxes and insurance, and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financings of real estate. Notwithstanding the generality of the language included in this defined term, the terms set forth in the forms of guaranty agreement and environmental indemnity agreement attached hereto as Exhibit I shall be specifically included as Customary Recourse Exceptions.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to (i) the Eurodollar Rate, plus (ii) the Applicable Rate applicable to Eurodollar Rate Loans, plus (iii) 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that, as determined by Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit, within three (3) Business Days of the date required to be funded by it hereunder, unless such obligation is the subject of a good faith dispute, (b) has notified Borrower, or Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by Administrative Agent, to confirm in a manner satisfactory to Administrative Agent that it will comply with its funding obligations, unless the subject of a good faith dispute, provided that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Disposition” or “Dispose” means the sale, transfer, license, lease (other than a real estate lease entered into in the ordinary course of business as part of Property leasing operations) or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Environmental Assessment” has the meaning specified in Section 7.12(b).

“Environmental Claim” means any investigative, enforcement, cleanup, removal, containment, remedial, or other private or governmental or regulatory action at any time threatened, instituted, or completed pursuant to any applicable Environmental Law against any Company or against or with respect to any Real Property or any condition, use, or activity on any Real Property (including any such action against Administrative Agent or any Lender), and any claim at any time threatened or made by any Person against any Company or against or with respect to any Real Property or any condition, use, or activity on any Real Property (including any such claim against Administrative Agent or any Lender), relating to any Environmental Liability.

“Environmental Damages” means any and all Environmental Liability incurred, suffered, brought, or imposed at any time and from time to time, against any Indemnitee, whether before or after the Release Date and arising in whole or in part from: (a) the presence of any Hazardous Material on any Borrowing Base Property, or any escape, seepage, leakage, spillage, emission, release, discharge, or disposal of any Hazardous Material on or from any Borrowing Base Property, or the migration or release or threatened migration or release of any Hazardous Material to, from, or through any Borrowing Base Property, on or before the Release Date; or (b) any act, omission, event, or circumstance existing or occurring in connection with the handling, treatment, containment, removal, storage, decontamination, clean up, transport, or disposal of any Hazardous Material which is at any time on or before the Release Date present on any Borrowing Base Property; or (c) the breach of any representation, warranty, covenant, or agreement related to Hazardous Materials contained in this Agreement because of any event or condition occurring or existing on or before the Release Date; or (d) any violation in connection with a Borrowing Base Property on or before the Release Date, of any Environmental Law in effect on or before the Release Date, regardless of whether any act, omission, event, or circumstance giving rise to the violation constituted a violation at the time of the occurrence or inception of such act, omission, event, or circumstance; or (e) any Environmental Claim, or the filing or imposition of any environmental Lien against any Borrowing Base Property, because of, resulting from, in connection with, or arising out of any of the matters referred to in the preceding subsections (a) through (d); and regardless of whether any of the matters referred to in the preceding subsections (a) through (d) was caused by a Loan Party or a tenant or subtenant, or a prior owner of any Borrowing Base Property or its tenant or subtenant, or any third party.

“Environmental Indemnitors” has the meaning specified in Section 7.12(d), and “Environmental Indemnitor” means any one of the Environmental Indemnitors.

“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Releases of hazardous substances or wastes, air emissions, discharges to public waters, and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed by such Person or imposed on such Person with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of Parent or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal (within the meanings of Sections 4203 and 4205 of ERISA) by Parent or any ERISA Affiliate from a Multiemployer Plan or receipt by Parent of notice from any Multiemployer Plan that is in reorganization (within the meaning of Section 4241 of ERISA); (d) the filing of a notice of intent to terminate a Pension Plan under Section 4041 of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305

of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Parent or any ERISA Affiliate.

“Eurodollar Rate” means:

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

Notwithstanding any calculation of the Eurodollar Rate pursuant to clause (a) above, in no event shall the BBA Libor ever be less than zero percent (0.00%) per annum.

“Eurodollar Rate Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”

“Event of Default” has the meaning specified in Section 9.01.

“Exchangeable Senior Notes” means the 4.60% Exchangeable Senior Notes due in 2027, issued by Borrower pursuant to the Indenture, and the Indebtedness evidenced thereby.

“Exchangeable Senior Note Conditions” either (a) on or prior to the Exchangeable Senior Note Payment Date, the right of holders of the Exchangeable Senior Notes to require Borrower to repurchase Exchangeable Senior Notes on the Exchangeable Senior Note Payment Date shall have been eliminated, (b) on or prior to the Exchangeable Senior Note Payment Date, the Exchangeable Senior Notes shall have been refinanced, redeemed or defeased (or funds shall have been segregated and held in a trust or in escrow, on terms and conditions reasonably satisfactory to the Administrative Agent, for purposes of and in an amount sufficient to discharge all payment obligations with respect to the Exchangeable Senior Notes, other than the obligations of Parent to issue Equity Interests in connection with a conversion of any Exchangeable Senior Notes, in each case in a manner permitted hereunder, or (c) on any date on or after the date that is six (6) months prior to the Exchangeable Senior Note Payment Date, the Liquidity Condition is satisfied.

“Exchangeable Senior Note Payment Date” means the earliest date on which (a) the Exchangeable Senior Notes are repayable pursuant to the stated maturity thereof (b) any of the holders of the Exchangeable Senior Notes may require Borrower to repurchase their Exchangeable Senior Notes, or (c) the Exchangeable Senior Notes are required to be redeemed. As of the date hereof, the Exchangeable Senior Note Payment Date is January 15, 2013.

“Excluded Taxes” means, with respect to Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which Borrower is located, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by Borrower under Section 11.13), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 3.01(a)(ii) or (c), and any Taxes imposed with respect to the requirements of FATCA.

“Exclusion Event” has the meaning specified in Section 4.09.

“Exclusion Notice” has the meaning specified in Section 4.09.

“Existing Ground Lease” means each of the following, together with any amendments, assignments or modifications thereto, all of which collectively shall be referred to herein as the “Existing Ground Leases”:

(a) that certain Ground Lease dated June 9, 1989, between Sunstone Center Court, LLC, as tenant, and The Cerritos Redevelopment Agency, as landlord, as modified by (i) that certain Second Amendment and Modification to Cerritos Towne Center Area Development Plan 2 Third Amended and Restated Disposition and Development Agreement for Transpacific Development Company and Modification to Ground Lease dated December 7, 1993, by and among the City of Cerritos, the Cerritos Redevelopment Agency, Bloomfield Associates, and Cerritos Associates, L.P., (ii) that certain Second Amendment to Hotel Ground Lease dated May 31, 1996, by and among the City of Cerritos, the Cerritos Redevelopment Agency, and Cerritos Associates, L.P., (iii) that certain Seventh Amendment and Modification to Cerritos Towne Center Area Development Plan 2 Third Amended and Restated Disposition and Development Agreement for Transpacific Development Company and Modification of Ground Lease dated September 25, 1997, by and among the City of Cerritos, the Cerritos Redevelopment Agency, Bloomfield Associates, Cerritos Associates, L.P., and Cerritos Associates, LLC, (iv) that certain Third Amendment to Cerritos Towne Center Hotel Ground Lease (Phase IA-Building 2) dated April 28, 1998, by and among the City of Cerritos and Cerritos Associates, LLC, (v) that certain Eighth Amendment and Modification to Cerritos Towne Center Area Development Plan 2 Third Amended and Restated Disposition and Development Agreement for Transpacific Development Company and Fourth Amendment to Cerritos Towne Center Hotel Ground Lease dated July 22, 1999, by and among the City of Cerritos, the Cerritos Redevelopment Agency, Bloomfield

Associates, Cerritos Associates, L.P., and Cerritos Associates, LLC, (vi) that certain Ninth Amendment and Modification to Cerritos Towne Center Area Development Plan 2 Third Amended and Restated Disposition and Development Agreement for Transpacific Development Company dated May 9, 2002, by and among City of Cerritos, the Cerritos Redevelopment Agency, Bloomfield Associates, Cerritos Associates, L.P., and Cerritos Associates, LLC, (vii) that certain Fifth Amendment to Hotel Ground Lease dated June 27, 2005, by and among the City of Cerritos, the Cerritos Redevelopment Agency, and Sunstone Center Court, LLC, and (viii) that certain Assignment and Assumption of Ground Lease and Consent dated June 27, 2005, by and among Cerritos Associates, LLC and Sunstone Center Court, LLC;

(b) that certain Amended and Restated Lease Agreement dated April 1, 2005, between Sunstone Jamboree, LLC, as tenant, and JGKallins Investments Newport, LLC, as landlord, as modified by that certain Assignment of Lease dated May 13, 2005, by and among WHP Hotel Owner-1, L.P. and Sunstone Jamboree, LLC;

(c) that certain Ground Lease dated March 10, 1983, between Sunstone MacArthur, LLC, as tenant, and MacArthur 4500, LLC, as landlord, as modified by (i) that certain First Amendment to Ground Lease dated March 9, 1998, by and among Sammis Properties, L.P., Sutton Place MacArthur, LLC, and MacArthur Hotels Limited Partnership, (ii) that certain Assignment, Assumption and Amendment of Ground Lease, and Consent of Landlord dated October 12, 2004, by and among MacArthur Hotels Limited Partnership, Atrium Plaza, LLC, and MacArthur 4500, LLC, and (iii) that certain Assignment, Assumption and Amendment of Ground Lease, and Consent of Landlord dated May 10, 2005, by and among Atrium Plaza, LLC, Sunstone MacArthur, LLC, and MacArthur 4500, LLC;

(d) that certain Ground Lease dated August 28, 1997, between Sunstone OP Properties, LLC, as tenant, and Peacock, LLC, as landlord, as modified by (i) that certain Amendment Number One to Ground Lease dated September 2, 1997, by and among Sunstone Hotel Investors, L.P. and Peacock, LLC, (ii) that certain Amendment Number Two to Ground Lease dated January 23, 1998, by and among Sunstone Hotel Investors, L.P. and Peacock, LLC, (iii) that certain Amendment Number Three to Ground Lease dated January 26, 2002, by and among Sunstone OP Properties, LLC and Peacock, LLC, (iv) that certain Amendment Number Four to Ground Lease dated December 1, 2003, by and among Sunstone OP Properties, LLC and Peacock, LLC, and (v) that certain Letter Confirming Ground Rent Adjustment dated November 4, 2005, executed by Tarsadia Hotels; and

(e) that certain Ground Lease dated November 17, 1983, between Sunstone Sea Harbor, LLC, as tenant, and Sunstone Westwood, LLC, as landlord, as modified by (i) that certain Modification of Lease dated December 29, 1986, by and among Sea World of Florida, Inc. and SWW No. 1, (ii) that certain Side Letter dated December 29, 1986, by and among Sea World of Florida, Inc. and SWW No. 1, (iii) that certain Second Amendment to Lease dated October 31, 1989, by and among Sea World of Florida, Inc. and SWW No. 1, (iv) that certain Third Amendment to Lease dated November 3, 1990, by and among Sea World of Florida, Inc. and SWW No. 1, (v) that certain Side Letter dated February 8, 1991, by and among Sea World of Florida, Inc., HSH of Orlando, Inc., and SWW No. 1, (vi) that certain Side Letter dated September 23, 1994, executed by Busch Properties, Inc., (vii) that certain Assignment and Assumption of Ground Lease and Memorandum of Lease dated June 17, 2005, by and among SWW No. 1 and Sunstone Sea Harbor, LLC, and (viii) that certain Assignment and Assumption of Ground Lease and Other Intangible Property dated September 4, 2008, by and among Sea World of Florida, Inc. and Sunstone Westwood, LLC.

“Existing L/Cs” means the letters of credit listed on Schedule 8.03 hereto.

“Extended Maturity Date” has the meaning specified in Section 2.13(a).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by Administrative Agent.

“FF&E Reserves” means, with respect to any Property, reserves for capital improvements and other capital expenditures equal to the greater of (i) the assumed reserves stipulated in the Management Agreement with respect to such Property and (ii) four percent (4.00%) of the aggregate gross revenue from operations of such Property for such time period.

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which Borrower is resident for tax purposes (including such a Lender when acting in the capacity of the L/C Issuer). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Franchise Agreement” means each of the agreements described in Section (a) of Schedule 6.26, together with any amendments, assignments or modifications thereto, all of which collectively shall be referred to herein as the “Franchise Agreements”.

“Franchisor” means, with respect to each Franchise Agreement, the Person selected as the franchisor of the applicable Borrowing Base Property.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funds from Operations” means, for the Parent for any period, as reported in the “Adjusted Funds from Operations” reconciliation section of the Parent’s quarterly earnings release, the sum of (a) Consolidated Net Income plus (b) depreciation and amortization expense determined in accordance with GAAP excluding amortization expense attributable to capitalized debt costs plus (c) other non-

recurring expenses and acquisition closing costs that were capitalized prior to FAS 141-R of the Companies reducing such Consolidated Net Income which do not represent a recurring cash item in such period or any future period; provided that there shall not be included in such calculation (i) any proceeds of any insurance policy other than rental or business interruption insurance received by such Person, (ii) any gain or loss which is classified as “extraordinary” in accordance with GAAP, (iii) any capital gains and losses and taxes related to capital gains and losses, (iv) income (or loss) associated with third-party ownership of non-controlling Equity Interests, and (v) gains or losses on the sale of discontinued operations as detailed in the most-recent financial statements delivered pursuant to Section 7.01(a) or (b), as applicable.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranties” means the Parent Guaranty and the Subsidiary Guaranty, and “Guaranty” means any one of the Guaranties.

“Guarantors” means, collectively, Parent and each Subsidiary Guarantor, and “Guarantor” means any one of the Guarantors.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hyatt Chicago Capital Lease” means that certain Lease dated December 15, 1997 between American National Bank and Trust Company of Chicago, as land trustee, as landlord, and Oxford Wyn 633 Investment Company, L.L.C., as tenant, as amended by (a) that certain First Amendment to Lease dated January 12, 2000, between LaSalle Bank National Association (as successor to American National Bank and Trust Company of Chicago), as land trustee, and Oxford Wyn 633 Investment Company, L.L.C., (b) that certain Second Amendment to Lease dated October 1, 2000, between LaSalle Bank National Association (as successor to American National Bank and Trust Company of Chicago), as land trustee, and Oxford Wyn 633 Investment Company, L.L.C., (c) that certain Third Amendment to Lease dated October 1, 2000, between LaSalle Bank National Association (as successor to American National Bank and Trust Company of Chicago), as land trustee, and Oxford Wyn 633 Investment Company, L.L.C., and (d) that certain Fourth Amendment to Lease dated October 6, 2005, between Chicago Title Land Trust Company (as successor to LaSalle Bank National Association), as land trustee, and Patriot Mortgage Borrower, L.L.C. (as successor to Oxford Wyn 633 Investment Company, L.L.C.).

“IFRS” means the International Financial Reporting Standards adopted by the International Accounting Standards Board, and that are applicable to the circumstances as of the date of determination, consistently applied.

“Improvements” means any Loan Party’s interest in and to all on site and off site improvements to the Borrowing Base Properties, together with all fixtures, tenant improvements, and appurtenances now or later to be located on the Borrowing Base Properties and/or in such improvements.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) capital leases and Synthetic Lease Obligations;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” means Administrative Agent (and any sub-agent thereof), each Lender, the L/C Issuer, and each Related Party of any of the foregoing Persons.

“Indenture” means that certain Indenture, dated as of June 18, 2007, by and among Borrower, Parent, certain Subsidiaries of Parent, and Wells Fargo Bank, National Association, as amended by that certain First Supplemental Indenture, dated as of June 18, 2007, as further amended by that certain Second Supplemental Indenture, dated as of June 27, 2007, as further amended by that certain Third Supplemental Indenture, dated as of July 29, 2008, and as further amended by that certain Fourth Supplemental Indenture, dated as of May 20, 2009, as further amended from time to time.

“Information” has the meaning specified in Section 11.07.

“Initial Borrowing Base Properties” means the Properties listed on Schedule 4.01, and “Initial Borrowing Base Property” means any one of the Initial Borrowing Base Properties.

“Initial Maturity Date” means November 1, 2015.

“Insurance Proceeds” means the proceeds of any insurance to which such Loan Party may be entitled to, whether or not actually received.

“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs; provided, however, that, Intangible Assets shall specifically exclude “Intangibles from Investment in Hotel Properties” as reported on the Parent’s then most recent consolidated balance sheet as delivered pursuant to Section 7.01(a) or (b), as applicable.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or (in the case of any Eurodollar Rate Loan) converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by Borrower in its Committed Loan Notice; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998f” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lease” means each existing or future lease, sublease (to the extent of any Loan Party’s rights thereunder), or other agreement (other than an Acceptable Ground Lease or Operating Lease) under the terms of which any Person has or acquires any right to occupy or use any Borrowing Base Property, or any part thereof, or interest therein, and each existing or future guaranty of payment or performance thereunder.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower and Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven (7) days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to $50,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

“License Agreement” means each of the license agreements described in Section (b) of Schedule 6.26, together with any amendments, assignments or modifications thereto, all of which collectively shall be referred to herein as the “License Agreements”.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Liquidity Condition” means the condition that (a) the sum of: (i) the Available Commitments; plus (ii) cash on hand and Cash Equivalents of the Loan Parties (to the extent that such cash and Cash Equivalents are (A) available to the Loan Parties without any restriction that would impair the application thereto to pay Indebtedness within three (3) Business Days and (B) not subject to any Liens other than (1) Liens created under the Loan Documents or (2) Liens arising by operation of law, or bankers Liens and brokers Liens arising under customary account agreements entered into in the ordinary course of business, in each case that do not impair access to such cash or Cash Equivalents; less (iii) capital expenditures for which any Loan Party has entered into a Contractual Obligation for the payment or incurrence thereof during the period from the date of calculation through the Exchangeable Senior Note Payment Date; less (iv) to the extent not included in (iii) above, all costs (including the purchase price thereof) set forth in and related to, any agreements for the purchase of any Properties during the period from the date of calculation through the Exchangeable Senior Note Payment Date; less (v) $25,000,000, less (vi) all regularly scheduled principal payments on Indebtedness coming due for the period from the date of calculation through the Exchangeable Senior Note Payment Date, exceeds (b) zero.

“Loan” means an extension of credit by a Lender to Borrower under Article II in the form of a Committed Loan.

“Loan Documents” means this Agreement, each Note, the Security Documents, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15 of this Agreement, and the Guaranties.

“Loan Parties” means, collectively, Borrower, each Guarantor, and each “Pledgor” party to a Pledge Agreement (as defined in each such Pledge Agreement), and “Loan Party” means any one of the Loan Parties.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Management Agreement” means each of the agreements described on Schedule 6.25, together with any amendments, assignments or modifications thereto, all of which collectively shall be referred to herein as the “Management Agreements”.

“Manager” means, with respect to each Management Agreement, the Person selected as the manager of the applicable Borrowing Base Property, or any subsequent manager of the applicable Borrowing Base Property.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of Borrower or the Companies taken as a whole; (b) a material impairment of the rights and remedies of Administrative Agent or any Lender under any Loan Document, or of the ability of the Companies, taken as a whole, to perform their collective obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Environmental Event” means, with respect to any Borrowing Base Property, (a) a violation of any Environmental Law with respect to such Borrowing Base Property, or (b) the presence of any Hazardous Materials on, about, or under such Borrowing Base Property in violation of Environmental Laws, which, in each case, could reasonably be expected to be a Material Property Event.

“Material Lease” means (a) each Operating Lease and (b) each other Lease of a Borrowing Base Property (or any portion thereof) whose annual base rent exceeds $100,000 and with an initial term exceeding 5 years.

“Material Property Event” means, with respect to any Borrowing Base Property, the occurrence of any event or circumstance occurring or arising after the date of this Agreement that could reasonably be expected to result in a (a) material adverse effect with respect to the financial condition or the operations of such Borrowing Base Property, (b) material adverse effect on the Appraised Value of such

Borrowing Base Property, or (c) material adverse effect on the ownership of such Borrowing Base Property.

“Material Title Defects” means, with respect to any Borrowing Base Property, defects, Liens (other than Liens for local real estate taxes and similar local governmental charges), and other encumbrances in the nature of easements, servitudes, restrictions, and rights-of-way that would customarily be deemed unacceptable title exceptions for a prudent lender (i.e., a prudent lender would reasonably determine that such exceptions, individually or in the aggregate, materially impair the value or operations of the Borrowing Base Property in question, would prevent the Borrowing Base Property from being used in the manner in which it is currently being used, or could reasonably be expected to result in a violation of any Law which would reasonably be expected to result in a Material Property Event); provided, however, that Material Title Defects shall not include any Liens or other encumbrances that existed as of the date of this Agreement and that are reflected in the Title Insurance Commitments and are acceptable to Administrative Agent and Required Lenders, or are listed on Schedule 8.01.

“Maturity Date” means the later of (a) the Initial Maturity Date and (b) if Initial Maturity Date is extended to the Extended Maturity Date pursuant to Section 2.13, such Extended Maturity Date as determined pursuant to such Section; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day, and provided further that if on any date which is six (6) months or less prior to the Exchangeable Senior Note Payment Date, the Exchangeable Senior Note Conditions are not met, then such date shall be the Maturity Date.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgageability Amount” means, as of any date of determination, the maximum Outstanding Amount which could be covered by the then applicable Mortgageability Debt Service Coverage Ratio, over a twelve (12) month period by the Adjusted NOI of the Borrowing Base Properties for the most recently ended twelve (12) months, assuming payments would be required to be made over a twenty-five (25) year amortization, with level payments of interest and assuming an interest rate equal to the greater of: (i) the most recent rate published on such date in the United States Federal Reserve Statistical Release (H.15) for ten (10) year Treasury securities, plus two and one-half percent (2.50%) per annum; and (ii) six and one-half percent (6.50%) per annum.

“Mortgageability Debt Service Coverage Ratio” means 1.50 to 1.00.

“MSA” means a Metropolitan Statistical Area, as determined in the most current listing published by the United States Office of Management and Budget.

“Multiemployer Plan” means any “multi-employer plan” as defined in Section 4001(a)(3) of ERISA, to which Parent or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including Parent or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Newport Fairmont” means the Fairmont branded Property located at 4500 MacArthur Boulevard, Newport Beach, California 92660.

“Newport Hyatt” means the Hyatt branded Property located at 1107 Jamboree Road, Newport Beach, California 92660.

“Non-Recourse Debt” means, for any Person, any Indebtedness of such Person in which the holder of such Indebtedness may not look to Borrower or any Guarantor personally for repayment, other than to the extent of any security therefor or pursuant to Customary Recourse Exceptions.

“Note” means a promissory note made by Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, and shall also include all present and future indebtedness, obligations, and liabilities now or hereafter owed to any Lender or any Affiliate of a Lender, arising from, by virtue of, or pursuant to (x) any Swap Contract relating to the principal amount of the Committed Loans and (y) any cash management or related services including the automatic clearing house transfer of funds by any Lender or any Affiliate of a Lender for the account of any Loan Party pursuant to agreement or overdrafts.

“Occupancy Rate” means, for any Property, for any period, the percentage of the occupied room nights divided by available room nights.

“Operating Lease” means each of the lease agreements described in Schedule 6.30, together with any amendments, assignments or modifications thereto, all of which collectively shall be referred to herein as the “Operating Leases”.

“Operating Lessee” means the lessee under each Operating Lease.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (i) with respect to Committed Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by Borrower of Unreimbursed Amounts.

“Parent” has the meaning specified in the introductory paragraph hereto.

“Parent Guaranty” means the Guaranty made by Parent in favor of Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit E-1.

“Participant” has the meaning specified in Section 11.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan including a Multiple Employer Plan, in either case, that is maintained or is contributed to by Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Disposition” means the Disposition of a Borrowing Base Property or Disposition of the Equity Interests of any Subsidiary or other Person that directly or indirectly owns a Borrowing Base Property (other than Sunstone PledgeCo, LLC) for which (a) Administrative Agent shall have received, for the benefit of Lenders, all amounts required to be prepaid as a result of such Disposition pursuant to Section 2.04(b) and (b) Borrower shall have delivered to Administrative Agent a Borrowing Base Report and Compliance Certificate certifying that no Default would exist after giving effect to such Permitted Disposition and demonstrating that Borrower is in compliance with Section 4.08 after giving effect to such Disposition, including the exclusion of such Borrowing Base Property from the Borrowing Base.

“Permitted Financial Covenant Non-Compliance Period” has the meaning specified in the last paragraph of Section 8.14.

“Permitted Liens” means Liens permitted pursuant to Section 8.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PIP” means, with respect to any Borrowing Base Property, any final and binding property improvement plan, property condition report, property deficiency report, or similar correspondence or reports from any Franchisor or Manager to the applicable Borrowing Base Property Owner with respect to such Borrowing Base Property.

“Plans” means the plans and specifications for the Borrowing Base Properties, including existing or proposed Improvements, and all modifications thereof and additions thereto that are included as part of the Plans in accordance with the terms of this Agreement.

“Platform” has the meaning specified in Section 7.02.

“Pledge Agreement” means each Pledge Agreement executed by Parent, Borrower, and each other Subsidiary with respect to the Pledged Equity, substantially in the form attached hereto as Exhibit F.

“Pledged Equity” means a perfected, first lien security interest in favor of Administrative Agent, for the benefit of Lenders, in all Equity Interests of each Borrowing Base Property Owner and each wholly-owned Subsidiary of Borrower that directly owns a Borrowing Base Property Owner; provided, however, that, the Pledged Equity shall specifically exclude any Equity Interests on which the Administrative Agent has released its Lien pursuant to Section 2.17.

“Preferred Equity Interests” means, with respect to any Person, Equity Interests issued by such Person that are entitled to preference or priority over any other Equity Interests issued by such Person any distribution of such Person’s property or assets, whether by dividend or upon liquidation.

“Properties” means hotel properties or land on which any hotel property exists, in each case, owned by any Company, and “Property” means any one of the Properties.

“Property Information” has the meaning specified in Section 4.11.

“Public Lender” has the meaning specified in Section 7.02.

“Qualified Franchisor” shall mean (a) Marriott International, Inc., Hilton Worldwide, Hyatt Hotels Corporation, Starwood Hotels & Resorts, Wyndham Hotel Group, InterContinental Hotels Group plc, Hard Rock International, Kimpton Hotels and Restaurant Group, Inc., Omni Hotels and Resorts, Fairmont, or Morgans Hotel Group, (b) a nationally recognized franchisor, in operation for not less than five (5) years and licensing at least ten (10) full-service hotels located in major metropolitan areas (including at least five (5) hotels that are similar in size, scope, class, use and value as the Property being licensed by such Person), which hotels in the aggregate have a number of rooms not less than ten (10) times the number of rooms of such Property, or (c) a reputable and experienced franchisor reasonably approved by Administrative Agent possessing experience in flagging hotel properties located in major metropolitan areas that are similar in size, scope, class, use and value as the Property being licensed by such Person; provided, in each case, such Person must not have been party to any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors within seven (7) years prior to the licensing of the applicable Property by such Person.

“Qualified Manager” means (a) Marriott International, Inc., Starwood Hotels & Resorts, Intercontinental Hotels Group plc, Hilton Worldwide, Hard Rock International, Kimpton Hotels & Restaurant Group, Inc., Morgans Hotel Group, Co., Davidson Hotel Company, Sage Hospitality, Interstate Hotels & Resorts, Inc., Denihan Hospitality Group, Crestline Hotels & Resorts, Inc., Pyramid Hotel Group, LLC, Highgate Hotels, LLC, Fairmont, or Crescent Hotel Group, or (b) a nationally recognized management organization in operation for not less than five (5) years and managing at least ten (10) full-service hotels located in major metropolitan areas (including at least five (5) hotels that are similar in size, scope, class, use and value as the Property being managed by such Person), which hotels in the aggregate have a number of rooms not less than ten (10) times the number of rooms of such Property, or (c) a reputable and experienced management organization reasonably approved by Administrative Agent, possessing experience in managing hotel properties located in major metropolitan areas that are similar in size, scope, class, use and value as the Property being managed by such Person; provided, in each case, such Person must not have been party to any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors within seven (7) years prior to the proposed management of the Property by such Person.

“Quincy Marriott” means the Marriott branded Property located at 1000 Marriott Drive, Quincy, Massachusetts 02169.

“Real Property” of any Person means all of the right, title, and interest of such Person in and to land, Improvements, and fixtures, including ground leases.

“REAs” means each construction, operation, and reciprocal easement agreements or similar agreements (including any separate agreements or other agreements between Borrower and one or more other parties to any REA with respect to such REA) affecting any Borrowing Base Property or any portion thereof, and “REA” means any one of the REAs.

“Recourse Debt” means, for any Person, Indebtedness of such Person that is not Non-Recourse Debt.

“Register” has the meaning specified in Section 11.06(c).

“REIT” means a “real estate investment trust” for purposes of the Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including the abandonment or discarding of barrels, containers or other closed receptacles containing any Hazardous Materials).

“Release Date” means the date on which the Obligations have been paid in full and, all Commitments have been terminated.

“Renaissance Orlando” means the Renaissance branded Property located at 5445 Forbes Place, Orlando, Florida 32812.

“Rents” means all of the rents, revenue, income, profits, and proceeds derived and to be derived from each Borrowing Base Property or arising from the use or enjoyment of any portion thereof or from any Lease, including but not limited to the proceeds from any negotiated lease termination or buyout of such Lease, liquidated damages following default under any such Lease, all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the any Borrowing Base Property, all rights to recover monetary amounts from any tenant in bankruptcy including, without limitation, rights of recovery for use and occupancy and damage claims arising out of Lease defaults, including rejections, under any applicable Debtor Relief Law, together with any sums of money that may now or at any time hereafter be or become due and payable to a Loan Party by virtue of any and all royalties, overriding royalties, bonuses, delay rentals, and any other amount of any kind or character arising under any and all present and all future oil, gas, mineral, and mining leases covering any Borrowing Base Property or any part thereof, and all proceeds and other amounts paid or owing to any Loan Party under or pursuant to any and all contracts and bonds relating to the construction or renovation of any Borrowing Base Property.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Reporting Date” means the date that is seven (7) months prior to the Exchangeable Senior Note Payment Date.

“Reporting Officer” means a Responsible Officer that is the chief executive officer, president, chief financial officer, treasurer, or controller of a Loan Party.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Lenders” means, as of any date of determination, Lenders (excluding Defaulting Lenders) having more than fifty percent (50%) of the Aggregate Commitments or, if the Commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02, Lenders (excluding Defaulting Lenders) holding in the aggregate more than fifty percent (50%) of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 5.01, the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restoration” means, following the occurrence of a Casualty or a Condemnation which is of a type necessitating the repair of a Borrowing Base Property, the completion of the repair and restoration of such Borrowing Base Property as nearly as possible to the condition such Borrowing Base Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Administrative Agent, and in accordance with applicable Laws.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Company, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to Parent’s or Borrower’s stockholders, partners or members (or the equivalent Person thereof).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Security Documents” means:

(a) each Pledge Agreement;

(b) estoppel letters, consents, comfort letters, or other confirming agreements and/or subordination, non-disturbance and attornment agreements executed in connection with each (i) Acceptable Ground Lease, (ii) Management Agreement, (iii) Franchise Agreement, and (iv) License Agreement;

(c) all other agreements, documents, and instruments, securing the Obligations or any part thereof, as shall from time to time be executed and delivered by Borrower, Subsidiary Guarantors, or any other Person in favor of Administrative Agent; and

(d) all renewals, extensions, and restatements of, and amendments and supplements to, any of the foregoing.

“Share” means, for any Person, such Person’s share of the assets, liabilities, revenues, income, losses, or expenses of a Subsidiary or an Unconsolidated Affiliate based upon such Person’s percentage ownership of Equity Interests of such Subsidiary or Unconsolidated Affiliate.

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Companies as of that date determined in accordance with GAAP.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. and its successors.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Parent.

“Subsidiary Guarantors” means, as of any date, (a) all Subsidiaries of Parent owning a Borrowing Base Property, (b) Sun CHP I, Inc., a Delaware corporation, (c) Sun SHP II, LLC, a Delaware limited liability company, and (d) each other Company that is a direct holder of a Borrowing Base Property Owner’s Equity Interests, and, in each case, that has executed a Subsidiary Guaranty, which has not been released from its obligations under its Guaranty, pursuant to Section 2.17(d), and “Subsidiary Guarantor” means any one of the Subsidiary Guarantors.

“Subsidiary Guaranty” means the Guaranty made by each Subsidiary Guarantor in favor of Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit E-2.

“Super Majority Lenders” means, as of any date of determination, Lenders (excluding Defaulting Lenders) having at least sixty-six and two-thirds percent (66 2/3%) of the Aggregate Commitments or, if the Commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02, Lenders (excluding Defaulting Lenders) holding in the aggregate at least sixty-six and two-thirds percent (66 2/3%) of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Super Majority Lenders.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means $25,000,000.

“Title Company” means First American Title Insurance Company or such other title insurance company acceptable to Administrative Agent.

“Title Insurance Commitments” means the commitments to issue the title insurance policies acceptable to Administrative Agent and Required Lenders, issued by the Title Company for each Borrowing Base Property, along with copies of all instruments creating or evidencing exceptions or encumbrances to title.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Trustee” means Wells Fargo Bank, National Association, as Trustee under the Indenture, together with its successors and assigns.

“Type” means with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“Unconsolidated Affiliate” means any Person in which a Company has an Equity Interest and whose financial results would not be consolidated under GAAP with the financial results of Parent on the consolidated financial statements of Parent.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unused Fee Percentage” means a percentage per annum equal to (a) at all times in which the Unused Portion is greater than fifty percent (50%) of the Aggregate Commitments, thirty five one hundredths of one percent (0.35%) and (b) at all times in which the Unused Portion is less than or equal to fifty percent (50%) of the Aggregate Commitments, one quarter of one percent (0.25%); provided, however, that, for any portion of the Aggregate Commitments that are unavailable to be advanced pursuant to the terms of this Agreement, the Unused Fee Percentage shall be a percentage per annum equal to seventy-five hundredths of one percent (0.75%).

“Unused Portion” means the daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.16.

“Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all the Equity Interests (other than in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or Controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and Intangible Assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Companies shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) Changes in GAAP or IFRS. If at any time any change in GAAP (or, if the Companies are required to adopt IFRS, then IFRS), would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or Required Lenders shall so request, Administrative Agent, the Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or IFRS, as applicable (subject to the approval of Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP or IFRS, as applicable, prior to such change therein and (ii) Borrower shall provide to Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or IFRS, as applicable. Notwithstanding any change from GAAP to IFRS, the Companies shall still be required to report all financial calculations pursuant to this Agreement in accordance with GAAP, and to provide a reconciliation of such financial calculations from IFRS to GAAP.

(c) Consolidated Financial Results. All references herein to consolidated financial statements of the Companies or to the determination of any amount for the Companies on a consolidated basis (including the determination of Indebtedness of the Companies) or any similar reference shall, in each case, be deemed to (i) include (A) each variable interest entity that Parent is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein and (B) each Company’s (as the case may be, but without duplication) Share of their respective Unconsolidated Affiliates, and (ii) exclude, for financial statements of the Companies required to be delivered from the date of this Agreement through the fiscal period ending December 31, 2011, the amounts listed as “Discontinued Operations” and “Operations Held for Non-Sale Disposition” (together with all Indebtedness associated therewith) as set forth in the Companies financial statements dated as of June 30, 2010.

1.04 Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Article II.

The Commitments and Credit Extensions

2.01 Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Borrowing, (a) the Total Outstandings shall not exceed the lesser of (i) the Aggregate Commitments and (ii) the Borrowing Base, and (b) the aggregate Outstanding Amount of the Committed Loans of any Lender plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment and the Borrowing Base, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02 Borrowings, Conversions and Continuations of Committed Loans.

(a) Each Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon Borrower’s irrevocable notice to Administrative Agent, which may be given by telephone. Each such notice must be received by Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether Borrower is requesting a Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If

Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Committed Loan Notice, Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by Borrower, Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Committed Loan available to Administrative Agent in immediately available funds at Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), Administrative Agent shall make all funds so received available to Borrower in like funds as received by Administrative Agent either by (i) crediting the account of Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Administrative Agent by Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to Borrower as provided above.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of Required Lenders.

(d) Administrative Agent shall promptly notify Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, Administrative Agent shall notify Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than five (5) Interest Periods in effect with respect to Committed Loans.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of

Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the lesser of (1) the Borrowing Base and (2) the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) The L/C Issuer shall not issue any Letter of Credit, if:

(A) subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless Required Lenders have approved such expiry date; or

(B) the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $250,000;

(D) the Letter of Credit is to be denominated in a currency other than Dollars;

(E) any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(F) the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to Administrative Agent in Article X with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrower delivered to the L/C Issuer (with a copy to Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of Borrower. Such Letter of Credit Application must be received by the L/C Issuer and Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, Borrower shall furnish to the L/C Issuer and Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has received a copy of such Letter of Credit Application from Borrower and, if not, the L/C Issuer will provide Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii) If Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from Administrative Agent that Required Lenders have elected not to permit such extension or (2) from Administrative Agent, any Lender or Borrower that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the

L/C Issuer will also deliver to Borrower and Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify Borrower and Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), Borrower shall reimburse the L/C Issuer through Administrative Agent in an amount equal to the amount of such drawing. If Borrower fails to so reimburse the L/C Issuer by such time, Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 5.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to Borrower in such amount. Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.02 (other than delivery by Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrower or otherwise, including proceeds of Cash Collateral applied thereto by Administrative Agent), Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by Administrative Agent.

(ii) If any payment received by Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that Borrower or any Guarantor or Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Parent, Borrower or any Subsidiary.

Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower’s instructions or other irregularity, Borrower will immediately notify the L/C Issuer. Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower which Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit.

(h) Letter of Credit Fees. Borrower shall pay to Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.16(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in any letter agreement between Borrower and Administrative Agent, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day following the last day of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.04 Prepayments.

(a) Voluntary Prepayments. Borrower may, upon notice to Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.16, each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

(b) Mandatory Prepayments—Borrowing Base. If for any reason the Total Outstandings at any time exceed the lesser of (i) the Aggregate Commitments then in effect and (ii) the Borrowing Base, Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.04(b) unless after the prepayment in full of the Committed Loans the Total Outstandings exceed the lesser of (i) the Aggregate Commitments then in effect, and (ii) the Borrowing Base.

2.05 Termination or Reduction of Commitments. Borrower may, upon notice to Administrative Agent (which notice may be conditioned on closing of alternative financing), terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by Administrative Agent not later than 11:00 a.m. five (5) Business Days (or such shorter period as shall be acceptable to Administrative Agent) prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) Borrower shall not terminate or reduce the

Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit exceeds the amount of the Aggregate Commitments, such Letter of Credit Sublimit shall be automatically reduced by the amount of such excess. Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination. Unless the Aggregate Commitments are terminated in their entirety, the Aggregate Commitments shall not be less than $20,000,000.

2.06 Repayment of Loans.

Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

2.07 Interest.

(a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) (i) If any amount of principal of any Loan is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by Borrower under any Loan Document is not paid when due, whether at stated maturity, by acceleration or otherwise, then upon the request of Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the request of Required Lenders, while any Event of Default exists, Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.08 Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a) Unused Fee. Borrower shall pay to Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, an unused fee equal to the applicable Unused Fee Percentage times the Unused Portion. The unused fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The unused fee shall be calculated quarterly in arrears, and if there is any change in the Unused Fee Percentage during any quarter, the actual daily amount shall be computed and multiplied by the Unused Fee Percentage separately for each period during such quarter that such Unused Fee Percentage was in effect.

(b) Other Fees.

(i) Borrower shall pay to the Arrangers and Administrative Agent for their own respective accounts fees in the amounts and at the times specified in any letter agreement between Borrower, Administrative Agent, certain Lenders, and Arrangers regarding fees payable with respect to the Obligations. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.09 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which may result in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of Borrower or for any other reason, Borrower or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, Borrower shall immediately and retroactively be obligated to pay to Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States, automatically and without further action by Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(i) or 2.07(b) or under Article IX. Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.10 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through Administrative Agent, Borrower shall execute and deliver to such Lender (through Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.

2.11 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) Clawback.

(i) Funding by Lenders; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to Administrative Agent such Lender’s share of such Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then the applicable Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by Borrower, the interest rate applicable to Base Rate Loans. If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to Borrower by Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any

Committed Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.12 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.15, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations to any assignee or participant, other than an assignment to Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.13 Extension of Maturity Date.

(a) Requests for Extension. Borrower may, by notice to Administrative Agent (who shall promptly notify the Lenders) not earlier than ninety (90) days and not later than sixty (60) days prior to the Initial Maturity Date, request that each Lender extend such Lender’s Initial Maturity Date for an additional 364 days from the Initial Maturity Date (the “Extended Maturity Date”), and such requested extension will be granted subject to the satisfaction of the conditions set forth in clause (b) below.

(b) Conditions to Effectiveness of Extensions. As a condition precedent to such extension, (i) Borrower shall deliver to Administrative Agent a certificate of each Loan Party dated as of the Initial Maturity Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such extension and (B) in the case of Borrower, certifying that, before and after giving effect to such extension, (y) the representations and warranties contained in Article VI and the other Loan Documents are true and correct in all material respects on and as of the Initial Maturity Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.13, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 7.01, and (z) no Default exists, (ii) Administrative Agent shall have received, at Borrower’s expense, an Acceptable Borrowing Base Appraisal of each Borrowing Base Property dated not more than sixty (60) days prior to the Initial Maturity Date, and (iii) Borrower shall have paid to Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, an extension fee equal to the Aggregate Commitments as of the date of, and after giving effect to, such extension, times one fifth of one percent (0.20%).

2.14 Increase in Commitments.

(a) Request for Increase. Provided there exists no Default, upon notice to Administrative Agent (which shall promptly notify the Lenders), Borrower may from time to time, request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $200,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $10,000,000, (ii) Borrower may make a maximum of three (3) such requests, and (iii) no such request may be submitted after the date that is six (6) months prior to the then applicable Maturity Date. At the time of sending such notice, Borrower (in consultation with Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(b) Lender Elections to Increase. Each Lender shall notify Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c) Notification by Administrative Agent; Additional Lenders. Administrative Agent shall notify Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of Administrative Agent and the L/C Issuer (which approvals shall not be unreasonably withheld), Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to Administrative Agent and its counsel.

(d) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, Administrative Agent and Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. Administrative Agent shall promptly notify Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, Borrower shall deliver to Administrative Agent (i) a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (y) in the case of Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article VI and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01, (B) no Default exists, and (C) a Borrowing Base Report and (ii) a favorable opinion of outside counsel to the Loan Parties as to no conflict with or violation of any material debt document, in form and substance substantially similar in scope to the opinions delivered by Latham & Watkins, LLP on November 22, 2010 and on January 11, 2011 and as acceptable to Administrative Agent. Borrower shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

(f) Conflicting Provisions. This Section shall supersede any provisions in Section 2.12 or 11.01 to the contrary.

2.15 Cash Collateral.

(a) Certain Credit Support Events. Upon the request of Administrative Agent or the L/C Issuer (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of Administrative Agent, the L/C Issuer, Borrower shall deliver to Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender). Should any L/C Obligations be outstanding during a period that would otherwise qualify as a Permitted Financial Covenant Non-Compliance Period (other than the existence of such L/C Obligations), Borrower may immediately Cash Collateralize the then Outstanding Amount of such L/C Obligations to qualify for a Permitted Financial Covenant Non-Compliance Period.

(b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) Administrative Agent, for the benefit of Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, Borrower or the relevant Defaulting Lender will, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.04, 2.16 or 9.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.15 may be otherwise applied in accordance with Section 9.03), and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.16 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise, and including any amounts made available to Administrative Agent by that Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer hereunder; third, if so determined by Administrative Agent or requested by the L/C Issuer, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; fourth, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or the L/C

Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the L/C Issuer against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any unused fee pursuant to Section 2.08(a) for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) pursuant to Section 2.08(a) and (b) for any period during which that Lender is a Defaulting Lender (and Borrower shall (A) be required to pay to the L/C Issuer the amount of such fee allocable to its Fronting Exposure arising from that Defaulting Lender and (B) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.03, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Committed Loans of that Lender.

(b) Defaulting Lender Cure. If Borrower, Administrative Agent, and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.17	Collateral and Guaranties.

(a) Collateral. To secure the full and complete payment and performance of the Obligations, Borrower and certain Subsidiaries shall enter into a Pledge Agreement pursuant to which each such entity grants, pledges, assigns, and creates first priority Liens in favor of Administrative Agent (for the ratable benefit of Lenders) in 100% of the Pledged Equity.

(b) Guaranties. Pursuant to the Parent Guaranty, Parent shall unconditionally guarantee in favor of Administrative Agent and Lenders the full payment and performance of the Obligations. Pursuant to the Subsidiary Guaranty or any joinder thereto substantially in the form attached to the Subsidiary Guaranty, Parent and Borrower shall cause each Subsidiary that is required by the definition of “Subsidiary Guarantor” to execute a Subsidiary Guaranty unconditionally guaranteeing in favor of Administrative Agent and Lenders the full payment and performance of the Obligations, other than Subsidiaries who are, or whose Affiliates are, subject to any Contractual Obligation which prohibits such Subsidiary from guaranteeing the Obligations.

(c) Future Liens and Guaranties. Promptly upon the designation, formation, or acquisition of any new Subsidiary of any Company (x) that would be required to be a Subsidiary Guarantor pursuant to the terms of the definition thereof or (y) the Equity Interests of which would be required to be Pledged Equity as required by the definition thereof (each such new Subsidiary being referred to herein as the “Additional Assets”), Parent or Borrower shall (or shall cause the appropriate Subsidiary to) execute and deliver within 30 days, to Administrative Agent all further instruments and documents (including, without limitation, Pledge Agreements, all certificates and instruments representing shares of stock or other equity interests, a counterpart of the Subsidiary Guaranty, and documents of the types referred to in clauses 5.01(a)(v) and 5.01(a)(vi) of Section 5.01(a), and upon request, favorable opinions of counsel to such new Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documents to be delivered), all in form, content and scope reasonably satisfactory to Administrative Agent), and shall take all further action that may be necessary or desirable, or that Administrative Agent may reasonably request, to (a) grant, perfect, and protect Liens in favor of Administrative Agent for the benefit of Lenders in such Additional Assets, as security for the Obligations to the extent Liens are required in such assets pursuant to Section 2.17(a) or (b) to grant a Guarantee of the Obligations to the extent Guarantees are required for such Obligations pursuant to Section 2.17(b), it being expressly understood that the granting of such additional security and a Guaranty for the Obligations is a material inducement to the execution and delivery of this Agreement by each Lender, and provided that to the extent any Subsidiary or an Affiliate thereof is subject to any Contractual Obligation which prohibits the Equity Interests from being pledged to secure the Obligations or the granting of a Guaranty of the Obligations, no such pledge or Guarantee shall be required hereunder. Upon satisfying the terms and conditions hereof, (i) such Additional Assets shall be included in the “Collateral” for all purposes under the Loan Documents, and all references to the “Collateral” in the Loan Documents shall include the Additional Assets and (ii) such new Subsidiaries shall be included in the definition of “Subsidiary Guarantor” for all purposes under the Loan Documents, and all references to the “Subsidiary Guarantor” in the Loan Documents shall include such new Subsidiaries.

(d) Release of Collateral and Guaranties.

(i) Upon any sale, transfer, or disposition of Pledged Equity which is expressly permitted pursuant to the Loan Documents (or is otherwise authorized by requisite Lenders), and upon ten (10) Business Days’ (or such lesser time period agreed to by Administrative Agent in its sole discretion) prior written request by Borrower (which request must be accompanied by true and correct copies of (i) all documents of transfer or disposition, including any contract of sale, and (ii) all requested release instruments), Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of Liens granted to Administrative Agent for the benefit of Lenders pursuant hereto in such Pledged Equity and to release the Guaranty executed by such Subsidiary (and, to the extent such Person is not otherwise required to be a Guarantor and its Equity Interests are not otherwise required to be Pledged Equity hereunder after giving effect to such contemplated release, the Guaranty by the direct holder of such Subsidiary Guarantor’s Equity Interests and the Pledged Equity in such direct holder).

(ii) Upon the incurrence of any Indebtedness by a Subsidiary Guarantor which is expressly permitted pursuant to Section 8.03, in the case of any Borrowing Base Property Owner, or the existence of any Indebtedness by any other Subsidiary Guarantor, and upon ten (10) Business Days’ (or such lesser time period agreed to by Administrative Agent in its sole discretion) prior written request by Borrower, Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Guaranty executed by such Subsidiary or any other Subsidiary and the pledge of the Pledged Equity issued by such Subsidiary or any other Subsidiary; provided that, (A) the Indebtedness incurred by the applicable Subsidiary is secured by a Property, (B) the terms of such Indebtedness expressly prohibit such Subsidiaries from providing a Guarantee of the Obligations, or the pledge of the Equity Interests issued by the affected Subsidiaries, as applicable, and (C) Borrower has provided to Administrative Agent true and correct copies of all documents evidencing such Indebtedness.

(iii) The actions of Administrative Agent under this Section 2.17(d) are, in addition to the conditions set forth in clauses (i) and (ii) above, subject to the following: (i) no such release of Liens or Guaranties shall be granted if any Default would exist after giving effect thereto; (ii) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent’s opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens or Guaranty without recourse or warranty; (iii) such release shall not in any manner discharge, affect, or impair any other Obligations or Liens existing or arising under the Loan Documents, and (iv) in the event that the Pledged Equity or any Guaranty of any Borrowing Base Property Owner is requested to be released, then Borrower shall furnish Administrative Agent with evidence that after giving effect to such requested release, the Outstanding Amount shall not exceed the Borrowing Base.

Article III.

Taxes, Yield Protection and Illegality

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require Borrower or Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by Borrower or Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If Borrower or Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) Administrative Agent shall withhold or make such deductions as are determined by Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by Borrower. Without limiting the provisions of subsection (a) above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c) Tax Indemnifications.

(i) Without limiting the provisions of subsection (a) or (b) above, Borrower shall, and does hereby, indemnify Administrative Agent, each Lender and the L/C Issuer, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by Borrower or Administrative Agent or paid by Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Borrower shall also, and does hereby, indemnify Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to Borrower by a Lender or the L/C Issuer (with a copy to Administrative

Agent), or by Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(ii) Without limiting the provisions of subsection (a) or (b) above, each Lender and the L/C Issuer shall, and does hereby, indemnify Borrower and Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for Borrower or Administrative Agent) incurred by or asserted against Borrower or Administrative Agent by any Governmental Authority as a result of the failure by such Lender or the L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the L/C Issuer, as the case may be, to Borrower or Administrative Agent pursuant to subsection (e). Each Lender and the L/C Issuer hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d) Evidence of Payments. Upon request by Borrower or Administrative Agent, as the case may be, after any payment of Taxes by Borrower or by Administrative Agent to a Governmental Authority as provided in this Section 3.01, Borrower shall deliver to Administrative Agent or Administrative Agent shall deliver to Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to Borrower or Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Each Lender shall deliver to Borrower and to Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit Borrower or Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

(ii) Without limiting the generality of the foregoing, if Borrower is resident for tax purposes in the United States,

(A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to Borrower and Administrative Agent executed originals of IRS Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrower or Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(1) executed originals of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(2) executed originals of IRS Form W-8ECI,

(3) executed originals of IRS Form W-8IMY and all required supporting documentation,

(4) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of IRS Form W-8BEN, or

(5) executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made.

(iii) Each Lender shall promptly (A) notify Borrower and Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that Borrower or Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C

Issuer, as the case may be. If Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrower, upon the request of Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Administrative Agent, such Lender or the L/C Issuer in the event Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Borrower through Administrative Agent, (a) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates. If Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Administrative Agent will promptly so notify Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until Administrative Agent (upon the instruction of Required Lenders) revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04 Increased Costs; Reserves on Eurodollar Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

(ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such

Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Eurodollar Rate Loans. Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided Borrower shall have received at least ten (10) days’ prior notice (with a copy to Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower; or

(c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by Borrower pursuant to Section 11.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or Borrower is required to pay any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, Borrower may replace such Lender in accordance with Section 11.13.

3.07 Survival. All of Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of Administrative Agent.

Article IV.

Borrowing Base

4.01 Initial Borrowing Base. As of the Closing Date, the Borrowing Base shall consist of the Initial Borrowing Base Properties as set forth on Schedule 4.01.

4.02 Changes in Borrowing Base Calculation. Each change in the Borrowing Base shall be effective upon receipt of a new Borrowing Base Report pursuant to Section 7.02(b); provided that any increase in the Borrowing Base reflected in such Borrowing Base Report shall not become effective until the fifth (5th) Business Day following delivery thereof and provided further that any change in the Borrowing Base as a result of the receipt of a new Acceptable Borrowing Base Appraisal pursuant to Section 4.07 shall be effective upon the date that Administrative Agent approves such appraisal, and any change in the Borrowing Base as a result of the admission of an Acceptable Property into the Borrowing Base pursuant to Section 4.03 shall be effective upon the date that such Acceptable Property is admitted into the Borrowing Base.

4.03 Requests for Admission into Borrowing Base. Borrower shall provide Administrative Agent with a written request for a Property to be admitted into the Borrowing Base. Such request shall be accompanied by information regarding such Property including the following: (a) a general description of such Property’s location, market, and amenities; (b) a property description; (c) purchase information (including any contracts of sale and closing statements); (d) cash flow projections for the next three (3) years and operating statements for at least the previous three (3) years or since opening or acquisition if open or acquired less than three (3) years; (e) a property condition report; (f) the documents and information with respect to such Property listed in Section 4.11; and (g) such other information reasonably requested by Administrative Agent as shall be necessary in order for Administrative Agent and Required Lenders to determine whether such Property is eligible to be a Borrowing Base Property.

4.04 Eligibility. In order for a Property to be eligible for inclusion in the Borrowing Base, such Property shall have characteristics consistent with the following general guidelines:

(a) all Property Information shall be reasonably acceptable to Administrative Agent;

(b) no Material Title Defect or Material Property Event with respect to such Property shall exist;

(c) such Property shall have reasonably satisfactory access to public utilities;

(d) the admission of such Property into the Borrowing Base shall not breach any obligation of any Loan Party under any Contractual Obligation;

(e) the Environmental Assessment with respect to such Property shall not reveal any Material Environmental Event;

(f) such Property shall be an Acceptable Property; and

(g) the structural engineering report with respect to such Property shall not reveal any material defects.

4.05 Approval.

(a) Each Property that meets all of the requirements to be admitted to the Borrowing Base set forth in this Article IV shall be subject to Administrative Agent’s and Required Lenders’ approval for admission into the Borrowing Base. Notwithstanding the foregoing guidelines, Administrative Agent and Lenders hereby approve all Initial Borrowing Base Properties (i) as Acceptable Properties and (ii) for admission into the Borrowing Base; provided that, Administrative Agent and Lenders must receive and approve the documentation and other items marked as “Post-Closing Borrowing Base” on Schedule 5.03 with respect to the Initial Borrowing Base Properties, before any value will be assigned to the Initial Borrowing Base Properties for purposes of calculating the Borrowing Base.

(b) Any Property not meeting all of the requirements to be admitted to the Borrowing Base set forth in this Article IV shall be subject to the approval of Administrative Agent and the Super Majority Lenders.

(c) Upon receipt by Administrative Agent of the written request for a Property to be admitted into the Borrowing Base as set forth in Section 4.03, Administrative Agent shall within five (5) Business Days distribute a copy of such request to each Lender. Each Lender will have ten (10) Business Days from the date of such Lender’s receipt of such request to approve the inclusion of the proposed Property in the Borrowing Base. If Administrative Agent does not receive a response from a Lender regarding its approval of the Property within such ten (10) Business Day period, the admission of the Property into the Borrowing Base will be deemed approved by such Lender. If such Property is denied admission to the Borrowing Base by the affirmative vote of the Required Lenders, Borrower may request in writing that Administrative Agent re-submit such Property for a vote by the Super Majority Lenders as set forth in this clause (c).

4.06 Notice of Changes in Borrowing Base due to Admission of New Borrowing Base Properties. If a Property is admitted into the Borrowing Base after the date of this Agreement, then Administrative Agent shall notify Borrower and Lenders in writing of any changes to the Borrowing Base as a result of the admission of such Property into the Borrowing Base.

4.07 Appraisals of Borrowing Base Properties.

(a) Administrative Agent or Required Lenders will be entitled to obtain, at Borrower’s expense, once during each twelve (12) month period, an Acceptable Borrowing Base Appraisal of each Borrowing Base Property or any part thereof; provided that, in addition to the foregoing, Administrative Agent will be entitled to obtain additional Acceptable Borrowing Base Appraisals of any Borrowing Base Property or any part thereof if (i) a Default has occurred and is continuing; (ii) an Exclusion Event has occurred and is continuing; or (iii) an appraisal is required under applicable Law. Notwithstanding the foregoing, Administrative Agent shall, upon its reasonable belief that a Material Property Event has occurred with respect to a Borrowing Base Property, or is likely to occur, be entitled to obtain from time to time, at its own expense, an Acceptable Borrowing Base Appraisal for such Borrowing Base Property.

(b) Borrower may at its option request that Administrative Agent obtain, at Borrower’s expense, an Acceptable Borrowing Base Appraisal of any Borrowing Base Property or any part thereof, and Administrative Agent shall notify Borrower and Lenders in writing of any changes to the Borrowing Base as a result of the receipt of such Acceptable Borrowing Base Appraisal.

4.08 Release of Borrowing Base Property. Upon the written request of Borrower and so long as no Default would exist after giving effect to any requested release, Administrative Agent shall release a Borrowing Base Property from the Borrowing Base, and shall release the pledge of the Pledged Equity in the applicable Borrowing Base Property Owner and the Guaranty by the applicable Borrowing Base Property Owner (and, to the extent such Person is not otherwise required to be a Guarantor hereunder after giving effect to such contemplated release, the Guaranty by the direct holder of such Borrowing Base Property Owner’s Equity Interests); provided that (a) Administrative Agent shall have no obligation to release any such Borrowing Base Property or the pledge of the Pledged Equity of the Borrowing Base Property Owner without a Borrowing Base Report setting forth in reasonable detail the calculations required to establish the amount of the Borrowing Base without such Borrowing Base Property and a Compliance Certificate setting forth in reasonable detail the calculations required to show that the Loan Parties are in compliance with the terms of this Agreement without the inclusion of such Borrowing Base Property in the calculation of the Borrowing Base, in each case as of the day of such release and after giving effect to any such release and/or any Borrowing Base additions, (b) if the Borrowing Base Property has been Disposed of pursuant to a Permitted Disposition, Borrower shall have prepaid the amounts, if any, required by Section 2.04(b), and (c) Quincy Marriott, Newport Fairmont, and Newport Hyatt may only be released from the Borrowing Base under this Section 4.08 (i) with the approval of Administrative Agent and Super Majority Lenders and (ii) pursuant to (x) a Disposition to a third-party, non-Affiliate purchaser or (y) a substitution of such Property being released with an Acceptable Property, approved for admission to the Borrowing Base as set forth in this Article IV.

4.09 Exclusion Events. Each of the following events shall be an “Exclusion Event” with respect to a Borrowing Base Property:

(a) any Borrowing Base Property suffers a Material Environmental Event after the date of this Agreement (without regard to whether such Material Environmental Event constitutes a Default or Event of Default under this Agreement);

(b) a Material Property Event has occurred with respect to any Borrowing Base Property after the date such Property was admitted into the Borrowing Base (or in the case of a Casualty, in respect of such Borrowing Base Property, is reasonably likely to become a Material Property Event) and such Material Property Event continues for thirty (30) days; provided that Borrower shall have the right to a ten (10) Business Day extension to remedy any continuing situation so long as such Material Property Effect can be remedied and such Loan Party has been and continues to diligently pursue such remedy;

(c) a Lien securing claims in excess of $2,000,000 for the performance of work or the supply of materials which is established against a Borrowing Base Property, or any stop notice served on the owner of such Borrowing Base Property, Administrative Agent or a Lender, remains unsatisfied or unbonded for a period of thirty (30) days after the date of filing or service;

(d) any PIP reflecting any condition requiring corrective action shall be received by any Loan Party with respect to any Borrowing Base Property, and such condition remains uncured beyond the period allowed for cure stated in such PIP, or as otherwise agreed to in writing by the Franchisor or Manager, as applicable, with respect to such PIP;

(e) such Borrowing Base Property is abandoned;

(f) such Borrowing Base Property is so demolished, destroyed or damaged that, in the reasonable opinion of Administrative Agent, it cannot be restored or rebuilt with available funds to a profitable condition within a reasonable period of time and in any event, prior to the Maturity Date or in such manner as would result or does result in the termination of any Franchise Agreement, Management Agreement, or License Agreement applicable to such Borrowing Base Property; and

(g) any Condemnation which (i) would result in the blockage or substantial impairment of access or utility service to the Improvements with respect to such Borrowing Base Property, (ii) would cause such Borrowing Base Property to fail to comply with any Law, or (iii) is reasonably likely to result in a Material Property Event.

After the occurrence of any Exclusion Event, Administrative Agent shall promptly notify Lenders and Borrower (the “Exclusion Notice”) that, effective five (5) Business Days after the giving of such notice and for so long as such circumstance exists, such Property shall no longer be considered a Borrowing Base Property for purposes of determining the Borrowing Base. Borrowing Base Properties which have been subject to an Exclusion Event may be released from the Borrowing Base by Borrower; provided that such release shall be subject to the conditions for release set forth in Section 4.08 above.

If Administrative Agent delivers an Exclusion Notice and such Exclusion Event no longer exists, then Borrower may give Administrative Agent written notice thereof (together with reasonably detailed evidence of the cure of such condition) and such Borrowing Base Property shall, effective with the delivery by Borrower of the next Borrowing Base Report, be considered a Borrowing Base Property for purposes of calculating the Borrowing Base as long as such Borrowing Base Property meets all the requirements to be included in the Borrowing Base set forth in this Article IV. Any Property that is excluded from the Borrowing Base pursuant to this Section 4.09 may subsequently be reinstated as a Borrowing Base Property, even if an Exclusion Event exists, upon such terms and conditions as Administrative Agent and Super Majority Lenders may approve.

4.10 Guaranties. Pursuant to the Subsidiary Guaranties, each Borrowing Base Property Owner shall unconditionally guarantee in favor of Administrative Agent for the benefit of the Lenders the full payment and performance of the Obligations.

4.11 Documentation Required with Respect to Borrowing Base Properties. Borrower shall deliver, or shall cause the applicable Subsidiary to deliver (unless Administrative Agent is independently obtaining any item described below, in which case Borrower agrees to cooperate with Administrative Agent in obtaining such item, all at the expense of Borrower) each of the following with respect to each Property to be admitted to the Borrowing Base, including the Initial Base Borrowing Properties (the “Property Information”):

(a) unless otherwise agreed or approved by Administrative Agent, (i) two (2) hard copy prints or, if agreed by Administrative Agent, a legible electronic copy satisfactory to Administrative Agent, of either (1) a current as-built survey of each Borrowing Base Property and Improvements thereon, or (2) a non-current survey accompanied by an affidavit of the owner of the Borrowing Base Property satisfactory to Administrative Agent and the Title Company to the effect that the Property and Improvements depicted in the survey are the same as exist on the ground as of the current date of the affidavit, and all as is otherwise satisfactory to Administrative Agent and the Title Company; and (ii) a flood insurance policy in an amount required by Administrative Agent, but in no event less than the amount sufficient to meet the requirements of applicable law and the Flood Disaster Protection Act of 1973, or evidence satisfactory to Administrative Agent that such Property is not located in a flood hazard area;

(b) unless otherwise agreed or approved by Administrative Agent, true and correct copies of all existing Plans with respect to such Property within the possession or control of the Loan Parties (including the site plan) requested by Administrative Agent, together with evidence satisfactory to Administrative Agent that the same comply in all material respects to applicable requirements of Governmental Authorities;

(c) (i) true and correct copies of each Material Lease and any Guarantees thereof, and (ii) estoppel certificates and subordination and attornment agreements (including nondisturbance agreements if and to the extent agreed by Administrative Agent in its discretion), with respect to each Material Lease, in form and content satisfactory to Administrative Agent, from the tenants and subtenants as Administrative Agent may require;

(d) solely with respect to property located in an earthquake zone, an engineering report or structural inspection report for such Property that is (i) prepared by an engineering firm reasonably acceptable to the Administrative Agent, (ii) if requested by the Administrative Agent, addressed to the Administrative Agent, (iii) not more than 12 months old and (iv) otherwise in form and substance acceptable to the Administrative Agent;

(e) an Environmental Assessment of such Property, made within ninety (90) days prior to the date such Property is admitted to the Borrowing Base, showing that such Property is in compliance with Environmental Laws, and such additional evidence as may be required by Administrative Agent (all reports, drafts of reports, and recommendations, whether written or oral, from such engineering firm shall be made available and communicated to Administrative Agent);

(f) (i) evidence that such Property has fully adequate direct and free access to one or more public streets, dedicated to public use, fully installed and accepted by the appropriate Governmental Authority, that all fees, costs and expenses of the installation and acceptance thereof have been paid in full, and that there are no restrictions on the use and enjoyment of such streets which would adversely affect such Property; (ii) evidence that all applicable zoning ordinances, restrictive covenants, and Laws affecting such Property (A) permit the use for which such Property is intended and (B) have been or will be complied with without the existence of any variance, non-complying use, nonconforming use (other than a legally non-conforming use) or other special exception or if a variance, permit or special exception is required, such has been obtained and remains in full force and effect; (iii) evidence that such Property and all Improvements comply and will comply with all Laws regarding subdivision and platting and would so comply if such Property and the Improvements thereon were conveyed as a separate parcel; and (iv) evidence of compliance by Borrower or the applicable Loan Party and such Property, and any proposed construction, use and occupancy of the Improvements, with such other applicable Laws as Administrative Agent may request, including all Laws regarding access and facilities for handicapped or disabled persons including, without limitation and to the extent applicable, The Federal Architectural Barriers Act (42 U.S.C. § 4151 et seq.), The Fair Housing Amendments Act of 1988 (42 U.S.C. § 3601 et seq.), The Americans With Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.), The Rehabilitation Act of 1973 (29 U.S.C. § 794), and any applicable state requirements;

(g) evidence (i) of the identity of all taxing authorities and utility districts (or similar authorities) currently exercising ad valorem or real property taxing or assessment jurisdiction over such Property or any portion thereof; (ii) that all taxes, standby fees and any other similar charges due and payable have been paid, including copies of receipts or statements marked “paid” by the appropriate authority; and (iii) that such Property is a separate tax lot or lots with separate assessment or assessments of such Property and Improvements, independent of any other Property or improvements and, to the extent such Property is subject to any subdivision ordinance or Law, that such Property is a separate legally subdivided parcel;

(h) a Title Insurance Commitment from the Title Company (neither Parent nor Borrower nor their respective counsel shall have any interest, direct or indirect, in the Title Company or its agent);

(i) (i) evidence that, except for Permitted Liens, no contractor’s, supplier’s, mechanic’s or materialman’s Lien claim or notice, lis pendens, judgment, or other claim or encumbrance against such Property has been filed for record in the county where such Property is located or in any other public record which by Law provides notice of claims or encumbrances regarding such Property; (ii) a certificate or certificates of a reporting service acceptable to Administrative Agent, reflecting the results of searches made not earlier than forty-five (45) days prior to the date such Property is admitted to the Borrowing Base, (A) of the central and local Uniform Commercial Code records, showing, except for Permitted Liens, and Liens for taxes not yet due and payable, no filings against any of the Collateral or against Borrower or the applicable Loan Party related to the Property otherwise, except as consented to by Administrative Agent; and (B) if required by Administrative Agent, of the appropriate judgment and tax Lien records, showing no outstanding judgment or tax Lien against Borrower or the applicable Loan Party;

(j) an Acceptable Borrowing Base Appraisal of such Property;

(k) to the extent reasonably deemed necessary by Administrative Agent, an executed REA estoppel letter from each party to any REA for such Property;

(l) a true, correct, and complete copy of each Management Agreement, and to the extent required by Administrative Agent in its discretion, estoppel letters, consents, comfort letters, or other confirming agreements ;

(m) a true, correct, and complete copy of each Franchise Agreement and each License Agreement, and to the extent required by Administrative Agent in its discretion, estoppel letters, consents, comfort letters, or other confirming agreements;

(n) if such Property is held pursuant to an Acceptable Ground Lease, (i) true and correct copies of such Acceptable Ground Lease and any Guarantees thereof; (ii) to the extent required by Administrative Agent in its discretion, estoppel certificates executed by the lessor under such Acceptable Ground Lease, in form and content satisfactory to Administrative Agent; and (iii) evidence of Borrower’s or the applicable Loan Party’s compliance with such Acceptable Ground Lease;

(o) evidence of the insurance required pursuant to Section 7.07;

(p) operating statements (which shall be audited, to the extent available) with respect to such Property for each of the two (2) fiscal years (to the extent available) and capital expenditure history for the three (3) fiscal years immediately preceding, pro-forma operating statements or operating budgets and capital expenditure budgets, all of which are acceptable to Administrative Agent; and

(q) such other assurances, certificates, documents, consents, or opinions as Administrative Agent reasonably may require.

Article V.

Conditions Precedent to Credit Extensions

5.01 Conditions to Closing. The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent:

(a) Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to Administrative Agent and each of the Lenders:

(i) executed counterparts of this Agreement, the Guaranties, and the Security Documents, sufficient in number for distribution to Administrative Agent, each Lender and Borrower;

(ii) a Note executed by Borrower in favor of each Lender that has requested a Note at least two Business Days prior to the Closing Date;

(iii) Pledge Agreements executed by Borrower and Subsidiary Guarantors, as debtor, and delivered to Administrative Agent, as secured party for the ratable benefit of Lenders, granting and creating Liens in favor of Lenders in and to 100% of the issued and outstanding Pledged Equity of Subsidiary Guarantors, owned by such pledgor, together with (i) one or more financing statements, in favor of Administrative Agent, as secured party on behalf of Lenders, covering all such Pledged Equity, and (ii) delivery to Administrative Agent of all certificated Pledged Equity, together with executed blank stock powers for each certificate delivered, all in form acceptable to Administrative Agent;

(iv) To the extent requested by Administrative Agent, Lien searches in the name of each Loan Party, and any other name(s) as Administrative Agent may deem appropriate in such Loan Party’s jurisdiction of formation and each state or jurisdiction where such Loan Party maintains an office or has real property, showing no financing statements or other Lien instruments of record except for Permitted Liens or Liens being released on the Closing Date;

(v) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(vi) such documents and certifications as Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(vii) favorable opinions of (A) Latham & Watkins, LLP, counsel to the Loan Parties, (B) in-house counsel to the Loan Parties, and (C) Maryland counsel to Parent, each addressed to Administrative Agent and each Lender, as to the matters set forth in Exhibit G and such other matters concerning the Loan Parties and the Loan Documents as Required Lenders may reasonably request;

(viii) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or to the extent such consents, licenses and approvals are permitted to be delivered after the date hereof pursuant to Section 5.03 or (B) stating that no such consents, licenses or approvals are so required;

(ix) a certificate signed by a Responsible Officer of Borrower certifying (A) that the conditions specified in Sections 5.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(x) a duly completed Borrowing Base Report and Compliance Certificate as of the last day of the fiscal quarter of Borrower ended on June 30, 2010, signed by a Responsible Officer of Borrower;

(xi) the Property Information required pursuant to Section 4.11 with respect to each of the Initial Borrowing Base Properties;

(xii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect; and

(xiii) such other assurances, certificates, documents, consents or opinions as Administrative Agent, the L/C Issuer, or Required Lenders reasonably may require.

(b) Any fees required to be paid on or before the Closing Date shall have been paid.

(c) Unless waived by Administrative Agent, Borrower shall have paid all fees, charges and disbursements of counsel to Administrative Agent (directly to such counsel if requested by Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrower and Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 10.03, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

5.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a) The representations and warranties of Borrower and each other Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 5.02, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d) After giving effect to the Credit Extension, the Total Outstandings shall not exceed the Borrowing Base.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

5.03 Post Closing Items. Each Lender hereby waives receipt of the items listed on Schedule 5.03 (the “Post-Closing Items”) as a condition precedent to the effectiveness of this Agreement; provided that, notwithstanding Lenders’ waiver of the Post-Closing Items as a condition precedent to the effectiveness of this Agreement, Borrower acknowledges and agrees that (a) if Borrower fails to provide to Administrative Agent any Post Closing Item marked as “Post-Closing Required” on Schedule 5.03, in form and substance acceptable to Administrative Agent, on or before the close of business on the date set forth opposite such Post Closing Item on Schedule 5.03, then an Event of Default shall exist under this Agreement, (b) Borrower shall, from the date of this Agreement through January 31, 2011, exercise commercially reasonable efforts to provide to Administrative Agent any Post Closing Item marked as “Post-Closing Commercially Reasonable Efforts” on Schedule 5.03, in form and substance acceptable to Administrative Agent, and (c) until Borrower shall provide to Administrative Agent each Post Closing Item marked as “Post-Closing Borrowing Base” on Schedule 5.03 with respect to any Initial Borrowing Base Property, in form and substance acceptable to Administrative Agent, such Initial Borrowing Base Property shall not be included in the calculation of the Borrowing Base.

Article VI.

Representations and Warranties

Each of Parent and Borrower represents and warrants to Administrative Agent and the Lenders that:

6.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except in each case referred to in clause (b) or clause (c) to the extent that the same could not reasonably be expected to have a Material Adverse Effect.

6.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document; except to the extent that the same could not reasonably be expected to have a Material Adverse Effect.

6.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

6.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Companies as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Companies as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The unaudited consolidated and consolidating balance sheet of the Companies dated June 30, 2010, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Companies as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

6.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Parent or Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Company or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

6.07 No Default. No Company is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

6.08 Ownership of Property; Liens. Each Company has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of each Loan Party is subject to no Liens, other than Permitted Liens.

6.09 Environmental Compliance.

(a) The Companies conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof Parent and Borrower have reasonably concluded that, with respect to the Borrower, the Borrowing Base Properties, and the Borrowing Base Property Owners, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) After due inquiry and investigation in accordance with good commercial or customary practices to determine whether contamination is present on any Borrowing Base Property, or elsewhere as a result of the off-site disposal of Hazardous Materials by the Loan Parties in connection with any Borrowing Base Property, without regard to whether Administrative Agent or any Lender has or hereafter obtains any knowledge or report of the environmental condition of such Borrowing Base Property, except as may be indicated in the environmental assessment reports delivered to Administrative Agent in connection with its due diligence investigations in connection with this Agreement (the “Environmental Reports”): (i) during the period of any Loan Party’s ownership of each of the Borrowing Base Properties, except in the ordinary course of business of operating each of the Borrower Base Properties as a hotel, such Borrowing Base Property has not been used for landfill, dumping, or other waste disposal activities or operations, for generation, storage, use, sale, treatment, processing, recycling, or disposal of any Hazardous Material, for underground or aboveground storage tanks, or for any other use that could reasonably be expected to cause a Material Property Event, and to each Company’s actual knowledge, no such use on any adjacent property occurred at any time prior to the date hereof which could reasonably be expected to cause a Material Property Event; (ii) to the best of each Company’s knowledge, except as otherwise disclosed to Administrative Agent in writing, there is no Hazardous Material, storage tank (or similar vessel) whether underground or otherwise, sump or well currently on any Borrowing Base Property which could reasonably be expected to cause a Material Property Event; (iii) except as could not reasonably be expected to cause a Material Property Event, no Company has received any written notice of, or has any knowledge of, any Environmental Claim or any completed, pending, proposed or threatened investigation or inquiry concerning the presence or release of any Hazardous Material on any Borrowing Base Property or to its actual knowledge on any adjacent property or concerning whether any condition, use or activity on any Borrowing Base Property or any adjacent property is in violation of any Environmental Law; (iv) except as could not reasonably be expected to cause a Material Property Event, the present conditions, uses, and activities on each Borrowing Base Property do not violate any Environmental Law and the use of any Borrowing Base Property which any Company (and each tenant and subtenant) makes and intends to make of any Borrowing Base Property complies and will comply with all applicable Environmental Laws; (v) no Borrowing Base Property appears on the National Priorities List, any federal or state “superfund” or “superlien” list, or any other list or database of properties maintained by any local, state, or federal agency or department showing properties which are known to contain or which are suspected of containing a Hazardous Material; (vi) no Company has ever applied for and been denied environmental impairment liability insurance coverage relating to any Borrowing Base Property; and (vii) no Company has, nor, to any Company’s knowledge, have any tenants or subtenants, been denied any permit or authorization to construct, occupy, operate, use, or conduct any activity on any Borrowing Base Property by reason of any Environmental Law.

Even though a Loan Party may have provided Administrative Agent with an Environmental Assessment or other environmental report together with other relevant information regarding the environmental condition of the Borrowing Base Properties, Borrower acknowledges and agrees that Administrative Agent is not accepting any Property as a Borrowing Base Property based solely on that assessment, report, or information. Rather Administrative Agent has relied on the assessments, reports, and representations and warranties of Borrower in this Agreement, and Administrative Agent is not waiving any of its rights and remedies in the environmental provisions of this Agreement or any other Loan Document.

6.10 Insurance. The properties of the Companies are insured with financially sound and reputable insurance companies not Affiliates of any Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Companies operates.

6.11 Taxes. The Companies have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Company that would, if made, have a Material Adverse Effect. No Company is party to any tax sharing agreement that would reasonably be expected to have a Material Adverse Effect.

6.12 ERISA Compliance.

(a) Except as would not reasonably be expected to have a Material Adverse Effect: (i) each Benefit Plan and each Pension Plan is in compliance in all respects with the applicable provisions of ERISA, the Code and other Federal or state laws, and (ii) Parent and Borrower and to the knowledge of Parent and Borrower, each ERISA Affiliate have made all required contributions to each Pension Plan and each Multiemployer Plan (if any), and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made by Parent, Borrower or, to the knowledge of Parent or Borrower, any ERISA Affiliate, with respect to any Pension Plan. Each Benefit Plan and each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS or is entitled to rely on a favorable opinion letter, in either case, to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS.

(b) There are no pending or, to the best knowledge of Parent and Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Benefit Plan or Pension Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules by Parent or Borrower or, to the knowledge of Parent and Borrower, by any other party, with respect to any Benefit Plan, Pension Plan or Multi-Employer Plan, in any case, that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) Except as would not reasonably be expected to result in a Material Adverse Effect, (i) No ERISA Event has occurred, and neither Parent nor Borrower is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) Parent and Borrower and, to the knowledge of Parent and Borrower, each ERISA Affiliate have met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither Parent nor Borrower knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither Parent nor Borrower nor, to the knowledge of Parent or Borrower, any ERISA Affiliate, has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither Parent nor Borrower nor, to the knowledge of Parent or Borrower, any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

6.13 Subsidiaries; Equity Interests. Parent and Borrower have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 6.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 6.13 free and clear of all Liens. Neither Parent nor Borrower has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 6.13.

6.14 Margin Regulations; Investment Company Act.

(a) Neither Parent nor Borrower is engaged and will not engage, principally or as one of their important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b) None of Parent, Borrower, any Person Controlling Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

6.15 Disclosure. There is no material fact or condition relating to the Loan Documents or the financial condition, business, or property of any Company which would reasonably be expected to result in a Material Adverse Effect and which has not been related, in writing, to Administrative Agent. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Company to Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) which taken as a whole, contained, at the time of its delivery, any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading; provided that, with respect to projections, estimates and other forward looking information, Parent and Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

6.16 Compliance with Laws. Each Company is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.17 Taxpayer Identification Number. Borrower’s true and correct U.S. taxpayer identification number is set forth on Schedule 11.02.

6.18 Intellectual Property; Licenses, Etc. Parent, Borrower and their Subsidiaries own, or possess the right to use, all of the material trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except those which could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of Parent and Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower or any Subsidiary materially infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

6.19 Damages/Condemnation/Zoning. With respect to each Borrowing Base Property, the Improvements have not been damaged (ordinary wear and tear excepted) and not repaired and are not the subject of any pending or, to any Loan Party’s knowledge, threatened Condemnation or adverse zoning proceeding, except as could not reasonably be expected to cause a Material Property Event.

6.20 Representations Concerning Leases. A true and correct copy of each Material Lease, and each Guarantee thereof (if any), affecting any part of the Borrowing Base Properties has been delivered to Administrative Agent and no such Material Lease or Guarantee contains any option to purchase all or any portion of any Borrowing Base Property or any interest therein or contains any right of first refusal relating to any sale of any Borrowing Base Property or any portion thereof or interest therein.

6.21 Ground Lease Representations.

(a) The Loan Parties have delivered true and correct copies each Acceptable Ground Lease as required by Section 4.11(n).

(b) Each Acceptable Ground Lease relating to a Borrowing Base Property is in full force and effect.

(c) To each Loan Party’s knowledge, (i) there are no defaults or terminating events under any Acceptable Ground Lease relating to a Borrowing Base Property by any Loan Party or any ground lessor thereunder, and (ii) no event has occurred which but for the passage of time, or notice, or both would constitute a default or terminating event under any Acceptable Ground Lease relating to a Borrowing Base Property except for such defaults or terminating events specifically disclosed to Administrative Agent in writing.

(d) All rents, additional rents, and other sums due and payable under each Acceptable Ground Lease relating to a Borrowing Base Property have been paid in full.

(e) No Loan Party nor the ground lessor under any Acceptable Ground Lease relating to a Borrowing Base Property has commenced any action or given or received any notice for the purpose of terminating such Acceptable Ground Lease.

(f) Each Loan Party’s interest in each Acceptable Ground Lease relating to a Borrowing Base Property is not subject to any Liens or encumbrances other than the ground lessor’s related fee interest, Permitted Liens, Material Title Defects and other items shown on the Title Insurance Commitments which the Administrative Agent has accepted, and Liens for taxes not yet due and payable.

6.22 Material Agreements. There exists no default under any contracts material to the business of any Loan Party that could reasonably be expected to have a Material Adverse Effect.

6.23 Labor Matters. There are no actual or threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by the employees of any Loan Party that could have a Material Adverse Effect. Hours worked by and payment made to employees of each Loan Party have not been in violation of the Fair Labor Standards Act or any other Laws, other than any such violations which could not, individually or collectively, have a Material Adverse Effect. All payments due from any Loan Party on account of employee health and welfare insurance have been paid or accrued as a liability on its books, other than any such non-payment which could not, individually or collectively, have a Material Adverse Effect.

6.24 Reciprocal Agreements.

(a) No Loan Party is currently in default in any respect (nor has any notice been given or received with respect to an alleged or current default) under any of the terms and conditions of any REA, and each REA remains unmodified and in full force and effect, in each case, except where such failure could not reasonably be expected to cause a Material Property Event.

(b) All sums due and owing by any Loan Party to the other parties to each REA (or by the other parties to each REA to such Loan Party) pursuant to the terms of such REA, have been paid, are current, and no lien has attached on the applicable Borrowing Base Property (or threat thereof been made) for failure to pay any of the foregoing except, in each case, where such failure could not reasonably be expected to cause a Material Property Event.

6.25 Management Agreements. Each Management Agreement is described in Schedule 6.25, as such schedule may be updated from time to time by Borrower. To the best of each Loan Party’s knowledge, each Management Agreement is in full force and effect and there is no default or terminating event thereunder by any party thereto and, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default or terminating event thereunder except for: (a) such defaults or terminating events specifically disclosed to Administrative Agent in writing, (b) those which could not reasonably be expected to cause a Material Property Event, and (c) in the case of any default by any Manager under any Management Agreement, a replacement Qualified Manager has entered into a Management Agreement to replace the defaulting Manager within ninety (90) days following such default. No management fees under any Management Agreement are accrued and unpaid except as provided or permitted under the express terms of such Management Agreement.

6.26 Franchise Agreements; License Agreements. To the best of each Loan Party’s knowledge, each Franchise Agreement and each License Agreement is in full force and effect and there is no default or terminating event thereunder by any party thereto and, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default or terminating event thereunder except for: (a) such defaults or terminating events specifically disclosed to Administrative Agent in writing, and (b) those which could not reasonably be expected to cause a Material Property Event, and (c) in the case of any default by any Franchisor under any Franchise Agreement, a replacement Qualified Franchisor has entered into a Franchise Agreement to replace the defaulting Franchisor within the ninety (90) days following such default. As of the date hereof, no unpaid fees are due and payable under any Franchise Agreement or any License Agreement, including, without limitation, any license fees, franchise fees, reservation fees, and royalties except as provided or permitted under the express terms of such Franchise Agreement or License Agreement. Each Franchise Agreement is set forth in Section (a) of Schedule 6.26 and each License Agreement is set forth in Section (b) of Schedule 6.26, as such Schedule may be updated from time to time by Borrower.

6.27 Certificate of Occupancy; Licenses. All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of each Borrowing Base Property by any Loan Party as a hotel for its current uses and amenities (collectively, the “Licenses”), have been obtained and are in full force and effect and are not subject to revocation, suspension or forfeiture, in each case except to the extent it would not reasonably be expected to create a Material Property Event. Borrowers shall keep and maintain all Licenses necessary for the operation of each Collateral Property as a hotel for its other uses and amenities. Each Borrowing Base Property is used exclusively for hotel purposes and other appurtenant and related uses including but not limited to restaurants and lounges, and such use is in conformity with the certificate of occupancy issued for such Borrowing Base Property, in each case except to the extent it would not reasonably be expected to create a Material Property Event.

6.28 Solvency. No Loan Party (a) has entered into the transaction or executed this Agreement or any other Loan Document with the actual intent to hinder, delay or defraud any creditor and (b) has not received reasonably equivalent value in exchange for its obligations under the Loan documents. After giving effect to any Credit Extension, the fair saleable value of each Loan Party’s assets exceeds and will, immediately following the making of any such Credit Extension, exceed such Loan Party’s total liabilities, including subordinated, unliquidated, disputed and contingent liabilities. No Loan Party’s assets constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted, nor will its assets constitute unreasonably small capital immediately following the making of any Credit Extension. No Loan Party intends to incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by such Loan Party and the amounts to be payable on or in respect of obligations of such Loan Party).

6.29 REIT Status of Parent. Commencing with its taxable year ending December 31 2004, Parent has been organized and operated in conformity with the requirements for qualification as a REIT.

6.30 Operating Leases.

(a) (i) Each Operating Lease is in full force and effect and has not been modified or amended in any manner whatsoever, (ii) there are no defaults under any Operating Lease by any party thereunder, and no event has occurred which but for the passage of time, or notice, or both would constitute a default under such Operating Lease, (iii) all rents, additional rents and other sums due and payable under each Operating Lease have been paid in full, and (iv) neither the Operating Lessee nor the applicable lessor under each Operating Lease has commenced any action or given or received any notice for the purpose of terminating such Operating Lease;

(b) The applicable interests of the Operating Lessee and the applicable Borrowing Base Property Owners in the Operating Leases are not subject to any Liens (other than Permitted Liens);

(c) The Operating Leases do not impose restrictions on subletting; and

(d) Each Operating Lease is set forth on Schedule 6.30.

6.31 PIPs. Each Loan Party has responded to and either cured, or is diligently seeking a cure within the applicable cure period, of all action items listed in any PIP with respect to any Borrowing Base Property, or compliance therewith has been waived.

Article VII.

Affirmative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each of Parent and Borrower shall, and shall (except in the case of the covenants set forth in Sections 7.01, 7.02, and 7.03) cause each Company to:

7.01 Financial Statements. Deliver to Administrative Agent, in form and detail satisfactory to Administrative Agent and Required Lenders:

(a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of Parent (commencing with the fiscal year ended December 31, 2010), or, if earlier, fifteen (15) days after the date required to file with the SEC, a consolidated balance sheet of the Companies as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young or such other independent certified public accountant of nationally recognized standing reasonably acceptable to Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Parent, or, if earlier, five (5) days after the date required to file with the SEC, a consolidated balance sheet of the Companies as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of Parent’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of Parent’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Reporting Officer of Parent as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Companies in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) as soon as available, but in any event at least fifteen (15) days before the end of each fiscal year of Parent, forecasts prepared by management of Parent, in form satisfactory to

Administrative Agent and Required Lenders, of consolidated balance sheets and statements of income or operations and cash flows of the Companies on a monthly basis for the immediately following fiscal year (including the fiscal year in which the Maturity Date occurs); and

(d) (i) as soon as reasonably practicable, but in any event at least fifteen (15) days before the end of each fiscal year of Parent, a capital and operating budget for each Borrowing Base Property; and (ii) as soon as reasonably practicable but in any event within thirty (30) days after the end of each fiscal quarter, a statement of all income and expenses in connection with each Borrowing Base Property, including a comparison to the budget, each certified in writing as true and correct by Responsible Officer of Parent.

As to any information contained in materials furnished pursuant to Section 7.02(d), Parent and Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of Parent and Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

7.02 Certificates; Other Information. Deliver to Administrative Agent, in form and detail satisfactory to Administrative Agent and Required Lenders:

(a) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a duly completed Compliance Certificate signed by a Reporting Officer of Borrower (which delivery may, unless Administrative Agent requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(b) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a duly completed Borrowing Base Report signed by a Reporting Officer of Borrower (which delivery may, unless Administrative Agent requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(c) promptly after any request by Administrative Agent, copies of any detailed audit reports, material management letters or material recommendations submitted to the board of directors (or the audit committee of the board of directors) of Parent by independent accountants in connection with the accounts or books of any Company, or any audit of any of them;

(d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Parent, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Administrative Agent pursuant hereto;

(e) promptly, and in any event within ten (10) Business Days upon reasonable request by Administrative Agent, but no more often than once each fiscal quarter, information concerning the Borrowing Base Properties, including, without limitation, operating statements, capital expenditure budgets, copies of leases, copies of existing Environmental Assessments, and copies of existing property inspection reports;

(f) promptly after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(g) promptly after receipt thereof by any Loan Party, copies of any final and binding PIPs relating to any Borrowing Base Property;

(h) a calculation of the Liquidity Condition (i) as of the end of each fiscal quarter through and including the fiscal quarter ending immediately preceding the Reporting Date, concurrently with the delivery of each Compliance Certificate as set forth in clause (a) above, and (ii) after the Reporting Date, as of the last day of each calendar month commencing with the month ending immediately following the Reporting Date through and including the Exchangeable Senior Note Payment Date, to be delivered by the 30th day after the end of each such month; and

(i) promptly, such additional information regarding the business, financial or corporate affairs of Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower posts such documents, or provides a link thereto on Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that: (i) Borrower shall deliver paper copies of such documents to Administrative Agent or any Lender upon its request to Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender and (ii) Borrower shall notify Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Borrower hereby acknowledges that (a) Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) Administrative Agent and the

Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

7.03 Notices. Promptly notify Administrative Agent:

(a) of the occurrence of any Default;

(b) of (i) breach or non-performance of, or any default under, a Contractual Obligation of any Company; (ii) any dispute, litigation, investigation, proceeding or suspension between any Company and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Company, including pursuant to any applicable Environmental Laws, in each case which could reasonably be expected to result in a Material Adverse Effect;

(c) of the occurrence of any ERISA Event or the amendment of a Multiemployer Plan that is treated as a termination under ERISA Section 4041A;

(d) of any litigation, arbitration or governmental investigation or proceeding instituted or threatened against a Borrowing Base Property, and any material development therein which, if determined adversely to the Loan Parties, could reasonably be expected to become a Material Property Event;

(e) of any actual or threatened Condemnation of any material portion of a Borrowing Base Property, any negotiations with respect to any such taking, or any loss of or substantial damage to any Borrowing Base Property, together with copies of any and all papers served in connection with such proceedings;

(f) of any notice received by any Company with respect to the cancellation, alteration that would reasonably be expected to have a Material Adverse Effect, or non renewal of any insurance coverage maintained with respect to any Borrowing Base Property;

(g) of any required permit, license, certificate or approval with respect to any Borrowing Base Property that lapses or ceases to be in full force and effect or written claim from any person that any Borrowing Base Property, or any use, activity, operation or maintenance thereof or thereon, is not in compliance with any Law, in each case, which could reasonably be expected to result in a Material Property Event;

(h) of the occurrence of any Exclusion Event;

(i) of any material change in accounting policies or financial reporting practices by any Company, including any determination by Borrower referred to in Section 2.09(b);

(j) of (i) the giving to any Loan Party of any notice of any default by any Loan Party under any Acceptable Ground Lease and deliver to Administrative Agent a true copy of each such notice within five (5) Business Days of such Loan Party’s receipt thereof, and (ii) any bankruptcy, reorganization, or insolvency of the landlord under any Acceptable Ground Lease or of any notice thereof, and deliver to Administrative Agent a true copy of such notice within five (5) Business Days of any Loan Parties’ receipt;

(k) on any date on which the Liquidity Condition is required to be satisfied but is not satisfied; and

(l) of any report, study, inspection, or test that indicates any material adverse condition relating to any Borrowing Base Property or any Improvements, which reasonably could result in a Material Property Event.

Each notice pursuant to this Section 7.03 shall be accompanied by a statement of a Responsible Officer of Parent setting forth details of the occurrence referred to therein and stating what action Parent and/or Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

7.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon a Company or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Company; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Company; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness and only to the extent that the failure to pay the same would constitute an Event of Default.

7.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

7.06 Maintenance of Properties. Keep all Properties including, without limitation, the Borrowing Base Properties in good order, repair, operating condition, and appearance, causing all necessary repairs, renewals, replacements, additions, and Improvements to be promptly made, and not allow any of the Borrowing Base Properties to be misused, abused or wasted or to deteriorate (ordinary wear and tear excepted), except where the failure to do so could reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, no Borrowing Base Property Owner shall, without the prior written consent of Administrative Agent make any structural alteration to a Borrowing Base Property or any other alteration thereto which materially impairs the value thereof.

7.07 Maintenance of Insurance.

(a) Obtain and maintain, at Borrower or the applicable Loan Party’s sole expense: (a) property insurance with respect to all insurable property of such Loan Party, against loss or damage by fire, lightning, windstorm, explosion, hail, tornado and such additional hazards as are presently included in special form (also known as “all-risk”) coverage and against any and all acts of terrorism and such other insurable hazards as Administrative Agent may require, in an amount not less than one hundred percent (100%) of the full replacement cost, including the cost of debris removal, without deduction for depreciation and sufficient to prevent any Loan Party and Administrative Agent and Lenders from becoming coinsurers; (b) if and to the extent any portion of any Borrowing Base Property or the Improvements is, under the Flood Disaster Protection Act of 1973 (for purposes of this Section, “FDPA”), as it may be amended from time to time, in a Special Flood Hazard Area, within a Flood Zone designated A or V in a participating community, a flood insurance policy in an amount required by Administrative Agent, but in no event less than the amount sufficient to meet the requirements of applicable Law and the FDPA, as such requirements may from time to time be in effect; (c) general liability insurance, on an “occurrence” basis against claims for “personal injury” liability, including bodily injury, death, or property damage liability, for the benefit of the Loan Parties as named insureds and Administrative Agent for the benefit of Lenders as additional insured; (d) statutory workers’ compensation insurance with respect to any work on or about any of the Borrowing Base Properties (including employer’s liability insurance, if required by Administrative Agent), covering all employees and contractors of each Loan Party; and (e) such other insurance on the Borrowing Base Properties and endorsements as may from time to time be required by Administrative Agent (including but not limited to soft cost coverage, automobile liability insurance, business interruption insurance, or delayed rental insurance, boiler and machinery insurance, earthquake insurance, wind insurance, sinkhole coverage, and/or permit to occupy endorsement) and against other insurable hazards or casualties which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height, type, construction, location, use and occupancy of buildings and Improvements. Sublimits shall be permitted where insurance capacity is restricted and to the extent commercially available for comparable properties on similar terms. All insurance policies shall be issued and maintained by insurers, in amounts, with deductibles, limits and retentions, and in forms satisfactory to Administrative Agent acting reasonably and reflective of then current market practices of similarly situated property owners. All insurance companies providing insurance required pursuant to this Agreement or any other Loan Document must be licensed to do business in the state in which the Borrowing Base Property is located and must have an A. M. Best Company financial and performance ratings of A-:IX or better. All insurance policies maintained, or caused to be maintained, with respect to the Borrowing Base Properties, except for general liability insurance, shall provide that each such policy shall be primary without right of contribution from any other insurance that may be carried, Administrative Agent or any Lender and that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. If any insurer which has issued an insurance policy pursuant to this Agreement or any other Loan Document becomes insolvent or is the subject of any petition, case, proceeding or other action pursuant to any Debtor Relief Law, or if in Administrative Agent’s reasonable opinion the financial responsibility of such insurer is or becomes inadequate, each Loan Party shall in each instance promptly upon its discovery thereof or upon the request of Administrative Agent therefor, promptly obtain and deliver to Administrative Agent a like policy (or, if and to the extent permitted by Administrative Agent, acceptable evidence of insurance) issued by another insurer, which insurer and policy meet the requirements of this Agreement or such other Loan Document, as the case may be.

(b) Cause all certificates of insurance or other evidence of each initial insurance policy to be delivered to Administrative Agent on or prior to the Closing Date, with all premiums fully paid current, and each renewal or substitute policy (or evidence of insurance) shall be delivered to Administrative Agent, with all premiums fully paid current, at least ten (10) days before the termination of the policy it renews or replaces.

(c) Pay all premiums on policies required hereunder as they become due and payable and promptly deliver to Administrative Agent evidence satisfactory to Administrative Agent of the timely payment thereof. If any loss occurs at any time when the Loan Parties have failed to perform the Loan Parties’ covenants and agreements in this Section 7.07 with respect to any insurance payable because of loss sustained to any part of any Borrowing Base Property or otherwise, whether or not such insurance is required by Administrative Agent and the Lenders, Administrative Agent and the Lenders shall nevertheless be entitled to the benefit of all insurance covering the loss and held by or for a Loan Party, to the same extent as if it had been made payable to Administrative Agent for the benefit of Lenders.

(d) Cause all insurance policies provided for or contemplated by this Section 7.07 with respect to the assets and properties of the Loan Parties that constitute Collateral to name the applicable Loan Party as the insured. In addition, such insurance policies shall provide for at least thirty (30) days’ (or ten (10) days in the case of termination for non-payment) prior written notice to Administrative Agent of any material modification or cancellation of such policy.

7.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

7.09 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP (or, if the Companies are required to adopt IFRS, then IFRS) consistently applied shall be made of all financial transactions and matters involving the assets and business of Parent or such Company, as the case may be.

7.10 Inspection Rights. Permit representatives and independent contractors of Administrative Agent and each Lender to visit and inspect and photograph any Borrowing Base Property and any of its other properties, to examine its corporate, financial and operating records, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (provided that the Loan Parties shall have the right to have their representatives present at any meeting with the independent public accountants), all subject to confidentiality constraints and at the expense of Borrower and at such reasonable times during normal business hours and once annually unless reasonably requested more frequently by Administrative Agent, upon reasonable advance notice to the applicable Loan Party; provided, however, that when an Event of Default exists Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of Borrower at any time during normal business hours. Any inspection or audit of the Borrowing Base Properties or the books and records, including recorded data of any kind or nature, regardless of the medium of recording including, without limitation, software, writings, plans, specifications and schematics of Borrower or the applicable Loan Party, or the procuring of documents and financial and other information, by Administrative Agent on behalf of itself or on behalf of Lenders shall be for Administrative Agent’s and Lenders’ protection only, and shall not constitute any assumption of responsibility to Borrower or anyone else with regard to the condition, construction, maintenance or operation of the Borrowing Base Properties nor Administrative Agent’s approval of any certification given to Administrative Agent nor relieve Borrower or any other Loan Party of Borrower’s or any other Loan Party’s obligations.

7.11 Use of Proceeds. Use the proceeds of the Credit Extensions for working capital, capital expenditures, acquisition financing, repayment of Indebtedness, and general corporate purposes, including acquisitions of property, not in contravention of any Law or of any Loan Document.

7.12 Environmental Matters.

(a) Violations; Notice to Administrative Agent.

(i) Not cause, commit, permit, or allow to continue (A) any violation of any Environmental Law which could reasonably be expected to cause a Material Adverse Effect: (I) by any Loan Party; and (II) by or with respect to the Borrowing Base Properties or any use of or condition or activity on the Borrowing Base Properties, or (B) the attachment of any environmental Liens on the Borrowing Base Properties;

(ii) Except as could not reasonably be expected to cause a Material Adverse Effect, shall not place, install, dispose of, or release, or cause, permit, or allow the placing, installation, disposal, spilling, leaking, dumping, or release of, any Hazardous Material or storage tank (or similar vessel) on the Borrowing Base Properties; provided, however, that any Hazardous Material or storage tank (or similar vessel) disclosed in the Environmental Reports or otherwise permitted pursuant to any tenant lease affecting any Borrowing Base Property shall be permitted on any Borrowing Base Property so long as such Hazardous Material or storage tank (or similar vessel) is maintained in compliance with all applicable Environmental Laws;

(iii) Promptly upon request deliver to Administrative Agent a copy of each report pertaining to any Borrowing Base Property or to any Loan Party prepared by or on behalf of such Loan Party in response to any Environmental Claim; and

(iv) Immediately advise Administrative Agent in writing of (i) discovery of any Hazardous Material on any Borrowing Base Property that could reasonably be expected to cause a Material Property Event or (ii) any Environmental Claim, in each case as soon as such Loan Party first obtains knowledge thereof, including a full description of the nature and extent of the Environmental Claim and/or Hazardous Material and all relevant circumstances.

(b) Site Assessments and Information. If Administrative Agent shall ever have good cause to believe that any Hazardous Material affects any Borrowing Base Property which could cause a Material Property Event, or if any Environmental Claim is made against a Borrowing Base Property Owner or a Borrowing Base Property, or if an Event of Default shall have occurred and be continuing, then if requested by Administrative Agent, at Borrower’s expense, deliver to Administrative Agent from time to time, in each case within sixty (60) days after Administrative Agent’s request, an Environmental Assessment (hereinafter defined) made after the date of Administrative Agent’s request. As used in this Agreement, the term “Environmental Assessment” means a report of an environmental assessment of the applicable Borrowing Base Property and of such scope (including but not limited to the taking of soil borings and air and groundwater samples and other above and below ground testing) as Administrative Agent may request, by a consulting firm approved by Administrative Agent, which approval will not be unreasonably withheld and made in accordance with ASTM standard practice, which is (i) either addressed to Administrative Agent or subject to a reliance letter reasonably satisfactory to Administrative Agent, (ii) in form and substance reasonably acceptable to Administrative Agent, and (iii) accompanied by a certification from Borrower that it is complying in good faith with the recommendations set forth therein. If any Loan Party fails to furnish Administrative Agent within ten (10) days after Administrative Agent’s request with a copy of an agreement with an acceptable environmental consulting firm to provide such Environmental Assessment, or if any Loan Party fails to furnish to Administrative Agent such Environmental Assessment within sixty (60) days after Administrative Agent’s request, Administrative Agent may cause any such Environmental Assessment to be made at Borrower’s expense and risk. Each Loan Party shall cooperate with each consulting firm making any such Environmental Assessment and shall supply to the consulting firm, from time to time and promptly on request, all information reasonably available to the applicable Loan Party to facilitate the completion of the Environmental Assessment. Administrative Agent and its designees are hereby granted access to the Borrowing Base Properties at any time or times, upon reasonable notice (which may be written or oral), and a license which is coupled with an interest and irrevocable, to make or cause to be made such Environmental Assessments. Administrative Agent may disclose to any information Administrative Agent ever has about the environmental condition or compliance of the Borrowing Base Properties to the extent required by Law or as permitted by Section 11.07. Administrative Agent shall be under no duty to make any Environmental Assessment of the Borrowing Base Properties, and in no event shall any Environmental Assessment by Administrative Agent be or give rise to a representation that any Hazardous Material is or is not present on the Borrowing Base Properties, or that there has been or shall be compliance with any Environmental Law, nor shall Borrower or any other Person be entitled to rely on any Environmental Assessment made by Administrative Agent or at Administrative Agent’s request. Neither Administrative Agent nor any Lender owes any duty of care to protect any Loan Party or any other Person against any Hazardous Material or other adverse condition affecting the Borrowing Base Properties.

(c) Remedial Actions. If any Hazardous Material is discovered on any Borrowing Base Property at any time and regardless of the cause, which is in violation of any Environmental Law, promptly, Borrower shall or shall cause the applicable Loan Party to, at the Loan Parties’ sole risk and expense, to the extent required by Environmental Laws, remove, treat, and dispose of the Hazardous Material in compliance with all applicable Environmental Laws and solely under the applicable Loan Party’s name (or if removal is prohibited by any Environmental Law, take whatever action is required by Environmental Law), in addition to taking such other action as is necessary to have the full use and benefit of such Borrowing Base Property as currently conducted, and Borrower shall provide Administrative Agent with satisfactory evidence thereof. Within sixty (60) days after completion of such remedial actions, the applicable Loan Party shall obtain and deliver to Administrative Agent an Environmental Assessment of the applicable Borrowing Base Property made after such completion and confirming to Administrative Agent’s satisfaction that all required remedial action as stated above has been taken and successfully completed and that there is no evidence or suspicion of any contamination or risk of contamination on the applicable Borrowing Base Property or any adjacent property, or of violation of any Environmental Law, with respect to any such Hazardous Material. During the continuance of an Event of Default, Administrative Agent on behalf of Lenders may, but shall never be obligated to, remove or cause the removal of any Hazardous Material from any Borrowing Base Property (or if removal is prohibited by any Environmental Law, take or cause the taking of such other action as is required by any Environmental Law) if the Loan Parties fail promptly to commence such remedial actions as required above and thereafter diligently to prosecute the same to the satisfaction of Administrative Agent (without limitation of the rights of Administrative Agent on behalf of Lenders to exercise all rights and remedies available by reason of the continuance of an Event of Default); and Administrative Agent and its designees are hereby granted access to the Borrowing Base Properties at any time or times, during the continuance of an Event of Default, upon reasonable notice (which may be written or oral), and a license which is coupled with an interest and irrevocable, to remove or cause such removal or to take or cause the taking of any such other action.

(d) Environmental Indemnification.

(i) Each of Borrower, Parent, and each Guarantor (collectively “Environmental Indemnitors”) shall indemnify, defend, save and hold harmless each Indemnitee from and against any and all Environmental Damages; unless, and to the extent that, such Environmental Damages arise solely and directly from the gross negligence or willful misconduct of Indemnitees. THIS OBLIGATION SHALL INCLUDE ANY CLAIMS RESULTING FROM THE NEGLIGENCE OR ALLEGED NEGLIGENCE OF ANY INDEMNITEE. This obligation shall include, but shall not be limited to, (A) injury or damage to any Person, property, or natural resource occurring on or off of such Borrowing Base Property including the cost of demolition and rebuilding of any Improvements on any Borrowing Base Property that constitutes Environmental Liabilities, (B) the burden of defending Environmental Claims (with counsel reasonably approved by Indemnitees), even if such Environmental Claims are groundless, false, fraudulent, frivolous, or ultimately defeated, and conducting all negotiations of any description, (C) paying and discharging, when and as the same shall become due, any and all judgments, penalties, or other sums due against any Indemnitee in respect of Environmental Claims, (D) all costs of (1) removal and/or remediation of any kind, and disposal of any Hazardous Materials, (2) the investigation or remediation of any such Hazardous Material or violation of Environmental Law, to the extent required by Environmental Laws, including the preparation of any feasibility studies or reports and (3) the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration, monitoring, or similar work to the extent required by any Environmental Law (including any of the same in connection with any foreclosure action or transfer in lieu thereof), (E) all costs of determining whether any Borrowing Base Property is in compliance and causing each Borrowing Base Property to be in compliance with all applicable Environmental Laws, (F) all liability to pay or indemnify any Person or Governmental Authority for costs expended in connection with any of the foregoing, and (G) each Indemnitee’s attorneys’ fees, consultants’ fees and court costs. Any Indemnitee may (i) at its expense, employ additional counsel of its choice to associate with counsel employed by Environmental Indemnitors, and (ii) settle any Environmental Claim against it, whether or not subject to indemnification hereunder, provided that, if an Environmental Claim is subject to indemnification hereunder and Environmental Indemnitors desire that Indemnitees not enter into a settlement which Indemnitees propose to accept, then Indemnitees shall not enter into such settlement if Environmental Indemnitors provide to Indemnitees collateral security or other financial assurance reasonably acceptable to Indemnitees in an amount determined by Indemnitees as reasonably necessary to ensure the fulfillment by Environmental Indemnitors of their indemnity obligation in connection with the applicable Environmental Claim.

(ii) Each Environmental Indemnitor and its successors and assigns hereby waives, releases and agrees not to make any claim or bring any cost recovery action against Administrative Agent or any Lender under any Environmental Law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that Administrative Agent or any Lender is strictly liable under any Environmental Laws, the Environmental Indemnitors’ obligations to Administrative Agent or such Lender under this Agreement shall likewise be without regard to fault on the part of any Environmental Indemnitor with respect to the violation or condition which results in liability to Administrative Agent or such Lender.

(iii) If the undertakings in the preceding clauses (i) and (ii), or in any portion thereof, are at any time determined to be unenforceable because it is violative of any Law or public policy, Environmental Indemnitors will contribute the maximum portion that they are permitted to pay and satisfy under applicable Law to the payment and satisfaction of all Environmental Damages incurred by the Indemnitees as set forth above.

(iv) Environmental Indemnitors shall pay to each Indemnitee all costs and expenses (including the reasonable fees and disbursements of the Indemnitee’s legal counsel) incurred by that Indemnitee in connection with the enforcement of the terms of this Section 7.12(d).

(v) With respect to any of the Borrowing Base Properties located in the State of California, and to the extent that California law necessarily governs with respect to the provisions of this Section 7.12 notwithstanding the parties’ choice of New York Law, then the definition of Environmental Laws shall be deemed to include references to (1) the Porter-Cologne Water Cleanup Act, (2) the Waste Management Act of 1980, (3) the Toxic Pit Cleanup Act, (4) the Underground Tank Act of 1984, (5) the California Waste Quality Improvement Act, and (6) California Health and Safety Code Sections 25117 and 25316.

(e) Survival of Indemnity. Environmental Indemnitors’ obligations under Section 7.12(d) shall survive the making and repayment of the Obligations and the expiration or termination of the Commitments and this Agreement, and any transfer of any Environmental Indemnitor’s right, title and interest in and to any or all of any Borrowing Base Property (whether by sale or otherwise) until such time as any claim described in Section 7.12(d) hereof shall be barred by the applicable statute of limitations. No Environmental Indemnitor, without the prior written consent of Administrative Agent in each instance, may assign, transfer or set over to another, in whole or in part, all or any part of its benefits, rights, duties, or obligations hereunder. The burden of proof with regard to establishing the date upon which any event or condition occurred or upon which a Hazardous Material was placed, disposed or Released on, to or from any Borrowing Base Property, shall be upon Environmental Indemnitors.

7.13 Condemnation, Casualty and Restoration.

(a) The applicable Loan Party shall, at its expense, diligently prosecute any proceeding for the Condemnation of any Borrowing Base Property. If such Condemnation is reasonably likely to result in a Material Property Event, the applicable Loan Party shall give prompt notice of such Condemnation to Administrative Agent and such property shall be subject to exclusion from the Borrowing Base, as set forth in Section 4.09.

(b) If any Borrowing Base Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), and either (i) the aggregate cost of repair of such damage or destruction shall be equal to or in excess of twenty percent (20%) of the total most recent Appraised Value in respect of such Borrowing Base Property or (ii) such Casualty is reasonably likely to result in a Material Property Event, give prompt notice of such Casualty to Administrative Agent and in the case of clause (ii) above, such property shall be subject to exclusion from the Borrowing Base, as set forth in Section 4.09. To the extent such property is not removed by Borrower as a Borrowing Base Property in accordance with Section 4.08, the applicable Loan Party shall pay or cause to be paid, all Restoration costs whether or not such costs are covered by insurance. Administrative Agent may, but shall not be obligated to, make proof of loss if not made promptly by a Loan Party. If an Event of Default has occurred and is then continuing, the applicable Loan Party shall adjust all claims for Insurance Proceeds in consultation with, and approval of, Administrative Agent.

7.14 Ground Leases.

With respect to Borrowing Base Properties that are subject to ground leases:

(a) Pay or cause to be paid all rents, additional rents, and other sums required to be paid by the applicable Loan Party, as tenant under and pursuant to the provisions of any such Acceptable Ground Leases;

(b) Diligently perform and observe all of the terms, covenants, and conditions any Acceptable Ground Lease as tenant under such Acceptable Ground Lease;

(c) Exercise any individual option to extend or renew the term of such Acceptable Ground Lease upon demand by Administrative Agent made at any time within thirty (30) days prior to the last day upon which any such option may be exercised, and each applicable Loan Party hereby expressly authorizes and appoints Administrative Agent as its attorney-in-fact to, at any time after the occurrence and during the continuation of a Default, exercise any such option in the name of and upon behalf of such Loan Party, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest; and

(d) Not cancel, terminate, surrender, or amend any such Acceptable Ground Lease without the prior written consent of Administrative Agent, unless, in the case of an amendment, the same would not reasonably be expected to cause a Material Property Event.

If any Loan Party shall default in the performance or observance of any term, covenant, or condition of any such Acceptable Ground Lease on the part of such Loan Party and shall fail to cure the same prior to the expiration of any applicable cure period provided thereunder, Administrative Agent shall have the right, but shall be under no obligation, to[, at any time after the occurrence and during the continuation of a Default,] pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants, and conditions of such Acceptable Ground Lease on the part of any Loan Party to be performed or observed on behalf of such Loan Party, to the end that the rights of such Loan Party in, to, and under such Acceptable Ground Lease shall be kept unimpaired and free from default. If the landlord under any such Acceptable Ground Lease shall deliver to Administrative Agent a copy of any notice of default under such Acceptable Ground Lease, such notice shall constitute full protection to Administrative Agent for any action taken or omitted to be taken by Administrative Agent, in good faith, in reliance thereon at any time after the occurrence and during the continuation of a Default.

7.15 [Reserved].

7.16 [Reserved].

7.17 REIT Status. At all times, Parent (including its organization and method of operations) shall qualify as a REIT.

7.18 Operation of Borrowing Base Properties. In each case, unless the failure to do so would not be reasonably likely to have a Material Adverse Effect, (a) operate each Borrowing Base Property in a good and workmanlike manner and in accordance with each Franchise Agreement and each License Agreement applicable thereto, (except as permitted by Sections 6.26 and 6.27 above), and pay all fees or charges of any kind in connection therewith; (b) keep each Borrowing Base Property occupied so as not to impair the insurance carried thereon, and not use or occupy or conduct any activity on, or allow the use or occupancy of or the conduct of such activity on, such Borrowing Base Property in any manner which constitutes a public or private nuisance or which makes void, voidable, or cancelable, or increases the premium of, any insurance then in force with respect thereto; (c) not (i) initiate or permit any zoning reclassification of any Borrowing Base Property or seek any variance under existing zoning ordinances applicable to such Borrowing Base Property or (ii) file any plat, condominium declaration, or restriction, in each case, that is adverse to the interests of the Loan Parties or use or permit the use of such Borrowing Base Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other Laws; (d) preserve, protect, renew, extend, and retain all material rights and privileges granted for or applicable to each Borrowing Base Property; and (e) not permit any drilling or exploration for or extraction, removal or production of any mineral, hydrocarbon, gas, natural element, compound or substance (including sand and gravel) from the surface or subsurface of any Borrowing Base Property regardless of the depth thereof or the method of mining or extraction thereof.

7.19 Leases and Rents. In each case, unless the failure to do so would not be reasonably likely to have a Material Adverse Effect, (a) not default under any Lease which would reasonably be expected to result in a Material Property Event, (b) not waive, release, discount, set off, or compromise any Rents in a manner that could reasonably be expected to result in a Material Property Event; (c) after the occurrence of a Default promptly upon request by Administrative Agent, deliver to Administrative Agent executed originals of all material Leases and copies of all records relating thereto; and (d) allow no merger of the leasehold estates created by the Leases, with the fee estate of any Borrowing Base Property without the prior written consent of Administrative Agent.

7.20 Management Agreements.

(a) (i) Promptly perform and observe, all of the covenants required to be performed and observed under each Management Agreement relating to a Borrowing Base Property and do all things necessary to preserve and to keep unimpaired its material rights thereunder except where failure could not reasonably be expected to cause a Material Adverse Effect; (ii) promptly notify Administrative Agent of any material default or termination event under any Management Agreement relating to a Borrowing Base Property that could reasonably be expected to cause a Material Adverse Effect; (iii) promptly deliver to Administrative Agent a copy of any notice of default or termination event or other material notice received by any Loan Party under any Management Agreement relating to a Borrowing Base Property; (iv) promptly give notice to Administrative Agent of any notice of termination of a Management Agreement or Borrowing Base Property to the extent such enforcement is deemed by the Borrower to be prudent under the circumstances and where failure to so enforce the same could reasonably be expected to result in a Material Adverse Effect; and (v) promptly enforce the performance and observance of all of the covenants required to be performed under the Agreements relating to the Borrowing Base Property under the terms and conditions of the applicable Management Agreement, except where failure could not reasonably be expected to cause a Material Adverse Effect.

(b) No Loan Party shall, without the prior written consent of Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed), except to the extent any such actions could not reasonably be expected to cause a Material Property Event: (i) surrender, terminate, or cancel any Management Agreement or otherwise replace the Manager or enter into any other management agreement with respect to any Borrowing Base Property; (ii) reduce or consent to the reduction of the term of any Management Agreement; (iii) increase or consent to the increase of the amount of any management fees under any Management Agreement; or (iv) otherwise modify, change, supplement, alter, amend, waive, or release any of its rights and remedies under, any Management Agreement in any material respect.

(c) Notwithstanding Sections 7.20(a) or (b) above, no breach or default by any party under a Management Agreement nor any termination of a Management Agreement shall give rise to a Default hereunder if the Companies replace the applicable Manager with a Qualified Manager within ninety (90) days following such breach, default, or termination by such Manager;

provided, however, that, this clause (c) shall in no way affect the determination as to whether such breach or termination constitutes a Material Property Event.

7.21 Franchise Agreements; License Agreements.

(a) Operate each Borrowing Base Property under the terms and conditions of the applicable Franchise Agreement, unless the failure to do so could reasonably be expected to have a Material Adverse Effect, and, (i) pay all sums required to be paid under each Franchise Agreement, (ii) diligently perform, observe, and enforce all of the terms, covenants, and conditions of each Franchise Agreement and each License Agreement, in each case relating to a Borrowing Base Property, on the part of each Loan Party to be performed, observed, and enforced to the end that all things shall be done which are necessary to keep unimpaired the rights of each Loan Party under each such Franchise Agreement and each License Agreement, in each case relating to a Borrowing Base Property, except to the extent the foregoing could not reasonably be expected to have a Material Adverse Effect, and (iii) promptly notify Administrative Agent of the giving of any notice to any Loan Party of any default of any Franchise Agreement or any License Agreement, in each case relating to a Borrowing Base Party, on the part of such Loan Party to deliver to Administrative Agent a true copy of each such notice.

(b) No Loan Party shall, without the prior consent of Administrative Agent, except to the extent any such actions could not reasonably be expected to have a Material Adverse Effect, (i) surrender any Franchise Agreement or any License Agreement relating to a Borrowing Base Property, (ii) terminate or cancel any Franchise Agreement or any License Agreement relating to a Borrowing Base Property, or (iii) modify, change, supplement, alter or amend any Franchise Agreement or any License Agreement relating to a Borrowing Base Property, in any respect, either orally or in writing, in each case. In the event that Borrower replaces any Franchise Agreement or License Agreement, the replacement franchisor or licensor shall be a Qualified Franchisor.

(c) After the occurrence and during the continuance of an Event of Default, if any Loan Party shall default in the performance or observance of any material term, covenant, or condition of any Franchise Agreement or any License Agreement relating to a Borrowing Base Property to be performed or observed, then, in each case, if the same could reasonably be expected to cause a Material Property Event, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing any Loan Party from any of their obligations hereunder, Administrative Agent shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants, and conditions of such Franchise Agreement or such License Agreement on the part of such Loan Party to be performed or observed to be promptly performed or observed on behalf of such Loan Party, to the end that the rights of such Loan Party in, to, and under such Franchise Agreement and such License Agreement shall be kept unimpaired and free from default. Administrative Agent and any person designated by Administrative Agent shall have, and are hereby granted, the right to enter upon each Borrowing Base Property at any time and from time to time after the occurrence and during the continuance of an Event of Default for the purpose of taking any such action. If any Franchisor or any licensee under any License Agreement relating to a Borrowing Base Property shall deliver to Administrative Agent a copy of any notice sent to any Loan Party of default under such Franchise Agreement or such License Agreement, such notice shall constitute full protection to Administrative Agent for any action taken or omitted to be taken by Administrative Agent in good faith, in reliance thereon.

(d) Any sums expended by Administrative Agent pursuant to this Section 7.21 shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Administrative Agent, shall be deemed to constitute a portion of the Obligations, shall be secured by the Lien of the Security Documents and the other Loan Documents and shall be immediately due and payable upon demand by Administrative Agent therefor.

(e) After the occurrence and during the continuance of an Event of Default, each Loan Party shall, promptly upon request of Administrative Agent, use diligent good faith efforts to obtain and deliver an estoppel certificate from each Franchisor or each licensee under any License Agreement stating that (i) such Franchise Agreement or License Agreement is in full force and effect and has not been modified, amended, or assigned, (ii) none of such Franchisor, such licensor or any Loan Party is in default under any of the terms, covenants, or provisions of such Franchise Agreement or License Agreement, and such Franchisor or such licensor knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under such Franchise Agreement or License Agreement, (iii) none of such Franchisor, such licensor or any Loan Party has commenced any action or given or received any notice for the purpose of terminating such Franchise Agreement or License Agreement, and (iv) all sums due and payable to such Franchisor or such licensor under such Franchise Agreement or License Agreement have been paid in full.

(f) In the event that any Management Agreement also serves as a franchise agreement or contains provisions typically contained in franchise agreements, then the provisions of this Section 7.21 shall also apply to such Management Agreement.

(g) Notwithstanding Sections 7.21(a) or (b) above, no breach or default by any party under a Franchise Agreement nor any termination of a Franchise Agreement shall give rise to a Default hereunder if the Companies replace the applicable Franchisor with a Qualified Franchisor within ninety (90) days following such breach, default, or termination by such Franchisor; provided, however, that, this clause (g) shall in no way affect the determination as to whether such breach or termination constitutes a Material Property Event.

7.22 Operating Leases. Unless otherwise waived by the parties thereto, in writing:

(a) promptly perform and/or observe (or cause Operating Lessee to perform and/or observe) all of the covenants and agreements required to be performed and observed by it under any Operating Lease and do all things necessary to preserve and to keep unimpaired its rights thereunder;

(b) promptly notify (or cause Operating Lessee to notify) Administrative Agent of any event of default under any Operating Lease;

(c) promptly enforce (or cause Operating Lessee to enforce) the performance and observance of all of the covenants and agreements required to be performed and/or observed by any Operating Lessee under any Operating Lease;

(d) promptly upon request of Administrative Agent, deliver (or cause Operating Lessee to deliver) to Administrative Agent an estoppel certificate from Operating Lessee stating that (i) the Operating Lease is in full force and effect and has not been modified, amended or assigned (other than amendments restatements, or renewals of such Operating Lease on substantially the same terms as existing prior to such amendment restatement, or renewal), (ii) no Loan Party is in default under any of the terms, covenants or provisions of any Operating Lease and no Operating Lessee knows of any event which, but for the passage of time or the giving of notice or both, would constitute an event of default under its Operating Lease, (iii) no Loan Party has commenced any action or given or received any notice for the purpose of terminating any Operating Lease and (iv) all sums due and payable under any Operating Lease have been paid in full; and

(e) maintain (or cause Operating Lessee to maintain) each Operating Lease in full force and effect during the term of the Loan.

Article VIII.

Negative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each of Parent and Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

8.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of the property, assets or revenues, whether now owned or hereafter acquired of Parent, Borrower, or any Borrowing Base Property Owner, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the date hereof and listed on Schedule 8.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 8.03(b), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.03(b);

(c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions, restrictive covenants, encroachments, protrusions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person, and any replacement, extension or renewal of any such Lien;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.01(h);

(i) all Liens, encumbrances and other matters disclosed in the Title Insurance Commitments acceptable to Administrative Agent and Required Lenders;

(j) the rights of tenants under leases or subleases;

(k) Liens in favor of Citibank N.A., to cash collateralize the Existing L/Cs;

(l) other Liens securing Indebtedness including unfunded commitments therefor, not in excess of the Threshold Amount; and

(m) other Liens securing Indebtedness permitted by Section 8.03(g), other than Liens in any Pledged Equity or any Borrowing Base Property .

8.02 Investments. Permit the Companies’ aggregate Investments in:

(a) Unconsolidated Affiliates to at any time exceed ten (10%) of Consolidated Tangible Asset Value;

(b) distressed Indebtedness and mezzanine loans to at any time exceed ten (10%) of Consolidated Tangible Asset Value;

(c) Assets Under Development to at any time exceed fifteen (15%) of Consolidated Tangible Asset Value; or

(d) assets of the types described in clauses (a) through (c) above to at any time exceed twenty-five percent (25%) of Consolidated Tangible Asset Value.

8.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness of Parent, Borrower, or any Borrowing Base Property Owner, except:

(a) Indebtedness under the Loan Documents;

(b) Indebtedness outstanding on the date hereof and listed on Schedule 8.03, the Hyatt Chicago LC (defined in clause (e) below), and any refinancings, refundings, renewals or extensions of any such Indebtedness; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(c) obligations (contingent or otherwise) of Parent, Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(d) Guarantees by the Loan Parties of Indebtedness otherwise permitted hereunder of other Loan Parties;

(e) Indebtedness under (i) the Existing L/Cs, listed on Schedule 8.03 hereto and (ii) under that certain letter of credit #3125250, effective as of June 21, 2012, issued by Bank of America, N.A., listing ACS as beneficiary, in the amount of $2,805,486 (the “Hyatt Chicago LC”);

(f) other Indebtedness in aggregate outstanding amount not at any time exceeding the Threshold Amount; and

(g) other Recourse Debt or Non-Recourse Debt (which shall include any Recourse Debt or Non-Recourse Debt permitted pursuant to clauses (a) through (f) above) which would be permitted pursuant to Section 8.14.

8.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a) any Subsidiary may merge, liquidate into, or consolidate with (i) Borrower, provided that Borrower shall be the continuing or surviving Person, or (ii) any one or more other Persons, provided that when any Guarantor is merging or liquidating into, or consolidating with another Person, the surviving Person shall be a Subsidiary, and shall comply with all the terms hereof;

(b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be Borrower or a Guarantor; and

(c) Dispositions permitted by Section 8.05.

8.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory, fixtures, furnishings, and equipment in the ordinary course of business;

(c) Dispositions of equipment or real property (other than Borrowing Base Properties) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d) Dispositions of property by any Subsidiary to Borrower or to a Wholly Owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be Borrower or a Guarantor;

(e) Dispositions of Borrowing Base Properties (or of the Pledged Equity in Subsidiaries or other Persons that own, directly or indirectly, Borrowing Base Properties) that are Permitted Dispositions;

(f) Dispositions of Properties and other property of the Companies (including Pledged Equity in any Subsidiary or other Person) that does not constitute a Borrowing Base Property (or, in the case of a Disposition of Pledged Equity, that such Subsidiary or other Person does not own a Borrowing Base Property); provided that no Default would exist after giving effect to such Disposition; and

(g) Dispositions permitted by Section 8.04.

provided, however, that any Disposition pursuant to clauses (a) through (f) shall be for fair market value.

8.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(a) during any time in which (i) the Consolidated Leverage Ratio is less than or equal to 7.0 to 1.0 and (ii) no Event of Default exists, Parent or Borrower may, for any fiscal year of the Companies, declare and make Restricted Payments in an aggregate amount equal to the greater of (x) the minimum amount required to maintain Parent’s status as a REIT or (y) ninety five percent (95%) of Funds from Operations for such fiscal year;

(b) each Subsidiary of Parent may make Restricted Payments to Parent, Borrower and to a Subsidiary Guarantor;

(c) Parent, Borrower and each Subsidiary of Borrower may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Person or its direct or indirect parent (including the issuance of Equity Interests in connection with the conversion of any convertible notes or other Indebtedness);

(d) Parent, Borrower and each Subsidiary of Borrower may purchase, redeem or otherwise acquire shares of its Equity Interests or warrants or options to acquire any such Equity Interests with the proceeds received from the substantially concurrent issue of new shares of its Equity Interests;

(e) during any time in which (i) the Consolidated Leverage Ratio exceeds 7.0 to 1.0 or (ii) any Event of Default (other than an Event of Default that shall have occurred pursuant to Sections 9.01(a) or (f)) exists, Restricted Payments by Parent or Borrower in an amount equal to the minimum amount required to maintain Parent’s status as a REIT; and

(f) during any time any Event of Default shall have occurred pursuant to Sections 9.01(a) or (f), or the Obligations have been accelerated, no Restricted Payments by Parent shall be permitted.

8.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Companies on the date hereof or any business substantially related or incidental thereto.

8.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of a Company, whether or not in the ordinary course of business, other than (i) transactions between or among Parent, Borrower, and Guarantors or (ii) on fair and reasonable terms substantially as favorable to such Company as would be obtainable by such Company at the time in a comparable arm’s length transaction with a Person other than an Affiliate.

8.09 Burdensome Agreements. Permit Parent, Borrower or any Borrowing Base Property Owner to enter into any Contractual Obligation (other than this Agreement or any other Loan Document or any other document currently in effect) that: (a) limits the ability (i) of Parent, Borrower or any Borrowing Base Property Owner to make Restricted Payments to Parent, Borrower or any Borrowing Base Property Owner or to otherwise transfer property (except, in each case, customary restrictions on assignments and transfers contained in leases, licenses and other contractual obligations) to Parent, Borrower or any Borrowing Base Property Owner (except for documentation related to Indebtedness secured by Liens permitted under Section 8.01(l) so long as such restriction applies only to the assets financed by such Indebtedness), (ii) of any Borrowing Base Property Owner, to Guarantee the Indebtedness of Borrower, or (iii) of Parent, Borrower or any Borrowing Base Property Owner to create, incur, assume or suffer to exist the Liens arising under the Loan Documents on the property of such Person (except for documentation related to Indebtedness secured by Liens permitted under Section 8.01(l) so long as such restriction applies only to the assets financed by such Indebtedness); (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person, except, in each case, customary restrictions on assignments and transfers contained in leases, licenses and other contractual obligations; or (c) requires any such Person to grant any Liens (other than Permitted Liens) in the Pledged Equity or any Borrowing Base Property.

8.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

8.11 Lease Approval. Permit any Loan Party to enter into any Material Lease of space in the Improvements with respect to any Borrowing Base Property unless approved or deemed approved by Administrative Agent prior to execution or pursuant to a form of Material Lease previously approved by Administrative Agent; provided that a Loan Party may, without Administrative Agent’s approval, enter into any Material Lease on Borrower’s standard form of tenant lease, and any revisions thereto, as previously approved by Administrative Agent. The applicable Loan Party shall provide to Administrative Agent a correct and complete copy of each Material Lease, including any exhibits, and any guaranties thereof, prior to execution. Borrower shall pay all reasonable costs incurred by Administrative Agent in reviewing and approving Material Leases and any guaranties thereof, and also in negotiating subordination agreements and subordination, nondisturbance and attornment agreements with tenants, including reasonable attorneys’ fees and costs.

8.12 Fiscal Year and Accounting Methods. No Company will change its fiscal year for book accounting purposes or its method of accounting, other than (a) immaterial changes in methods or as required by GAAP, (b) in connection with an acquisition, such changes to the newly-acquired entity so as to conform its fiscal year and its method of accounting to those of the Companies, or (c) if the Companies are required to adopt IFRS, then the Companies may change to IFRS.

8.13 Amendments to Documents . On and after the Closing Date, no Company shall amend or permit any amendments to:

(a) any Company’s charter, bylaws, partnership agreement, or other organizational documents if such action could materially adversely affect the rights of Lenders; or

(b) the maturity date or the date of any mandatory repurchase or redemption applicable to the Exchangeable Senior Notes under the Indenture, unless, in the case of this clause (b), (i) Borrower shall have provided to Administrative Agent (A) written notice of such amendment at least thirty (30) days prior to the effective date thereof and (B) as of the date of the notice referenced in clause (A) and as of the effective date of such amendment, a Compliance Certificate demonstrating that no Default exists and a calculation demonstrating that the Liquidity Condition is satisfied as of each such date, and (ii) no Default shall exist after giving effect to any such amendment.

8.14 Financial Covenants.

(a) Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time to be less than the sum of (i) $937,501,500 plus (ii) an amount equal to 75% of the aggregate increases in Shareholders’ Equity of the Companies after September 5, 2012 by reason of the issuance and sale of Equity Interests of the Companies (other than issuances to Parent, Borrower, or a Wholly Owned Subsidiary), including upon any conversion of debt securities of the Companies into such Equity Interests.

(b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio, at any time during the following periods, to be less than the ratio set forth below opposite such period:

Period	Minimum Consolidated Fixed Charge Coverage Ratio
June 30, 2012 through June 30, 2013	1.30 to 1.0
July 1, 2013 through June 30, 2014	1.40 to 1.0
July 1, 2014 and thereafter	1.50 to 1.0

(c) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio, at any time during the following periods, to be greater than the ratio set forth below opposite such period:

Period	Maximum Consolidated Leverage Ratio
June 30, 2012 through June 30, 2013	7.50 to 1.0
July 1, 2013 through December 31, 2013	7.00 to 1.0
January 1, 2014 and thereafter	6.50 to 1.0

(d) Consolidated Recourse Indebtedness. Permit, at any time, the aggregate Consolidated Recourse Indebtedness of the Companies to exceed ten percent (10%) of Consolidated Tangible Asset Value.

(e) Secured Leverage Ratio. Permit, at any time, the aggregate Consolidated Secured Indebtedness (excluding any Indebtedness with respect to the Hyatt Chicago Capital Lease) of the Companies to exceed fifty percent (50%) of the Consolidated Tangible Asset Value.

Notwithstanding the provisions of this Section 8.14 to the contrary, so long as no Loans or L/C Obligations are outstanding (or, if any L/C Obligations are outstanding, Borrower shall have Cash Collateralized such L/C Obligations pursuant to Section 2.15(a)), it shall not be a Default under this Agreement if the Companies are not in compliance with the requirements of this Section 8.14 as of any date of determination (any period of such non-compliance being the “Permitted Financial Covenant Non-Compliance Period”); provided, however, that (a) the total amount of time that all such Permitted Financial Covenant Non-Compliance Periods, in the aggregate, shall exist shall be no more than two (2) fiscal quarters during the term of this Agreement (for clarification, if a Permitted Financial Covenant Non-Compliance Period occurs during any given fiscal quarter, such fiscal quarter shall count for purposes of the foregoing even though the Permitted Financial Covenant Non-Compliance Period lasted less than the entire fiscal quarter)) and (b) Lenders shall have no obligation to extend any Loans and L/C Issuer shall have no obligation to issue any Letters of Credit during any Permitted Financial Covenant Non-Compliance Period.

Article IX.

Events of Default and Remedies

9.01 Events of Default . Any of the following shall constitute an Event of Default:

(a) Non-Payment. Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. Borrower or any other Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.01, 7.02, 7.03, 7.05(a), 7.10, 7.11 or Article VIII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

(e) Cross-Default. (i) Any default shall occur under any Recourse Debt (including, without limitation, any failure to make any payment when due, by scheduled maturity, required prepayment, repurchase, or redemption, in each case, whether automatically or otherwise), acceleration, demand, or otherwise or any failure to observe or perform any other agreement or condition relating to any such Recourse Debt), other than Indebtedness hereunder and Indebtedness under Swap Contracts, having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000, either individually or in the aggregate, in the case of any Loan Party, or (ii) any default shall occur under any Non-Recourse Debt having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $150,000,000, either individually or in the aggregate, in the case of any Company, the payment of which (x) has been accelerated or otherwise demanded or has become due, (y) has been required to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or (z) an offer to repurchase, prepay, defease or redeem such Non-Recourse Debt has been made, in each case, prior to its stated maturity; or (iii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $20,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) Parent or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Parent or Borrower in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in writing the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) REIT Status. Parent shall fail to maintain its status as a REIT.

9.02 Remedies Upon Event of Default . If any Event of Default occurs and is continuing, Administrative Agent shall, at the request of, or may, with the consent of, Required Lenders, take any or all of the following actions:

(a) declare the Commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower;

(c) require that Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of Administrative Agent or any Lender.

9.03 Application of Funds . After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16, be applied by Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Administrative Agent and amounts payable under Article III) payable to Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, to payment of that portion of the Obligations constituting Indebtedness of any Company under Swap Contracts or cash management services that are secured by the Collateral, ratably among the Lenders, the applicable Affiliates of Lenders, and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by Borrower pursuant to Sections 2.03 and 2.15; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Article X.

Administrative Agent

10.01 Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Administrative Agent, the Lenders and the L/C Issuer, and Borrower shall not have rights as a third party beneficiary of any of such provisions.

10.02 Rights as a Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Parent, Borrower or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.03 Exculpatory Provisions. Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Parent, Borrower or any of their respective Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct. Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to Administrative Agent by Borrower, a Lender or the L/C Issuer.

Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

10.04 Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05 Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.06 Resignation of Administrative Agent.

(a) Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer, Parent and Borrower. Upon receipt of any such notice of resignation, Required Lenders shall have the right, in consultation with Parent and Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if Administrative Agent shall notify Parent, Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(b) Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

10.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent, a Lender or the L/C Issuer hereunder.

10.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and Administrative Agent under Sections 2.03(i) and (j), 2.08 and 11.04 allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.08 and 11.04.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

10.10 Collateral and Guaranty Matters. The Lenders and the L/C Issuer irrevocably authorize Administrative Agent, at its option and in its discretion,

(a) To transfer or release any Lien on any Collateral (i) upon termination of the Aggregate Commitments and payment and satisfaction in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (other than Letters of Credit as to which other arrangements reasonably satisfactory to the Administrative Agent and the L/C Issuer have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, (iii) subject to Section 11.01, if approved, authorized or ratified in writing by Required Lenders, (iv) after foreclosure or other acquisition of title if approved by the Required Lenders, or (v) that is permitted or required to be released in accordance with Section 2.17;

(b) to release any Guarantor from its obligations under any Subsidiary Guaranty if such Person ceases to be a Subsidiary or ceases to be required to be a Guarantor as a result of a transaction as set forth in Sections 2.17 or 8.04(a); and

(c) If all or any portion of the Collateral is acquired by foreclosure or by retention in full or partial satisfaction of the Obligations, Administrative Agent shall take title to the Collateral in its name or by an Affiliate of Administrative Agent, but for the benefit of all Lenders in their Applicable Percentages on the date of the foreclosure sale or retention in full or partial satisfaction of the Obligations. Administrative Agent and all Lenders hereby expressly waive and relinquish any right of partition with respect to any Collateral so acquired.

(d) Each Lender authorizes and directs Administrative Agent to enter into the Security Documents for the benefit of Lenders. Except to the extent unanimity is required hereunder, (i) each Lender agrees that any action taken by Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders, and (ii) each Lender agrees that any action taken by Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders.

(e) Administrative Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Security Documents.

(f) Administrative Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by Borrower or any Guarantor or is cared for, protected, or insured or has been encumbered or that the Liens granted to Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights granted or available to Administrative Agent in this Section 10.10 or in any of the Security Documents; it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given Administrative Agent’s own interest in the Collateral as one of the Lenders and that Administrative Agent shall have no duty or liability whatsoever to any Lender, other than to act without gross negligence or willful misconduct.

(g) In furtherance of the authorizations set forth in this Section 10.10, each Lender hereby irrevocably appoints Administrative Agent its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such Lender, (i) to enter into Security Documents (including, without limitation, any appointments of substitute trustees under any Security Document), (ii) to take action with respect to the Collateral and Security Documents to perfect, maintain, and preserve Lenders’ and the Administrative Agent’s Liens, as applicable, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any Collateral to the extent authorized herein. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to Administrative Agent’s power, as attorney, relative to the Collateral matters described in this Section 10.10. The powers and authorities herein conferred on Administrative Agent may be exercised by Administrative Agent through any Person who, at the time of the execution of a particular instrument, is an officer of Administrative Agent. The power of attorney conferred by this Section 10.10 is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Obligations, or any part thereof, shall remain unpaid, Lenders are obligated to make any Loans, or the L/C Issuer is obligated to issue Letters of Credit, under the Loan Documents.

(h) To the extent any Lender or any Affiliate of a Lender issues a Swap Contract in accordance with the requirements of the Loan Documents and accepts the benefits of the Liens in the Collateral arising pursuant to the Security Documents, such Lender (for itself and on behalf of any such Affiliates) agrees (a) to appoint Administrative Agent, as its nominee and agent, to act for and on behalf of such Lender or Affiliate thereof in connection with the Security Documents and (b) to be bound by the terms of this Section 10.10; whereupon all references to “Lender” in this Section 10.10 and in the Collateral Documents shall include, on any date of determination, any Lender or Affiliate of a Lender that is party to a then-effective Swap Contract which complies with the requirements of the Loan Documents. Additionally, if the Obligations owed to any Lender or Affiliate of a Lender consists solely of Indebtedness arising under a Swap Contract (such Lender or Affiliate being referred to in this Section 10.10 as an “Issuing Lender”), then such Issuing Lender (by accepting the benefits of any Security Documents) acknowledges and agrees that pursuant to the Loan Documents and without notice to or consent of such Issuing Lender: (w) Liens in the Collateral may be released in whole or in part; (x) all Guaranties may be released; (y) any Security Document may be amended, modified, supplemented, or restated; and (z) all or any part of the Collateral may be permitted to secure other Indebtedness.

Upon request by Administrative Agent at any time, Required Lenders will confirm in writing Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.10.

Article XI.

Miscellaneous

11.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by Required Lenders and Borrower or the applicable Loan Party, as the case may be, and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 5.01(a) without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of Borrower to pay interest or Letter of Credit Fees at the Default Rate or amend any financial covenant or ratio hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable under this Agreement;

(e) change Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f) change any provision of this Section or the definition of “Required Lenders” or “Super Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

(g) release (i) the Parent Guaranty or all or substantially all of the value of the Subsidiary Guaranty without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant to Sections 4.08 or 10.10 (in which case such release may be made by Administrative Agent acting alone) or (ii) all or substantially all of the Collateral;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document; and (iii) each letter agreement between Borrower, Administrative Agent, certain Lenders, and Arrangers regarding fees payable with respect to the Obligations may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

and, provided further, that if, in connection with any proposed amendment, waiver, or consent (a “Proposed Change”) requiring the consent of all Lenders or Super Majority Lenders, the consent of Required Lenders is obtained, but the consent of other requisite Lenders is not obtained (any such Lender whose consent is not obtained as described in this paragraph being referred to as a “Non-Consenting Lender”), then, so long as the Administrative Agent is not a Non-Consenting Lender, at Borrower’s request, Administrative Agent or an Eligible Assignee shall have the right (but not the obligation) with Administrative Agent’s approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all the Non-Consenting Lenders’ Commitments for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to an Assignment and Acceptance, without premium or discount. Administrative Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if such Lender fails to execute same within twenty (20) days of such request of assignment. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge).

11.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or by electronic mail (subject to clause (b) below) as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to Borrower, Administrative Agent, or the L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s or Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of Borrower, Administrative Agent, and the L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to Borrower, Administrative Agent, and the L/C Issuer. In addition, each Lender agrees to notify Administrative Agent from time to time to ensure that Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.12), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) Required Lenders shall have the rights otherwise ascribed to Administrative Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of Required Lenders, enforce any rights and remedies available to it and as authorized by Required Lenders.

11.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for Administrative Agent, any

Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by Borrower. Borrower shall indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to Borrower or any of its Subsidiaries, to the extent provided in Section 7.12(d), or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of Administrative Agent or the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05 Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Administrative Agent, the L/C Issuer or any Lender, or Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of Borrower (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within five (5) Business Days after having received notice thereof;

(B) the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to Borrower or any of Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. Administrative Agent, acting solely for this purpose as an agent of Borrower (and such agency being solely for tax purposes), shall maintain at Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or Borrower, Parent, or any of Borrower’s or Parent’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. Subject to subsection (e) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

11.07 Treatment of Certain Information; Confidentiality. Each of Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14(c) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations, (g) with the consent of Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower. For purposes of this Section, “Information” means all information received from Borrower or any Subsidiary relating to Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by Borrower or any Subsidiary, provided that, in the case of information received from Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify Borrower and Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, regardless of any investigation made by Administrative Agent or any Lender or on their behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by Administrative Agent, and the L/C Issuer, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives Borrower the right to replace a Lender as a party hereto, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) Borrower shall have paid to Administrative Agent the assignment fee specified in Section 11.06(b);

(b) such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

11.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH OF PARENT, BORROWER, AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT, ANY LENDER OR L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH OF PARENT, BORROWER, AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY

ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Parent, Borrower, and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i)(A) the arranging and other services regarding this Agreement provided by Administrative Agent and each Arranger are arm’s-length commercial transactions between Parent, Borrower, each other Loan Party and their respective Affiliates, on the one hand, and Administrative Agent and each Arranger, on the other hand, (B) each of Parent, Borrower, and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii)(A) Administrative Agent and each Arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Parent, Borrower, any other Loan Party, or any of their respective Affiliates, or any other Person and (B) neither Administrative Agent nor any Arranger has any obligation to Parent, Borrower, any other Loan Party, or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Parent, Borrower, the other Loan Parties, and their respective Affiliates, and neither Administrative Agent nor any Arranger has any obligation to disclose any of such interests to Parent, Borrower, any other Loan Party, or any of their respective Affiliates. To the fullest extent permitted by Law, each of Parent, Borrower, and the other Loan Parties hereby waives and releases any claims that it may have against Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.18 USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower in accordance with the Act. Borrower shall, promptly following a request by Administrative Agent or any Lender, provide all documentation and other information that Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

11.19 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

SUNSTONE HOTEL PARTNERSHIP, LLC, a Delaware limited liability company

By:
Name:
Title:

PARENT:

SUNSTONE HOTEL INVESTORS, INC., a Maryland corporation

By:
Name:
Title:

Signature Page to Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Signature Page to Credit Agreement

BANK OF AMERICA, N.A., as a Lender and L/C Issuer

By:
Name:
Title:

Signature Page to Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

[OTHER LENDERS]

Signature Page to Credit Agreement

SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$38,250,000.00	25.500000000%
JPMorgan Chase Bank, N.A.	$38,250,000.00	25.500000000%
Citibank, N.A.	$18,375,000.00	12.250000000%
MidFirst Bank	$18,375,000.00	12.250000000%
Morgan Stanley Bank, N.A.	$18,375,000.00	12.250000000%
Barclays Bank PLC	$18,375,000.00	12.250000000%
Total	$150,000,000.00	100.000000000%

Schedule 2.01

SCHEDULE 4.01

INITIAL BORROWING BASE PROPERTIES

Kahler Inn & Suites Rochester

Marriott Rochester

Courtyard by Marriott Los Angeles Airport

Marriott Portland

Sheraton Cerritos

Residence Inn by Marriott Rochester

Hyatt Regency Newport Beach

Fairmont Newport Beach

Renaissance Westchester

Renaissance Los Angeles Airport

Marriott Quincy

Royal Palm Hotel

Renaissance Orlando Resort Ground Lease

Schedule 4.01

SCHEDULE 5.03

POST CLOSE ITEMS

A. Post Closing Required:

None.

B. Post-Closing Borrowing Base:

(i) Non Property Related:

Post Close Item

I. For each (i) Subsidiary Guarantor not a party to the Subsidiary Guaranty and (ii) each Pledgor (as defined in the Pledge Agreement) not a party to the Pledge Agreement, each as of the date of the Credit Agreement, each item listed on the attached Schedule A, on the date that the items listed in clause (ii) below with respect to the applicable Borrowing Base Property are satisfied in order to permit such Subsidiary Guarantor to become a party to the Subsidiary Guaranty or such Pledgor to become a party to the Pledge Agreement.

(ii) Property Related.

Each item required in Section B.(i) above, plus, with respect to each Initial Borrowing Base Property, Administrative Agent must review and approve the following for each such Initial Borrowing Base Property prior to such Initial Borrowing Base Property being given any value for purposes of determining the Borrowing Base:

I. All Initial Borrowing Base Properties. For each Initial Borrowing Base Property, (i) an Acceptable Borrowing Base Appraisal and (ii) an Operating Lease Consent.

II. Sheraton Cerritos:

Post Close Item

1. Management Agreement Consent. Manager’s Consent Under Management Agreement (Interstate) between Sunstone Hotel Properties, Inc., as Manager, Sunstone Hotel Partnership, LLC, as Borrower, Sunstone Center Court LLC, as Fee Owner, Sunstone Center Court Lessee, Inc., as Lessee, and Agent.

2. Comfort Letter. Franchise Consent between The Sheraton Corporation, as Franchisor, Sunstone Hotel Partnership, LLC, as Borrower, Sunstone Center Court, LLC, as Fee Owner, Sunstone Center Court Lessee, Inc., as Lessee, and Agent.

3. Ground Lessor Consent. Estoppel Certificate and Consent between City of Cerritos and Cerritos Development Agency, as Landlord, Sunstone Center Court, LLC, as Tenant, Sunstone Holdco 8, LLC, as Parent, and Agent.

Schedule 5.03

III. Marriott Quincy:

Post Close Item

1. Management Agreement Consent. Mutual Recognition and Non-Disturbance Agreement between Agent, Sunstone Quincy Lessee, Inc., as Owner, and Marriott Hotel Services, Inc., as Manager, in form and substance acceptable to Agent.

2. Real Estate Due Diligence.

(a)	Existing Title Policy.

(b)	Current Ad Valorem tax statements.

IV. Fairmont Newport Beach:

Post Close Item

1. Management Agreement Consent. Manager’s Consent Under Management Agreement (Fairmont) between Fairmont Resorts (U.S.), Inc., as Manager, Sunstone Hotel Partnership, LLC, as Borrower, Sunstone Macarthur LLC, as Fee Owner, Sunstone Macarthur Lessee, Inc., as Lessee, and Agent, in form and substance acceptable to Agent.

2. Ground Lessor Consent. Estoppel Certificate and Consent between MacArthur 450, LLC, as Landlord, Sunstone MacArthur, LLC, as Tenant, Sunstone Holdco 8, LLC, as Parent, and Agent.

V. Marriott Portland:

Post Close Item

1. Management Agreement Consent. Manager’s Consent Under Management Agreement (Interstate) between Sunstone Hotel Properties, Inc., as Manager, Sunstone Hotel Partnership, LLC, as Borrower, WB Sunstone Portland, LLC, as Fee Owner, WB Sunstone-Portland, Inc., as Lessee, and Agent.

2. Comfort Letter. Comfort Letter between Marriott International, Inc., as Franchisor, WB Sunstone-Portland, Inc., as Franchisee, and Agent and Amendment to Owner Agreement between Marriott International, Inc., as Franchisor, Sunstone Hotel Partnership, LLC, as Borrower, WB Sunstone Portland, LLC, as Fee Owner, WB Sunstone-Portland, Inc., as Property Lessee, and Agent.

Schedule 5.03

VI. Marriott Rochester:

Post Close Item

1. Management Agreement Consent. Manager’s Consent Under Management Agreement (Interstate) between Sunstone Hotel Properties, Inc., as Manager, Sunstone Hotel Partnership, LLC, as Borrower, Sunstone SH Hotels, LLC, as Fee Owner, SHP Lessee II Corp, as Lessee, and Agent.

2. Comfort Letter. Comfort Letter between Marriott International, Inc., as Franchisor, SHP Lessee II Corp., as Franchisee, and Agent and Amendment to Owner Agreement between Marriott International, Inc., as Franchisor, Sunstone Hotel Partnership, LLC, as Borrower, Sunstone SH Hotels, L.L.C., as Fee Owner, SHP Lessee II Corp., as Property Lessee, and Agent.

VII. Residence Inn by Marriott Rochester:

Post Close Item

1. Management Agreement Consent. Manager’s Consent Under Management Agreement (Interstate) between Sunstone Hotel Properties, Inc., as Manager, Sunstone Hotel Partnership, LLC, as Borrower, Sunstone Hotels Rochester, LLC, as Fee Owner, Rochester RIBM Lessee, Inc., as Lessee, and Agent.

2. Comfort Letter. Comfort Letter between Marriott International, Inc., as Franchisor, Rochester RIBM Lessee, Inc., as Franchisee, and Agent and Amendment to Owner Agreement between Marriott International, Inc., as Franchisor, Sunstone Hotel Partnership, LLC, as Borrower, Sunstone Hotels Rochester LLC, as Fee Owner, Rochester RIBM Lessee, Inc., as Property Lessee, and Agent.

VIII. Hyatt Regency Newport Beach:

Post Close Item

1. Management Agreement Consent. Manager’s Consent Under Management Agreement (Hyatt Corporation) between Hyatt Corporation, as Manager, Sunstone Hotel Partnership, LLC, as Borrower, Sunstone Jamboree, LLC, as Fee Owner, Sunstone Jamboree Lessee, Inc., as Lessee, and Agent.

2. Ground Lessor Consents. Estoppel Certificate and Consent between JGKallins Investments Newport, LLC and The Prudential Insurance Company of America, as Landlord, Sunstone Jamboree, LLC, as Tenant, Sunstone Holdco 8, LLC, as Parent, and Agent.

Schedule 5.03

IX. Renaissance Westchester:

Post Close Item

1. Parking and Zoning Issues. According to the zoning report, parking for the Property is deficient by 20 spaces. Borrower shall provide evidence of compliance with zoning with respect to parking.

2. Management Agreement Consent. Mutual Recognition and Non-Disturbance Agreement between Agent, Sunstone Red Oak Lessee, Inc., as Owner, and Renaissance Hotel Operating Company, as Manager, in form and substance acceptable to Agent.

3. Real Estate Due Diligence.

(a)	Existing Title Policy.

X. Courtyard by Marriott Los Angeles Airport:

Post Close Item

1. Management Agreement Consent. Manager’s Consent Under Management Agreement (Interstate) between Sunstone Hotel Properties, Inc., as Manager, Sunstone Hotel Partnership, LLC, as Borrower, Sunstone Century, LLC, as Fee Owner, SHP Lessee Corp., as Lessee, and Agent.

2. Comfort Letter. Comfort Letter between Marriott International, Inc., as Franchisor, SHP Lessee Corp., as Franchisee, and Agent and Amendment to Owner Agreement between Marriott International, Inc., as Franchisor, Sunstone Hotel Partnership, LLC, as Borrower, Sunstone Century, LLC, as Fee Owner, SHP Lessee Corp., as Property Lessee, and Agent.

3. Ground Lessor Consents. Estoppel Certificate and Consent between Peacock, LLC, as Landlord, Sunstone LA Airport, LLC, as Tenant, Sunstone Holdco 8, LLC, as Parent, and Agent.

XI. Renaissance Los Angeles Airport:

Post Close Item

1. Management Agreement Consent. Mutual Recognition and Non-Disturbance Agreement between Agent, Sunstone LA Airport Lessee, Inc., as Owner, and Renaissance Hotel Management Company, LLC, as Manager, in form and substance acceptable to Agent.

Schedule 5.03

XII. Royal Palm Hotel:

Post Close Item

1. Management Agreement Consent. Manager’s Consent Under Management Agreement (Royal Palm) between James Hotel Management Company, LLC, as Manager, Sunstone Hotel Partnership, LLC, as Borrower, Sunstone RP Collins LLC, as Fee Owner, Sunstone RP Collins Lessee, Inc., as Lessee, and Agent.

2. Real Estate Due Diligence Items.

(a)	Current Ad Valorem tax statements.

(b)	Current zoning report or evidence of compliance with zoning.

3. Standard Flood Hazard Determination Form

XIII. Kahler Inn & Suites Rochester:

Post Close Item

1. Management Agreement Consent. Manager’s Consent Under Management Agreement (Interstate) between Sunstone Hotel Properties, Inc., as Manager, Sunstone Hotel Partnership, LLC, as Borrower, Sunstone SH Hotels, LLC, as Fee Owner, Sunstone KIS Lessee, Inc., as Lessee, and Agent.

2. Liens/Encumbrances. The property is subject to a lien for assessments under the Century Corridor Business Improvement District, in the original amount of $9,096.85. Borrower shall provide evidence of payment of such lien.

XIV. Renaissance Orlando Resort Ground Lease:

Post Close Item

1. Separately Platted Lot. Borrower shall provide evidence that the property is made up of separately platted lots, or shall provide adequate evidence that the property is not required to be separately platted in order to transfer such properties.

Schedule 5.03

C. Post-Closing Commercially Reasonable Efforts (by Property):

I. Marriott Quincy:

Post Close Item

2. Liens/Encumbrances.

(a) Notice of Contract naming Suffolk Construction Co., Inc., Contractor/Plaintiff, dated August 30, 2001, recorded in Book 15456, Page 321, as affected by Statement of Claim, recorded in Book 15456, Page 326, as further affected by Complaint, dated November 21, 2001, recorded in Book 15797, Page 526, as further affected by Notice of Dissolution of Lien (RE: Lot 21), recorded in Book 16054, Page 79. Borrower shall provide evidence that such proceedings have been dismissed or that the subject liens have been paid.

(b) Notice of Contract naming Suffolk Construction Co., Inc., as plaintiff/Contractor, dated August 30, 2001, recorded in Book 15455, Page 412, as affected by Statement of Claim, dated August 30, 2001, recorded in Book 15455, Page 415, as further affected by Complaint, dated November 21, 2001, recorded in Book 15797, Page 499. Borrower shall provide evidence that such proceedings have been dismissed or that the subject liens have been paid.

II. Fairmont Newport Beach:

Post Close Item

1. Parking and Zoning Issues. According to the zoning summary, required parking for the Property is 597 spaces, and there are currently only 382 parking spaces. According to the Grant of Parking Easement recorded August 26, 1996 as Instrument No. 96-436401, Official Records of Orange County, California, the Property has access to an additional 171 parking spaces offsite. Therefore, there is a shortage of 44 parking spaces. Borrower shall provide evidence of compliance with zoning with respect to parking.

III. Marriott Rochester:

Post Close Item

1. Separately Platted Lot. Borrower shall provide evidence that the property is made up of separately platted lots, or shall provide adequate evidence that the property is not required to be separately platted in order to transfer such properties.

Schedule 5.03

IV. Residence Inn by Marriott Rochester:

Post Close Item

1. Separately Platted Lot. Borrower shall provide evidence that the property is made up of separately platted lots, or shall provide adequate evidence that the property is not required to be separately platted in order to transfer such properties.

V. Renaissance Los Angeles Airport:

Post Close Item

1. Parking and Zoning Issues.

(a) Code Violation: According to the zoning report, there is an open violation for conversion of a portion of the parking garage to a ballroom without required permits and approvals. Borrower shall provide evidence that the violation has been cured.

Schedule 5.03

Schedule A to Schedule 5.03

Non-Property Related Post-Close

Party Legend:

Borrower	Sunstone Hotel Partnership, LLC, a Delaware limited liability company
Parent	Sunstone Hotel Investors, Inc., a Maryland corporation
PledgeCo	Sunstone Pledgeco, LLC
LA Airport	Sunstone LA Airport LLC
Center Court	Sunstone Center Court, LLC
Century	Sunstone Century, LLC
Hotels Rochester	Sunstone Hotels Rochester, L.L.C.
RP Collins	Sunstone RP Collins, LLC
Jamboree	Sunstone Jamboree, LLC
Westwood	Sunstone Westwood, LLC
MacArthur	Sunstone MacArthur, LLC
Red Oak	Sunstone Red Oak, LLC
KIS	Sunstone KIS, LLC
Skyway	Sunstone Skyway, LLC
Quincy	Sunstone Quincy, LLC
WB Portland	WB Sunstone-Portland, LLC
Sun CHP	Sun CHP I, Inc.
Sun SHP	Sun SHP II, LLC
WHP Hotel	WHP Hotel Owner-2A, L.L.C.
Outparcel	Sunstone Outparcel L.L.C.
Sun BB	Sun BB, LLC
Pico Ventures	Pico Ventures, LLC
Broadway	Sunstone Broadway, LLC
Hotel Acquisition	Sunstone Hotel Acquisitions, LLC
Atlantic	Sunstone Atlantic Lender LLC
Broadway Lender	Sunstone Broadway Lender LLC
RIP	Sunstone RIP, LLC
Holdco 6	Sunstone Holdco 6, LLC
Holdco 8	Sunstone Holdco 8, LLC
Property Owners	LA Airport, Center Court, Century, Hotels Rochester, RP Collins, Jamboree, Westwood, MacArthur, Red Oak, KIS, Skyway, Quincy, and WB Portland.
Guarantors	Parent, Property Owners, and other Guarantor Subsidiaries
Other Guarantor Subsidiaries	PledgeCo, Sun CHP, Sun SHP, WHP Hotel, Outparcel, Sun BB, Pico Ventures, Broadway, Hotel Acquisition, Atlantic, Broadway Lender, RIP, Holdco 6, and Holdco 8.

Schedule 5.03

Post Close Item

A.	LOAN DOCUMENTS

1.	Subsidiary Guaranty (executed by each Property Owner, the general partner of any Property Owner that is a limited partnership, and each other Subsidiary Guarantor)

2.	Pledge Agreement (covering Borrower’s equity interests in any Subsidiary Guarantor; and certain Subsidiary Guarantors interests in certain Subsidiary Guarantors), and UCC-1 Financing Statements to be recorded in conjunction therewith.

3.	Opinions of Counsel for Borrower and Guarantors

a. Latham & Watkins LLP

b. In-house counsel

B.	Organizational Documents of Guarantors:

1.	PledgeCo

Officer’s Certificate, certifying:

Certificate of Formation

LLC Agreement

Certificates of Existence and Good Standing

Resolutions

2.	LA Airport

Officer’s Certificate, certifying:

Certificate of Formation

LLC Agreement

Certificates of Existence and Good Standing

Resolutions

3.	Center Court

Officer’s Certificate, certifying:

Certificate of Formation

LLC Agreement

Certificates of Existence and Good Standing

Resolutions

4.	Century

Officer’s Certificate, certifying:

Schedule 5.03

Post Close Item

Certificate of Formation

LLC Agreement

Certificates of Existence and Good Standing

Resolutions

5.	Hotels Rochester

Officer’s Certificate, certifying:

Certificate of Formation

LLC Agreement

Certificates of Existence and Good Standing

Resolutions

6.	RP Collins

Officer’s Certificate, certifying:

Certificate of Formation

LLC Agreement

Certificates of Existence and Good Standing

Resolutions

7.	Jamboree

Officer’s Certificate, certifying:

Certificate of Formation

LLC Agreement

Certificates of Existence and Good Standing

Resolutions

8.	Westwood

Officer’s Certificate, certifying:

Certificate of Formation

LLC Agreement

Certificates of Existence and Good Standing

Resolutions

9.	MacArthur

Officer’s Certificate, certifying:

Schedule 5.03

Post Close Item

Certificate of Formation

LLC Agreement

Certificates of Existence and Good Standing

Resolutions

10.	Red Oak

Officer’s Certificate, certifying:

Certificate of Formation

LLC Agreement

Certificates of Existence and Good Standing

Resolutions

11.	KIS

Officer’s Certificate, certifying:

Certificate of Formation

LLC Agreement

Certificates of Existence and Good Standing

Resolutions

12.	Skyway

Officer’s Certificate, certifying:

Certificate of Formation

LLC Agreement

Certificates of Existence and Good Standing

Resolutions

13.	Quincy

Officer’s Certificate, certifying:

Certificate of Formation

LLC Agreement

Certificates of Existence and Good Standing

Resolutions

14.	WB Portland

Officer’s Certificate, certifying:

Schedule 5.03

Post Close Item

Certificate of Formation

LLC Agreement

Certificates of Existence and Good Standing

Resolutions

15.	Sun SHP

Officer’s Certificate, certifying:

Certificate of Formation

LLC Agreement

Certificates of Existence and Good Standing

Resolutions

16.	WHP Hotel

Officer’s Certificate, certifying:

Certificate of Formation

LLC Agreement

Certificates of Existence and Good Standing

Resolutions

17.	Outparcel

Officer’s Certificate, certifying:

Certificate of Formation

LLC Agreement

Certificates of Existence and Good Standing

Resolutions

18.	Sun BB

Officer’s Certificate, certifying:

Certificate of Formation

LLC Agreement

Certificates of Existence and Good Standing

Resolutions

19.	Pico Ventures

Officer’s Certificate, certifying:

Schedule 5.03

Post Close Item

Certificate of Formation

LLC Agreement

Certificates of Existence and Good Standing

Resolutions

20.	Broadway

Officer’s Certificate, certifying:

Certificate of Formation

LLC Agreement

Certificates of Existence and Good Standing

Resolutions

21.	Hotel Acquisitions

Officer’s Certificate, certifying:

Certificate of Formation

LLC Agreement

Certificates of Existence and Good Standing

Resolutions

22.	Atlantic

Officer’s Certificate, certifying:

Certificate of Formation

LLC Agreement

Certificates of Existence and Good Standing

Resolutions

23.	Broadway Lender

Officer’s Certificate, certifying:

Certificate of Formation

LLC Agreement

Certificates of Existence and Good Standing

Resolutions

24.	RIP

Officer’s Certificate, certifying:

Schedule 5.03

Post Close Item

Certificate of Formation

LLC Agreement

Certificates of Existence and Good Standing

Resolutions

25.	Sun CHP

Officer’s Certificate, certifying:

Certificate of Incorporation

Bylaws

Certificates of Existence and Good Standing

Resolutions

26.	Holdco 6

Officer’s Certificate, certifying:

Certificate of Formation

LLC Agreement

Certificates of Existence and Good Standing

Resolutions

27.	Holdco 8

Officer’s Certificate, certifying:

Certificate of Formation

LLC Agreement

Certificates of Existence and Good Standing

Resolutions

Schedule 5.03

SCHEDULE 6.13

SUBSIDIARIES; OTHER EQUITY INVESTMENTS

Part (a).     Subsidiaries.

Buy Efficient, LLC

EP Holdings, LLC

One Park Boulevard, LLC

Pension Holding Corporation

Pico Ventures, LLC

Rochester Bevflow, Inc.

Rochester RIBM Lessee, Inc.

RTS Lessee, Inc.

SHP DT Bevflow, Inc.

SHP Lessee Corp

SHP Lessee II Corp

SHP Lessee III Corp

Sun BB, LLC

Sun CHP I, Inc.

Sun SHP II, LLC

Sunstone 42nd Street Lessee, Inc.

Sunstone 42nd Street, LLC

Sunstone Atlantic Lender, LLC

Sunstone Big Beaver Lessee, Inc.

Sunstone Big Beaver, LLC

Sunstone Broadway, LLC

Sunstone Broadway Lender, LLC

Sunstone Canal Lessee, Inc.

Sunstone Canal, LLC

Sunstone Center Court Lessee, Inc.

Sunstone Center Court, LLC

Sunstone Century Lessee, Inc.

Sunstone Century, LLC

Sunstone Cowboy, LP

Sunstone Cowboy GP, LLC

Sunstone Cowboy Lessee, LP

Sunstone Cowboy Lessee GP, LLC

Sunstone Durante Lessee, Inc.

Sunstone Durante, LLC

Sunstone East Grand Lessee, Inc.

Sunstone East Grand, LLC

Sunstone East Pratt, LP

Sunstone East Pratt GP, LLC

Sunstone East Pratt Lessee, Inc.

Sunstone El Camino Lessee, Inc.

Sunstone El Camino, LLC

Sunstone Holdco I, LLC

Sunstone Holdco 3, LLC

Sunstone Holdco 4, LLC

Sunstone Holdco 5, LLC

Sunstone Holdco 6, LLC

Sunstone Holdco 7, LLC

Sunstone Holdco 8, LLC

Sunstone Holdco 9, LLC

Sunstone Hotel Acquisitions, LLC

Sunstone Hotel Partnership, LLC

Sunstone Hotel TRS Lessee, Inc.

Sunstone Hotels Rochester, LLC

Sunstone Hotels, LLC

Sunstone Jamboree Lessee, Inc.

Sunstone Jamboree, LLC

Sunstone K9 Lessee, Inc.

Sunstone K9, LLC

Sunstone Kahler Lessee, Inc.

Sunstone Kahler, LLC

Sunstone KIS Lessee, Inc.

Sunstone KIS, LLC

Sunstone LA Airport Lessee, Inc.

Sunstone LA Airport, LLC

Sunstone LaSalle Lessee, Inc.

Sunstone LaSalle, LLC

Sunstone Leesburg Lessee, Inc.

Sunstone Leesburg, LLC

Sunstone Longhorn, LP

Sunstone Longhorn GP, LLC

Sunstone Longhorn Holdco, LLC

Sunstone Longhorn Lessee, LP

Sunstone Longhorn Lessee GP, LLC

Sunstone MacArthur Lessee, Inc.

Sunstone MacArthur, LLC

Sunstone North State Lessee, Inc.

Sunstone North State, LLC

Sunstone Ocean Lessee, Inc.

Sunstone Ocean, LLC

Sunstone OP Properties, LLC

Sunstone Outparcel, LLC

Sunstone Park, LLC

Sunstone Park Lessee, LLC

Sunstone Philly, LP

Sunstone Philly GP, LLC

Sunstone Philly Lessee, Inc.

Sunstone Pledgeco, LLC

Sunstone Quincy Lessee, Inc.

Sunstone Quincy, LLC

Sunstone Red Oak Lessee, Inc.

Sunstone Red Oak, LLC

Sunstone RP Collins Lessee, Inc.

Sunstone Saint Clair, LLC

Sunstone Saint Clair Lessee, Inc.

Sunstone Sea Harbor Holdco, LLC Sunstone Sea Harbor Lessee, Inc.

Sunstone Sea Harbor, LLC

Sunstone Sidewinder Lessee, Inc

Sunstone Sidewinder, LLC

Sunstone Skyway Lessee, Inc.

Sunstone Skyway, LLC

Sunstone Top Gun Lessee, Inc.

Sunstone Top Gun, LLC Sunstone Valley River Lessee, Inc.

Sunstone Valley River, LLC

Sunstone Westwood, LLC

Sunstone Wharf Lessee, Inc.

Sunstone Wharf, LLC

SWW No. 1, LLC

Times Square Hotel Operating Lessee, LLC

Times Square Hotel Owner, LLC

Times Square Hotel Sub, LLC

WB Sunstone-Portland, Inc.

WB Sunstone-Portland, LLC

WHP Bevflow, LLC

WHP Hotel Owner-2A, LLC

WHP Texas Beverage 1, Inc.

WHP Texas Beverage 2, Inc.

Schedule 6.13

Part (b).     Other Equity Investments.

None.

Schedule 6.13

SCHEDULE 6.25

MANAGEMENT AGREEMENTS

Document:	Effective Date:	Parties:
Cerritos Sheraton

Hotel Management Agreement	June 2005	Sunstone Center Court Lessee, Inc. and Sunstone Hotel Properties, Inc.
Kahler Inn & Suites

Master Agreement	26 October 2004	Sunstone Hotel Properties, Inc. and SHP Lessee Corp.; WHP Hotel Lessee—1, Inc.; WB Sunstone Hollywood, Inc.; Sunstone/WB Manhattan Beach Lessee, Inc.; Sun Napa Merlot Lessee, Inc.; WB Ontario, Inc.; WB Sunstone-Riverside, Inc.; SHP Lessee II Corp.; Sunstone Windy Hills Lessee, Inc.; WB Sunstone-Boise, Inc.; WHP Hotel Lessee—3, Inc.; WB Grand Rapids, Inc.; WHP Hotel Lessee—2A, Inc.; Rochester RIBM Lessee, Inc.; Kahler E&P Partners Lessee, Inc.; WB Sunstone-Lake Oswego, Inc.; WB Sunstone-Portland, Inc.; WHP Hotel Lessee—2, Inc., SHP Lessee III Corp.

Hotel Management Agreement	26 October 2004	SHP Lessee II Corp. and Sunstone Hotel Properties, Inc.

Guaranty	26 October 2010	Interstate Management Company, LLC Sunstone Hotel Properties, Inc. and SHP Lessee Corp.; WHP Hotel Lessee—1, Inc.; WB Sunstone Hollywood, Inc.; Sunstone/WB Manhattan Beach Lessee, Inc.; Sun Napa Merlot Lessee, Inc.; WB Ontario, Inc.; WB Sunstone-Riverside, Inc.; SHP Lessee II Corp.; Sunstone Windy Hills Lessee, Inc.; WB Sunstone-Boise, Inc.; WHP Hotel Lessee—3, Inc.; WB Grand Rapids, Inc.; WHP Hotel Lessee—2A, Inc.; Rochester RIBM Lessee, Inc.; Kahler E&P Partners Lessee, Inc.; WB Sunstone-Lake Oswego, Inc.; WB Sunstone-Portland, Inc.; WHP Hotel Lessee—2, Inc., SHP Lessee III Corp.

Schedule 6.25

Modification of Master Agreement (Letter)	1 July 2005	Sunstone Hotel Properties, Inc. and SHP Lessee Corp.; Sunstone LaSalle Lessee, Inc.; WB Sunstone-Hollywood, Inc.; Sunstone/WB Manhattan Beach Lessee, Inc.; Sun Napa Merlot Lessee, Inc.; Sunstone Holt Lessee, Inc.; WB Sunstone-Riverside, Inc.; SHP Lessee II Corp.; WB Sunstone-Boise, Inc.; WHP Hotel Lessee – 3,Inc.; WB Grand Rapids, Inc.; Rochester RIBM Lessee, Inc.; Sunstone Sidewinder Lessee, Inc.; WB Sunstone-Lake Oswego, Inc.; WB Sunstone-Portland, Inc.; Sunstone Cowboy Lessee, LP; SHP Lessee III Corp.; Sunstone Durante Lessee, Inc.; Sunstone Kahler Lessee, Inc.; Sunstone Valley River Lessee, Inc.; Sunstone Broadhollow Lessee, Inc.; BA LAX, LLC; Sunstone Beverly Hills, LLC; Sunrockpoint Nashville Hotel Lessee, Inc.

Amended and Restated Assignment of Management Agreements and Guaranty of Management Agreements, Subordination of Management Agreements and Consent to Assignment and Subordination	22 December 2005	Sunstone Hotel Investors, Inc., SHP Lessee Corp., SHP II Lessee Corp, Sunstone Broadhollow Lessee, Inc., Sunstone/WB Manhattan Beach Lessee and Massachusetts Mutual Life Insurance Company

Modification of Master Agreement (Letter)	1 January 2006	Sunstone Hotel Properties, Inc. and SHP Lessee Corp.; Sunstone LaSalle Lessee, Inc.; WB Sunstone-Hollywood, Inc.; Sunstone/WB Manhattan Beach Lessee, Inc.; Sun Napa Merlot Lessee, Inc.; Sunstone Holt Lessee, Inc.; WB Sunstone-Riverside, Inc.; SHP Lessee II Corp.; WB Sunstone-Boise, Inc.; WHP Hotel Lessee – 3,Inc.; WB Grand Rapids, Inc.; Rochester RIBM Lessee, Inc.; Sunstone Sidewinder Lessee, Inc.; WB Sunstone-Lake Oswego, Inc.; WB Sunstone-Portland, Inc.; Sunstone Cowboy Lessee, LP; SHP Lessee III Corp.; Sunstone Durante Lessee, Inc.; Sunstone Kahler Lessee, Inc.; Sunstone Valley River Lessee, Inc.; Sunstone Broadhollow Lessee, Inc.

Assignment and Assumption of Hotel Management Agreement and Master Agreement	30 April 2010	SHP Lessee II Corp. and Sunstone KIS Lessee, Inc.

Courtyard LAX

Schedule 6.25

Hotel Management Agreement	26 October 2004	SHP Lessee Corp. and Sunstone Hotel Properties, Inc.

Amended and Restated Assignment of Management Agreement and Guaranty of Management Agreements, Subordination of Management Agreements and Consent to Assignment and Subordination	22 December 2005	Sunstone Hotel Investors, Inc., SHP Lessee Corp., SHP II Lessee Corp, Sunstone Broadhollow Lessee, Inc., Sunstone/WB Manhattan Beach Lessee and Massachusetts Mutual Life Insurance Company

Assignment and Assumption of Hotel Management Agreement and Master Agreement	30 April 2010	SHP Lessee Corp. and Sunstone Century Lessee, Inc.

Portland Marriott

Hotel Management Agreement	26 October 2004	WB Sunstone-Portland, Inc. and Sunstone Hotel Properties, Inc.

Management Agreement Exhibits A and B	22 November 2004

Quincy Marriott

Management Agreement	28 January 2000	Marriott Hotel Services, Inc. and The 1993 Flatley Family Trust

Summary of Material Business Terms of the Management Agreement	28 January 2000	Marriott Hotel Services, Inc. and The 1993 Flatley Family Trust

First Amendment to Management Contract	23 October 2000	The 1993 Flatley Family Trust and Marriott Hotel Services, Inc.

Quincy Letter Amendment	20 December 2002	Marriott Hotel Services, Inc. and The 1993 Flatley Family Trust

Assignment and Assumption Agreement	1 May 2007	The 1993 Flatley Family Trust and Sunstone Quincy Lessee, Inc.

Guaranty	1 May 2007	Sunstone Hotel Partnership, LLC and Marriott Hotel Services, Inc.

Owner Agreement	29 June 2007	Sunstone Quincy, LLC; Sunstone Holdco 7, LLC; Sunstone Quincy Lessee, Inc. and Marriott Hotel Services, Inc.

Side Letter to Management Agreement	29 December 2007	Marriott Hotel Services, Inc. and Sunstone Quincy Lessee, Inc. (as successor-in-interest to the 1993 Flatley Family Trust)

Second Amendment to Management Agreement for the Boston Marriott Quincy Hotel	29 December 2007	Marriott Hotel Services, Inc. and Sunstone Quincy Lessee, Inc. (as successor-in-interest to the 1993 Flatley Family Trust)
Newport Fairmont

Hotel Management Agreement	20 April 2005	Sunstone MacArthur Lessee, Inc. and Fairmont Hotels & Resorts (U.S.) Inc.

Schedule 6.25

Management Agreement Side Letter	20 April 2005	Sunstone MacArthur Lessee, Inc. and Fairmont Hotels & Resorts (U.S.) Inc.

First Amendment to Hotel Management Agreement	20 February 2008	Fairmont Hotels & Resorts (U.S.) Inc. and Sunstone MacArthur Lessee, Inc.

Manager’s Consent and Subordination of Management Agreement	26 June 2009	Fairmont Hotels & Resorts (U.S.), Inc.; Sunstone Hotel Partnership, LLC; Sunstone MacArthur Lessee, Inc; and Citicorp North America, Inc.
Newport Hyatt

Management Agreement	9 June 1989	CSL Newporter LTD. And Hyatt Corporation

Accommodation Letter to Management Agreement	9 June 1989	Sunstone Jamboree Lessee, Inc. and Hyatt Corporation

Assignment and Assumption of Management Agreements	1 December 1998	Patriot American Hospitality Partnership, L.P. and Wyndham International Operating Partnership, L.P.

Assignment Agreement	17 November 2000	Patriot American Hospitality Partnership, L.P. and Wyndham International Operating Partnership, L.P.

Assignment and Assumption of Agreements	5 December 2002	Patriot American Hospitality Partnership, L.P. and Wyndham International Operating Partnership, L.P.

Landlord, Tenant, and Manager Non-Disturbance and Attornment Agreement	13 May 2005	Sunstone Jamboree Lessee, Inc. and Hyatt Corporation

Term Extension Letter	11 September 2008	Sunstone Jamboree Lessee, Inc. and Hyatt Corporation

Term Extension Letter	11 December 2008	Sunstone Jamboree Lessee, Inc. and Hyatt Corporation

First Amendment to Management Agreement	8 March 2010	Sunstone Jamboree Lessee, Inc. and Hyatt Corporation

Second Amendment to Management Agreement	4 May 2012	Sunstone Jamboree Lessee, Inc. and Hyatt Corporation
Renaissance LAX

Management Agreement	23 June 2005	Renaissance Hotel Management Company, LLC and WSRH LAX Airport, LLC

Consent and Assignment and Assumption of Management Contract	4 January 2007	WSRH LAX Airport LLC; Sunstone Holdco 6, LLC; Sunstone LA Airport Lessee, Inc. and Renaissance Hotel Management Company, LLC

Amended and Restated Owner Agreement	10 December 2007	WSRH LAX Airport LLC; Sunstone LA Airport Lessee, Inc. and Renaissance Hotel Management Company, LLC

Assignment and Assumption of Amended and Restated Owner Agreement	25 June 2009	WSRH LAX Airport, LLC and Sunstone LA Airport, LLC
Renaissance Westchester

Hotel Management Agreement	25 February 2012	Sunstone Red Oak Lessee, Inc. and Highgate Hotels, L.P.

Schedule 6.25

Rochester Marriott

Hotel Management Agreement	26 October 2004	SHP Lessee II Corp. and Sunstone Hotel Properties, Inc.

Assignment and Assumption of Hotel Management Agreement and Master Agreement	30 April 2010	SHP Lessee II Corp. and Sunstone Skyway Lessee, Inc.

Rochester Residence Inn

Master Agreement	26 October 2004	Sunstone Hotel Properties, Inc. and SHP Lessee Corp.; WHP Hotel Lessee – 1, Inc.; WB Sunstone Hollywood, Inc.; Sunstone/WB Manhattan Beach Lessee, Inc.; Sun Napa Merlot Lessee, Inc.; WB Ontario, Inc.; WB Sunstone-Riverside, Inc.; SHP Lessee II Corp.; Sunstone Windy Hills Lessee, Inc.; WB Sunstone-Boise, Inc.; WHP Hotel Lessee—3,Inc.; WB Grand Rapids, Inc.; WHP Hotel Lessee—2A,Inc.; Rochester RIBM Lessee, Inc.; Kahler E&P Partners Lessee, Inc.; WB Sunstone-Lake Oswego, Inc.; WB Sunstone-Portland, Inc.; WHP Hotel Lessee—2,Inc.; SHP Lessee III Corp.

Hotel Management Agreement	26 October 2004	Rochester RIBM Lessee, Inc. and Sunstone Hotel Properties, Inc.

Modification of Master Agreement Letter	1 January 2006

Schedule 6.25

SCHEDULE 6.26

FRANCHISE AGREEMENTS; LICENSE AGREEMENTS

Document:	Effective Date:	Parties:
Cerritos Sheraton

Management Agreement	1 January 2003	Cerritos Associates, LLC and Sheraton Operating Corporation

Sheraton Cerritos Hotel Change of Ownership License Agreement	24 June 2005	The Sheraton Corporation and Sunstone Center Court Lessee, Inc.

Guarantee—Exhibit I & J to License Agreement	[No Date]	The Sheraton Corporation and Sunstone Center Court Lessee, Inc.
Courtyard LAX

Owner Agreement	26 October 2004	Marriott International, Inc. and SHP Lessee Corp.

Relicensing Franchise Agreement	26 October 2004	Marriott International, Inc. and SHP Lessee Corp.

Guaranty	26 October 2004	Sunstone Hotel Investors, Inc. and Sunstone Hotel Partnership, LLC in favor of and for the benefit of Marriott International, Inc.

Assignment and Assumption of Owner Documents	30 April 2010	SHP Lessee Corp. and Sunstone Century Lessee, Inc.

Assignment and Assumption of Owner Agreement	30 April 2010	Sunstone OP Properties, LLC and Sunstone Century LLC

Marriott Portland

Owner Agreement	26 October 2004	Marriott International, Inc and WB Sunstone—Portland, Inc. and WB Sunstone—Portland, LLC.

Relicensing Franchise Agreement	26 October 2004	Marriott International, Inc. and WB Sunstone—Portland, Inc.

Memorandum of Right of First Refusal	26 October 2004	Marriott International, Inc and WB Sunstone—Portland, Inc. and WB Sunstone—Portland, LLC.

Guaranty	26 October 2004	Sunstone Hotel Investors, Inc. and sunstone Hotel Partnership, LLC in favor of and for the benefit of Marriott International, Inc.
Rochester Marriott

Owner Agreement	26 October 2004	Marriott International, Inc. and SHP Lessee II Corp. and Sunstone SH Hotels LLC.

Schedule 6.26

Relicensing Franchise Agreement	26 October 2004	Marriott International, Inc. and SHP Lessee II Corp.

Amendment to Franchise Agreement Required by the State of Minnesota	26 October 2004	Marriott International, Inc. and SHP Lessee II Corp.

Guaranty	26 October 2004	Sunstone Hotel Investors, Inc. and Sunstone Hotel Partnership, LLC in favor of and for the benefit of Marriott International, Inc.

Memorandum of Right of First Refusal	26 October 2004	Marriott International, Inc., SHP Lessee II Corp. and Sunstone SH Hotels LLC.

Assignment and Assumption of Franchise Documents	30 April 2010	SHP Lessee II Corp. and Sunstone Skyway Lessee, Inc.

Assignment and Assumption of Owner Agreement	30 April 2010	Sunstone SH Hotels, LLC. And Sunstone Skyway, LLC

Rochester Residence Inn

Owner Agreement	26 October 2004	Marriott International, Inc., Rochester RIBM Lessee, Inc. and Sunstone Hotels Rochester, LLC.

Relicensing Franchise Agreement	26 October 2004	Marriott International, Inc. and Rochester RIBM Lessee, Inc.

Guaranty	26 October 2004	Sunstone Hotel Investors, Inc. and Sunstone Hotel Partnership, LLC. in favor of and for the benefit of Marriott International, Inc.

Renaissance Westchester

Owner Agreement	25 February 2012	Marriott International, Inc., Sunstone Red Oak Lessee, Inc. and Sunstone Red Oak, LLC

Franchise Agreement	25 February 2012	Marriott International, Inc. and Sunstone Red Oak Lessee, Inc.

Memorandum of Right of First Refusal	25 February 2012	Marriott International, Inc. and Sunstone Red Oak Lessee, Inc.

Guaranty	12 January 2012	Sunstone Hotel Investors, Inc. and Sunstone Hotel Partnership, LLC in favor of and for the benefit of Marriott International, Inc.

Schedule 6.26

SCHEDULE 6.30

OPERATING LEASES

Document:	Effective Date:	Parties:

Cerritos Sheraton

Lease Agreement	27 June 2005	Sunstone Center Court, LLC and sunstone Center Court Lessee, Inc.

Courtyard LAX

Lease Agreement	1 November 2009	Sunstone OP Properties LLC and SHP Lessee Corp.

Assignment and Assumption of Lessee’s Interest in Lease Agreement	30 April 2010	SHP Lessee Corp. and Sunstone Century Lessee, Inc.

Assignment and Assumption of Lessor’s Interest in Lease Agreement	30 April 2010	Sunstone OP Properties, LLC and Sunstone Century, LLC

Renaissance LAX

Lease Agreement	4 January 2007	Sunstone Holdco 6, LLC and Sunstone LA Airport Lessee, Inc.

Assignment and Assumption of Lessor’s Interest in Lease Agreement	25 June 2009	Sunstone Holdco 6, LLC and sunstone LA Airport, LLC

Newport Fairmont

Lease Agreement	11 July 2005	Sunstone MacArthur, LLC and Sunstone MacArthur Lessee, Inc.

First Amendment of Operating Lease Agreement	1 January 2008	Sunstone MacArthur, LLC and Sunstone MacArthur Lessee, Inc.

Adjustment of Rents Agreement	20 December 2007	Sunstone MacArthur, LLC and Sunstone MacArthur Lessee, Inc.

Newport Hyatt

Lease Agreement	1 November 2009	Sunstone Jamboree, LLC and Sunstone Jamborree Lessee, Inc.

Marriott Portland

Lease Agreement	1 November 2009	WB Sunstone Portland, LLC and WB Sunstone Portland Lessee, Inc.

Marriott Quincy

Lease Agreement	1 May 2007	Sunstone Holdco 7, LLC and Sunstone Quincy Lessee, Inc.

Schedule 6.30

Kahler Inn & Suites

Lease Agreement	1 November 2009	Sunstone SH Hotels, LLC and SHP Lessee II Corp.

Assignment and Assumption of Lessee’s Interest in Lease Agreement	14 April 2010	SHP Lessee II Corp. and Sunstone KIS Lessee, Inc.

Assignment and Assumption of Lessor’s Interest in Lease Agreement	14 April 2010	Sunstone SH Hotels, LLC and Sunstone KIS, LLC

Rochester Residence Inn

Lease Agreement	1 November 2009	Sunstone Hotels Rochester, LLC and Rochester RIBM Lessee, Inc.

Renaissance Westchester

Lease Agreement	1 November 2009	Sunstone Hotels Rochester, LLC and Rochester RIBM Lessee, Inc.

Rochester Marriott

Lease Agreement	1 November 2009	Sunstone SH Hotels, LLC and SHP Lessee II Corp.

Assignment and Assumption of Lessee’s Interest in Lease Agreement	30 April 2010	SHP Lessee II Corp. and Sunstone Skyway Lessee, Inc.

Assignment and Assumption of Lessor’s Interest in Lease Agreement	30 April 2010	Sunstone SH Hotels, LLC and Sunstone Skyway, LLC

Schedule 6.30

SCHEDULE 8.01

EXISTING LIENS

DEBTOR	JURISDICTION	SECURED PARTY	FILING INFO	COLLATERAL DESCRIPTION
Sunstone Hotel Partnership, LLC	Delaware Secretary of State	Massachusetts Mutual Life Insurance Co.	43144328 11/3/04 92218458 7/10/09	Portfolio of eight hotels

Sunstone Hotel Investors, Inc.	Maryland Secretary of State	US Bancorp.	1362331 2/16/07	Copier lease filing

Schedule 8.01

SCHEDULE 8.03

EXISTING INDEBTEDNESS1

1.	Indebtedness pursuant to that certain Indenture, dated as of June 18, 2007, by and among Borrower, Parent, certain Subsidiaries of Parent, and Wells Fargo Bank, National Association, as amended by that certain First Supplemental Indenture, dated as of June 18, 2007, as further amended by that certain Second Supplemental Indenture, dated as of June 27, 2007, as further amended by that certain Third Supplemental Indenture, dated as of July 29, 2008, as further amended by that certain Fourth Supplemental Indenture, dated as of May 20, 2009, as further amended from time to time, in the aggregate outstanding amount of $62,500,000 as of the Closing Date.

Existing L/Cs

LC #	Issuer	Beneficiary	Program Year	Amount	Expiration Date[2]
61639862	Citibank, N.A.	Discovery Re	Workers Comp 2000-2002	$500,000	4/12/2006
61639861	Citibank, N.A.	Royal Indemnity	Workers Comp 2003	$530,000	4/12/2006
61635044	Citibank, N.A.	Zurich	Workers Comp 2005	$350,000	1/31/2006
61648920	Citibank, N.A.	Old Republic	Workers Comp 2004	$1,000,000	3/31/2007

[1]	Guarantees in respect of Customary Recourse Exceptions are not set forth in this Schedule 8.03.
[2]	All Existing LC’s provide for automatic renewals upon expiration

Schedule 8.03

SCHEDULE 11.02

ADMINISTRATIVE AGENT’S OFFICE;

CERTAIN ADDRESSES FOR NOTICES

BORROWER:

Sunstone Hotel Partnership, LLC

120 Vantis, Suite 350

Aliso Viejo, CA 92656

Attention: Legal Department

Telephone: 949-330-4000

Telecopier: 949-330-4090

Electronic Mail: dsloan@sunstonehotels.com

Website Address: www.sunstonehotels.com

U.S. Taxpayer Identification Number: 20-1646175

PARENT:

Sunstone Hotel Investors, Inc.

120 Vantis, Suite 350

Aliso Viejo, CA 92656

Attention: Legal Department

Telephone: 949-330-4000

Telecopier: 949-330-4090

Electronic Mail: dsloan@sunstonehotels.com

Website Address: www.sunstonehotels.com

U.S. Taxpayer Identification Number: 20-1296886

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Credit Extensions):

Bank of America, N.A.

901 Main Street, 14th Floor

Mail Code: TX1-492-14-11

Dallas, TX 75202

Attention: Jacqueline R. Jones

Telephone: 214-209-9254

Telecopier: 214-290-9439

Electronic Mail: jacqueline.r.jones@baml.com

Account No.: 1292000883

Ref: Sunstone Hotel

ABA# 026009593

Other Notices as Administrative Agent:

Bank of America, N.A.

Agency Management

901 Main Street, 14th Floor

Mail Code: TX1-492-14-11

Schedule 11.02

Dallas, TX 75202

Attention: Henry C. Pennell

Telephone: 214-209-1226

Telecopier: 214-290-9448

Electronic Mail: henry.pennell@baml.com

and

Bank of America, N.A.

901 Main Street, 64th Floor

Mail Code: TX1-492-64-01

Dallas, TX 75202

Attention: Will T. Bowers, Jr. and Suzanne Eaddy

Telephone: 214-209-0276 (Will T. Bowers, Jr.)

   214-209-0936 (Suzanne Eaddy)

Telecopier: 214-209-0995 (Will T. Bowers, Jr.)

   214-209-9410 (Suzanne Eaddy)

Electronic Mail: will.t.bowers@baml.com

          suzanne.eaddy@baml.com

L/C ISSUER:

Bank of America, N.A.

Trade Operations

1000 W. Temple Street

Mail Code: CA9-705-07-05

Los Angeles, CA 90012-1514

Attention: Stella Rosales

Telephone: 213-481-7828

Telecopier: 213-457-8841

Electronic Mail: stella.rosales@baml.com

         los_angeles_standby_lc@bankofamerica.com

Schedule 11.02

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:                     ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of November 1, 2010 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among SUNSTONE HOTEL PARTNERSHIP, LLC, a Delaware limited liability company (the “Borrower”), SUNSTONE HOTEL INVESTORS, INC., a Maryland corporation (“Parent”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

The undersigned hereby requests (select one):

☐	[A Borrowing of Loans] ☐ [A conversion or continuation of Loans]

1.	On (a Business Day).

2.	In the amount of $ .

3.	Comprised of . [To be converted to ]

        [Type of Loan requested]

4.	For Eurodollar Rate Loans: with an Interest Period of [one (1)][two(2)][three (3)][six (6)] month(s).

The Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

BORROWER:

SUNSTONE HOTEL PARTNERSHIP, LLC, a Delaware limited liability company

By:
Name:
Title:

A-1

Form of Committed Loan Notice

EXHIBIT B

FORM OF NOTE

                , 20

FOR VALUE RECEIVED, the undersigned (“Borrower”), hereby promises to pay to                          or registered assigns (“Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), on the Maturity Date (as defined in the Agreement defined below) the principal amount of each Loan from time to time made by the Lender to Borrower under that certain Credit Agreement, dated as of November 1, 2010 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Borrower, SUNSTONE HOTEL INVESTORS, INC., a Maryland corporation (“Parent”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to Administrative Agent for the account of Lender in Dollars in immediately available funds at Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranties and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by Lender shall be evidenced by one or more loan accounts or records maintained by Lender in the ordinary course of business. Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

BORROWER:

SUNSTONE HOTEL PARTNERSHIP, LLC, a Delaware limited liability company

By:
Name:
Title:

B - 1

Form of Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

B - 2

Form of Note

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                 ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of November 1, 2010 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among SUNSTONE HOTEL PARTNERSHIP, LLC, a Delaware limited liability company (the “Borrower”), SUNSTONE HOTEL INVESTORS, INC., a Maryland corporation (“Parent”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

The undersigned Reporting Officer hereby certifies as of the date hereof that he/she is the                              of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Administrative Agent on the behalf of Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. Parent has delivered the year-end audited financial statements required by Section 7.01(a) of the Agreement for the fiscal year of Parent ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. Parent has delivered the unaudited financial statements required by Section 7.01(b) of the Agreement for the fiscal quarter of Parent ended as of the above date. Such financial statements fairly present the financial condition, results of operations, shareholder’s equity, and cash flows of the Companies in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Companies during the accounting period covered by such financial statements.

3. A review of the activities of the Companies during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Parent and its Subsidiaries performed and observed all of their Obligations under the Loan Documents, and

[select one:]

[during such fiscal period Parent and each of its Subsidiaries has performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

Form of Compliance Certificate

—or—

[during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of Parent and Borrower contained in Article VI of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in Section 6.05(a) and (b) shall be deemed to refer to the most-recent statements furnished pursuant to Section 7.01(a) and (b) respectively of the Agreement, in each case, including the statements delivered in connection with this Compliance Certificate.

5. The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ,                  20        .

BORROWER:

SUNSTONE HOTEL PARTNERSHIP, LLC, a Delaware limited liability company

By:
Name:
Title:

Form of Compliance Certificate

For the Quarter/Year ended             (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

($ in 000’s)

		Amount		Percentage of Consolidated Tangible Asset Value
I.	Section 8.02—Investments

	A. Consolidated Tangible Asset Value (See Schedule 2):	$

	B. Unconsolidated Affiliates:	$		%

	Maximum Permitted:			10%

	C. Distressed Indebtedness and mezzanine loans:	$		%

	Maximum Permitted:			10%

	D. Assets Under Development:	$		%

	Maximum Permitted:			15%

	E. Total of all Investments described in I.B. through I.D. above:	$		%

	Maximum Permitted:			25%

	In Compliance (Circle one)		Yes	No

II.	Section 8.14(a)—Minimum Consolidated Tangible Net Worth.

	A. $937,501,500:	$

	B. Net proceeds of Equity Issuances from September 5, 2012 to the Statement Date multiplied by 75%:	$

	C. Minimum Consolidated Tangible Net Worth (Line II.A. plus Line II.B.):	$

	D Consolidated Tangible Net Worth as of the Statement Date:	$

	E. [Excess][Deficiency] for covenant compliance (Line II.D. minus Line II.C.):	$

	In Compliance (Circle one)		Yes	No

Form of Compliance Certificate

III. Section 8.14(b)—Minimum Consolidated Fixed Charge Coverage Ratio.

A. Consolidated EBITDA (See Schedule 2):	$

B. FF&E Reserves:	$

C. Consolidated Adjusted EBITDA (Line III.A. minus Line III.B.):	$

D. Consolidated Fixed Charges (See Schedule 2):	$

E. Consolidated Fixed Charge Coverage Ratio (Line III.C. divided by Line III.D.):		to 1.0

Minimum required (6-30-2012 through 6-30-2013):		1.30 to 1.0

Minimum required (7-1-2013 through 6-30-2014):		1.40 to 1.0

Minimum required (7-1-2014 and thereafter):		1.50 to 1.0

In Compliance (Circle one)		Yes	No

IV. Section 8.14(c)—Maximum Consolidated Leverage Ratio.

A. All Indebtedness (excluding any Indebtedness with respect to the Hyatt Chicago Capital Lease):	$

B. Unrestricted cash and cash equivalents:	$

C. Outstanding Amount:	$

D. Line IV.B., minus Line IV.C., minus $25,000,000:	$

E. Greater of Line IV.D. and $0.00:	$

F. Consolidated Net Indebtedness (Line IV.A. minus Line IV.E.):	$

G. Consolidated EBITDA (See Schedule 2):	$

H. Consolidated Leverage Ratio (Line IV.F. divided by Line IV.G.):		to 1.0

Maximum permitted (6-30-2012 through 6-30-2013):		7.50 to 1.0

Maximum permitted (7-1-2013 through 12-31-2013):		7.00 to 1.0

Maximum permitted (1-1-2014 and thereafter):		6.50 to 1.0

In Compliance (Circle one)		Yes	No

V. Section 8.14(d)—Maximum Consolidated Recourse Indebtedness.

A. Outstanding principal amount of all Recourse Debt (excluding the Obligations):	$

B. All Guarantees issued by Borrower and the	$

Form of Compliance Certificate

Guarantors with respect to outstanding Recourse Debt of Persons other than the Companies:

C. Consolidated Recourse Indebtedness (Line V.A. plus Line V.B.)[1]:	$

D. Consolidated Tangible Asset Value (See Schedule 2):	$

E. Ratio of Line V.C. divided by Line V.D.:			%

Maximum permitted:		10%

In Compliance (Circle one)		Yes		No

VI. Section 8.14(e)—Maximum Secured Leverage Ratio.

A. Consolidated Secured Indebtedness (excluding any Indebtedness with respect to the Hyatt Chicago Capital Lease):	$

B. Consolidated Tangible Asset Value (See Schedule 2):	$

C. Ratio of Line VI.A. divided by Line VI.B.:			%

Maximum Permitted:		50%

In Compliance (Circle one)		Yes		No

VII. Section 7.02(h)—Minimum Liquidity Condition[2].

A. Borrowing Base:	$

B. Outstanding Amount:	$

C. Line VII.A. minus Line VII.B.:	$

D. Cash on hand and Cash Equivalents of the Loan Parties:	$

E. Capital expenditures made or incurred through the Exchangeable Senior Note Payment Date:	$

F. All costs related to agreements for the purchase of any Properties through the Exchangeable Senior Note Payment Date:	$

G. Regularly scheduled principal payments on Indebtedness through the Exchangeable Senior Note Payment Date:	$

H. Line VII.C., plus Line VII.D., minus Line VII.E., minus Line VII.F., minus $25,000,000, minus Line VII.G.:	$

[1]	provided that in no event shall “Consolidated Recourse Indebtedness” include any Indebtedness with respect to the Hyatt Chicago Capital Lease.
[2]

Solely to be calculated through and including the fiscal quarter ending immediately preceding the Reporting Date, and commencing with the month ending immediately following the Reporting Date, as of the last day of each calendar month through and including the Exchangeable Senior Note Payment Date.

Form of Compliance Certificate

Minimum required:	$0.01
In Compliance (Circle one)	Yes	No

Form of Compliance Certificate

For the Quarter/Year ended                 (“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

CALCULATION OF CONSOLIDATED EBITDA, CONSOLIDATED FIXED CHARGES,

CONSOLIDATED INTEREST CHARGES, AND CONSOLIDATED TANGIBLE ASSET VALUE

(all in accordance with the definition for such term

as set forth in the Agreement)

Calculation of Consolidated EBITDA

A. Consolidated Net Income:	$

B. Consolidated Interest Charges (see calculation below):	$

C. Taxes payable:	$

D. Depreciation and amortization expense:	$

E. Non-cash items and non-recurring expenses and acquisition closing costs that were capitalized prior to FAS 141-R which do not represent a recurring cash item in such period or any future period:	$

F. Income Tax Credits:	$

G. Non-cash items increasing Consolidated Net Income	$

H. Consolidated EBITDA (Line A., plus Line B., plus Line C., plus Line D., plus Line E., minus Line F., minus Line G.)[1]:	$

Calculation of Consolidated Fixed Charges

A. Regularly scheduled principal payments[2]:	$
B. Consolidated Interest Charges paid or payable in cash (see calculation below):	$
C. Restricted Payments with respect to Preferred Equity Interests:	$

[1]

provided that (A) the calculation for any period shall exclude Consolidated EBITDA for any Property that has been sold during such period and (B) for any Property that has been owned by a Company for a period of less than twelve (12) months as of the date of determination, Consolidated EBITDA for such Property shall be calculated on an annualized basis (i.e., determined either by (x) the trailing twelve (12) month Consolidated EBITDA as calculated in accordance with this definition based on prior ownership data, if available, or (y) determined for the first quarter after the acquisition of such Property by multiplying the Consolidated EBITDA for such Property for such quarter by four, determined for the second quarter after the acquisition of such Property by multiplying the Consolidated EBITDA for such Property for such two quarters by two, and determined for the third quarter after the acquisition of such Property by multiplying the Consolidated EBITDA for such Property for such three quarters by one and one third; provided, that, once a method of calculation has been elected for such Property under either the preceding clause (x) or (y), such method will be used for the remaining periods).

[2]

Excluding any regularly scheduled principal payments on any Indebtedness which pays such Indebtedness in full, but only to the extent that the amount of such final payment is greater than the scheduled principal payment immediately preceding such final payment.

Form of Compliance Certificate

D. Taxes paid or payable in cash:	$
E. Consolidated Fixed Charges (Line A., plus Line B., plus Line C., plus Line D.)[3]:	$

Calculation of Consolidated Interest Charges

A.     All interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or the deferred purchase price of assets in each case to the extent treated as interest in accordance with GAAP:

$
B. Portion of rent expense under capital leases that is treated as interest in accordance with GAAP[4]:	$
C. Consolidated Interest Charges (Line A. plus Line B.):	$

Calculation of Consolidated Tangible Asset Value

A. All assets:	$
B. Intangible Assets:	$
C. Consolidated Tangible Asset Value (Line A. minus Line B.):	$

[3]

provided that (A) Consolidated Interest Charges with respect to Indebtedness that was incurred less than twelve (12) months from such date of determination shall be calculated on an annualized basis (i.e., the Consolidated Interest Charges with respect to such Indebtedness during the first quarter after incurrence will be multiplied by four, the Consolidated Interest Charges with respect to such Indebtedness during the first and second quarter after incurrence will be multiplied by two, and the Consolidated Interest Charges with respect to such Indebtedness during the first, second, and third quarter after incurrence will be multiplied by one and one third) and (B) regularly scheduled principal payments and Consolidated Interest Charges with respect to (x) Indebtedness that was extinguished during such period or (y) Indebtedness with respect to Properties that were sold during such period, in each case less than twelve (12) months prior to such date of determination, shall not be included in the determination of Consolidated Fixed Charges on such date.

[4]

provided that Consolidated Interest Charges shall not include (x) any amortization of deferred financing fees and non cash interest expense pursuant to APB 14-1 and (y) the portion of rent expense with respect to the Hyatt Chicago Capital Lease for such period that is treated as interest in accordance with GAAP.

Form of Compliance Certificate

EXHIBIT D-1

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all such outstanding rights and obligations of [the Assignor][the respective Assignors] under the Commitment described below (including the Letters of Credit included in such Commitment) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1. Assignor[s]:

2. Assignee[s]:

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

D-1-1

Form of Assignment and Assumption

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3. Borrower: Sunstone Hotel Partnership, LLC, a Delaware limited liability company

4. Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5. Credit Agreement: Credit Agreement, dated as of November 1, 2010 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Credit Agreement, among Borrower, SUNSTONE HOTEL INVESTORS, INC., a Maryland corporation (“Parent”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer

6. Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Commitment for all Lenders[7]	Amount of Commitment Assigned	Percentage Assigned of Commitment[8]	CUSIP Number
		$	$	%

		$	$	%

		$	$	%

[7.	Trade Date: ][9]

Effective Date:                 , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name: Title:

[5]	List each Assignor, as appropriate.
[6]	List each Assignee, as appropriate.
[7]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[8]	Set forth, to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.
[9]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

D-1-2

Form of Assignment and Assumption

ASSIGNEE [NAME OF ASSIGNEE]

By:
Name: Title:

D-1-3

Form of Assignment and Assumption

[Consented to and]1 Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name: Title:

[1]	To be added only if the consent of Administrative Agent is required by the terms of the Credit Agreement.

D-1-4

Form of Assignment and Assumption

[Consented to:]1

SUNSTONE HOTEL PARTNERSHIP, LLC, a Delaware limited liability company

By:
Name:
Title:

[1]	To be added only if the consent of Borrower and/or other parties (e.g. L/C Issuer) is required by the terms of the Credit Agreement.

D-1-5

Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.	Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most-recent financial statements delivered pursuant to Section 7.01(a) and (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

D-1-6

Form of Assignment and Assumption

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

D-1-7

Form of Assignment and Assumption

EXHIBIT D-2

FORM OF ADMINISTRATIVE QUESTIONNAIRE

ADMINISTRATIVE DETAILS REPLY FORM—US DOLLAR ONLY

SUNSTONE HOTEL PARTNERSHIP, LLC	CONFIDENTIAL

FAX ALONG WITH COMMITMENT LETTER TO:	HENRY PENNELL
FAX #	(214) 290-9448

I. Borrower Name:     SUNSTONE HOTEL PARTNERSHIP, LLC

                        $ 150,000,000.00                 Type of Credit Facility REVOLVING FACILITY

II. Legal Name of Lender of Record for Signature Page:

•	Signing Credit Agreement YES NO
•	Coming in via Assignment YES NO

III. Type of Lender:

(Bank, Asset Manager, Broker/Dealer, CLO/CDO, Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other—please specify)

IV. Domestic Address:	V. Eurodollar Address:

VI. Contact Information:

Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities will be made available to the Credit Contact(s). The Credit Contacts identified must be able to receive such information in accordance with his/her institution’s compliance procedures and applicable laws, including Federal and State securities laws.

	Credit Contact	Primary Operations Contact	Secondary Operations Contact

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

IntraLinks E Mail Address:

Does Secondary Operations Contact need copy of notices?              YES              NO

D-2 -1

Form of Administrative Questionnaire

ADMINISTRATIVE DETAILS REPLY FORM—US DOLLAR ONLY

SUNSTONE HOTEL PARTNERSHIP, LLC	CONFIDENTIAL

	Letter of Credit Contact	Draft Documentation Contact	Legal Counsel
Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

VII. Lender’s Standby Letter of Credit, Commercial Letter of Credit, and Bankers’ Acceptance Fed Wire Payment Instructions (if applicable):

Pay to:

(Bank Name)

(ABA #)

(Account #)

(Attention)

VIII. Lender’s Fed Wire Payment Instructions:

Pay to:

(Bank Name)

(ABA#) (City/State)

(Account #) (Account Name)

(Attention)

D-2 -2

Form of Administrative Questionnaire

ADMINISTRATIVE DETAILS REPLY FORM—US DOLLAR ONLY

SUNSTONE HOTEL PARTNERSHIP, LLC	CONFIDENTIAL

IX. Organizational Structure and Tax Status

Please refer to the enclosed withholding tax instructions below and then complete this section accordingly:

Lender Taxpayer Identification Number (TIN):                   -

Tax Withholding Form Delivered to Bank of America*:

                 W-9

                 W-8BEN

                 W-8ECI

                 W-8EXP

                 W-8IMY

Tax Contact

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

NON–U.S. LENDER INSTITUTIONS

1. Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

D-2 -3

Form of Administrative Questionnaire

ADMINISTRATIVE DETAILS REPLY FORM—US DOLLAR ONLY

SUNSTONE HOTEL PARTNERSHIP, LLC	CONFIDENTIAL

2. Flow-Through Entities

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we require an original form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement. Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.

*	Additional guidance and instructions as to where to submit this documentation can be found at this link:

X. Bank of America Payment Instructions:

Pay to:  Bank of America, N.A.

     ABA # 026009593

     New York, NY

     Acct. # 1292000883

     Attn: Corporate Credit Services

     Ref: Sunstone Hotel Partnership, LLC

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Form of Administrative Questionnaire

EXHIBIT E-1

FORM OF PARENT GUARANTY

THIS PARENT GUARANTY AGREEMENT (this “Guaranty”) is executed as of November 1, 2010, by Sunstone Hotel Investors, Inc., a Maryland corporation (“Guarantor”) in favor of Bank of America, N.A. as administrative agent (in such capacity, together with its successors and assigns, “Administrative Agent”), for the benefit of the Credit Parties (hereinafter defined).

RECITALS:

A. Sunstone Hotel Partnership, LLC, a Delaware limited liability company (“Borrower”) may, from time to time, be indebted to the Credit Parties pursuant to that certain Credit Agreement dated of even date herewith (as amended, modified, supplemented, or restated from time to time, the “Credit Agreement”), among Borrower, Guarantor, the Lenders now or hereafter party to the Credit Agreement (the “Lenders”), the Administrative Agent, and Bank of America, N.A., as L/C Issuer (“L/C Issuer”) (Administrative Agent, L/C Issuer, the Lenders, and each Swap Counterparty, as defined below, together with their respective successors and assigns, are each a “Credit Party,” and collectively the “Credit Parties”). Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.

B. As of the date hereof, Guarantor holds directly or indirectly all of the Equity Interests in Borrower and will benefit from the Credit Parties’ extension of credit to Borrower and the Swap Contracts entered into by any Loan Party with a Lender or an Affiliate of a Lender (each such counterparty, a “Swap Counterparty”).

C. This Guaranty is integral to the transactions contemplated by the Loan Documents, and the execution and delivery hereof is a condition precedent to the Credit Parties’ obligations to extend credit to Borrower under the Loan Documents.

NOW, THEREFORE, as an inducement to the Credit Parties to enter into the Credit Agreement and to make Loans and issue Letters of Credit to Borrower thereunder, and to extend such credit to Borrower as the Credit Parties may from time to time agree to extend, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor hereby guarantees payment of the Guaranteed Obligations (hereinafter defined) and hereby agrees as follows:

Section 1. NATURE OF GUARANTY. Guarantor hereby absolutely and unconditionally guarantees, as a guarantee of payment and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future Obligations including, without limitation, all indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of Borrower to the Credit Parties arising under the Credit Agreement, the other Loan Documents, and the Swap Contracts (including all renewals, extensions, modifications, amendments, and restatements thereof and all costs, attorneys’ fees and expenses incurred by any Credit Party in connection with the collection or enforcement thereof) (collectively, the “Guaranteed Obligations”). Administrative Agent’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and, absent manifest error, shall be binding upon Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity, or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor, or by any fact or circumstance relating to

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Form of Parent Guaranty

the Guaranteed Obligations which might otherwise constitute a defense to the obligations of Guarantor under this Guaranty.

Section 2. NO SETOFF OR DEDUCTIONS; TAXES. Guarantor represents and warrants that it is incorporated and resident in the United States of America. All payments by Guarantor hereunder shall be made in accordance with Section 3.01 of the Credit Agreement.

Section 3. RIGHTS OF CREDIT PARTIES. The Guarantor consents and agrees that the Credit Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as any Credit Party in its sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantor.

Section 4. CERTAIN WAIVERS. The Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower, the Guarantor, or any other guarantor (other than the defense that the Guaranteed Obligations have been performed and indefeasibly paid in cash, to the extent of any such payment), or the cessation from any cause whatsoever (including any act or omission of any Credit Party) of the liability of the Borrower; (b) any defense based on any claim that the Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder; (d) any right to require the Credit Parties to proceed against the Borrower, proceed against or exhaust any security for the Indebtedness, or pursue any other remedy in the Credit Parties’ power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Credit Parties; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. The Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor or default, notice of intent to accelerate, notice of acceleration, and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations. The Guarantor waives any rights and defenses that are or may become available to the Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code. As provided below, this Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York. The foregoing waivers and the provisions hereinafter set forth in this Guaranty which pertain to California law are included solely out of an abundance of caution, and shall not be construed to mean that any of the above referenced provisions of California law are in any way applicable to this Guaranty or the Guaranteed Obligations.

Section 5. OBLIGATIONS INDEPENDENT. The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against the Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

Section 6. TERMINATION; REINSTATEMENT. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid

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Form of Parent Guaranty

in full in cash (other than contingent obligations that survive termination of the Loan Documents) and any commitments of the Credit Parties or facilities provided by the Credit Parties with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or the Guarantor is made, or the Credit Parties exercise their right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Credit Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Credit Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantor under this paragraph shall survive termination of this Guaranty.

Section 7. NO SUBROGRATION. Guarantor shall not exercise any right of subrogation, contribution, or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty are indefeasibly paid and performed in full (other than contingent obligations that survive termination of the Loan Documents) and any commitments of the Credit Parties or facilities provided by the Credit Parties with respect to the Guaranteed Obligations are terminated. If any amounts are paid to Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to Administrative Agent, for the benefit of the Credit Parties, to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

Section 8. WAIVER OF SURETYSHIP DEFENSES. Guarantor agrees that the Credit Parties may, at any time and from time to time, and without notice to Guarantor under this Guaranty, make any agreement with Borrower or with any other person or entity liable on any of the Guaranteed Obligations or providing collateral as security for the Guaranteed Obligations, for the extension, renewal, payment, compromise, discharge, or release of the Guaranteed Obligations or any collateral (in whole or in part), or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligations or the provision of collateral, all without in any way impairing, releasing, discharging, or otherwise affecting the obligations of Guarantor under this Guaranty. Guarantor waives any defense arising by reason of any disability or other defense of Borrower or any other guarantor, or the cessation from any cause whatsoever of the liability of Borrower, or any claim that Guarantor’s obligations exceed or are more burdensome than those of Borrower and waives the benefit of any statute of limitations affecting the liability of Guarantor hereunder. Guarantor waives any right to enforce any remedy which Guarantor now has or may hereafter have against Borrower and waives any benefit of and any right to participate in any security now or hereafter held by Administrative Agent for the benefit of the Credit Parties. Further, Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of Guarantor.

Section 9. EXHAUSTION OF OTHER REMEDIES NOT REQUIRED. Guarantor waives diligence by any of the Credit Parties and action on delinquency in respect of the Guaranteed Obligations or any part thereof, including, without limitation any provisions of law requiring any Credit Party to exhaust any right or remedy or to take any action against Borrower, any other guarantor, or any other person, entity, or property before enforcing this Guaranty against Guarantor.

Section 10. SUBORDINATION. Guarantor hereby expressly subordinates the payment of all obligations and indebtedness of Borrower owing to Guarantor, whether now existing or hereafter arising and whether those obligations are (a) direct, indirect, fixed, contingent, liquidated, unliquidated, joint,

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Form of Parent Guaranty

several, or joint and several, (b) due or to become due to Guarantor, (c) held by or are to be held by Guarantor, (d) created directly or acquired by assignment or otherwise, or (e) evidenced in writing (the “Subordinated Debt”) to the indefeasible payment in full of all Guaranteed Obligations (other than contingent obligations that survive termination of the Loan Documents). If Guarantor receives any payment of any Subordinated Debt in violation of the foregoing, then Guarantor shall hold that payment in trust for the Credit Parties and promptly turn it over to Administrative Agent, for the benefit of the Credit Parties, in the form received (with any necessary endorsements), to be applied in accordance with the Credit Agreement, but without reducing or affecting in any manner the liability of Guarantor under this Guaranty.

Section 11. STAY OF ACCELERATION. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, upon the insolvency, bankruptcy, or reorganization of Borrower or any other person or entity, or otherwise, all such amounts shall nonetheless be payable by Guarantor immediately upon demand by Administrative Agent.

Section 12. EXPENSES. Guarantor shall pay to Administrative Agent upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Administrative Agent may incur in connection with the preservation, protection, or enforcement of any rights of any Credit Party under this Guaranty including in any case commenced by or against Guarantor under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute. The obligations of Guarantor under the preceding sentence shall survive termination of this Guaranty.

Section 13. AMENDMENTS. No amendment, modification, termination, or waiver of any provision of this Guaranty, and no consent to any departure by Guarantor from the terms and conditions hereof, shall in any event be effective unless the same shall be in writing and signed by Administrative Agent and Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

Section 14. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and shall be in accordance with the provisions of Section 11.02 of the Credit Agreement.

Section 15. NO WAIVER; ENFORCEABILITY. No failure by any Credit Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

Section 16. ASSIGNMENT. This Guaranty shall: (a) bind Guarantor and its successors and assigns, provided that Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of Administrative Agent (and any attempted assignment without such consent shall be void); and (b) inure to the benefit of each of the Credit Parties and their respective successors and assigns and the Credit Parties may, without notice to Guarantor and without affecting Guarantor’s obligations hereunder, assign or sell participations in the Guaranteed Obligations and this Guaranty, in whole or in part. Guarantor agrees that the Credit Parties may disclose to any prospective purchaser and any purchaser of all or part of the Guaranteed Obligations any and all information in the Credit Parties’ possession concerning Guarantor, this Guaranty, and any security for this Guaranty.

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Form of Parent Guaranty

Section 17. CONDITION OF BORROWER. Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from Borrower such information concerning the financial condition, business, and operations of Borrower as Guarantor requires, and that no Credit Party shall have any duty, and Guarantor is not relying on any Credit Party at any time, to disclose to Guarantor any information relating to the business, operations, or financial condition of Borrower.

Section 18. RIGHTS OF SETOFF. If and to the extent any payment is not made when due hereunder, then Administrative Agent and each other Credit Party (with the prior consent of Administrative Agent) may setoff and charge from time to time any amount so due against any or all of Guarantor’s accounts or deposits with Administrative Agent or such other Credit Party.

Section 19. OTHER GUARANTIES. Unless otherwise agreed by Administrative Agent and Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by Guarantor for the benefit of the Credit Parties or any term or provision thereof.

Section 20. BENEFIT OF GUARANTOR. Guarantor represents and warrants that, by virtue of its relationship with Borrower, the execution, delivery and performance of this Guaranty is for the direct benefit of Guarantor and it has received adequate consideration for this Guaranty.

Section 21. ADDITIONAL GUARANTOR WAIVERS AND AGREEMENTS

(a) The Guarantor understands and acknowledges that if the Credit Parties foreclose judicially or nonjudicially against any real property security, hereafter existing, for the Guaranteed Obligations, that foreclosure could impair or destroy any ability that the Guarantor may have to seek reimbursement, contribution, or indemnification from the Borrower or others based on any right the Guarantor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by the Guarantor under this Guaranty. The Guarantor further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of the Guarantor’s rights, if any, may entitle the Guarantor to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968). By executing this Guaranty, the Guarantor freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that the Guarantor will be fully liable under this Guaranty even though the Credit Parties may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Guaranteed Obligations; (ii) agrees that the Guarantor will not assert that defense in any action or proceeding which the Credit Parties may commence to enforce this Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by the Guarantor in this Guaranty include any right or defense that the Guarantor may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that the Credit Parties are relying on this waiver in creating the Guaranteed Obligations, and that this waiver is a material part of the consideration which the Credit Parties are receiving for creating the Guaranteed Obligations.

(b) The Guarantor waives all rights and defenses that the Guarantor may have because of any of the Guaranteed Obligations is hereafter secured by real property. This means, among other things: (i) the Credit Parties may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower; and (ii) if the Credit Parties foreclose on any real property collateral pledged by the Borrower: (A) the amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) the Credit Parties may collect from the Guarantor even if the Credit Parties, by foreclosing on the real property collateral, have destroyed any right the Guarantor may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses the

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Form of Parent Guaranty

Guarantor may have because any of the Guaranteed Obligations is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

(c) The Guarantor waives any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

Section 22. GOVERNING LAW; JURISDICTION; ETC.

(a) GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 22(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT

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Form of Parent Guaranty

OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 22.

Section 23. COUNTERPARTS. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

Section 24. FINAL AGREEMENT. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE CONTRACT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank;

Signature Pages Follow]

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Form of Parent Guaranty

IN WITNESS WHEREOF, the undersigned has caused this Parent Guaranty Agreement to be duly executed and delivered as of the date first written above.

PARENT:

SUNSTONE HOTEL INVESTORS, INC., a Maryland corporation

By:
Name:
Title:

Address for Notices:

Sunstone Hotel Investors, Inc.

120 Vantis, Suite 350

Aliso Viejo, CA 92656

Attention: Legal Department

Telephone: 949-330-4000

Facsimile: 949-330-4090

Electronic Mail: dsloan@sunstonehotels.com

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Form of Parent Guaranty

EXHIBIT E-2

FORM OF SUBSIDIARY GUARANTY

THIS SUBSIDIARY GUARANTY AGREEMENT (this “Guaranty”) is executed as of November             , 2010, by EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE 1 ATTACHED HERETO or who becomes a party hereto pursuant to Section 22 below (each a “Guarantor” and collectively, “Guarantors”), in favor of Bank of America, N.A. as administrative agent (in such capacity, together with its successors and assigns, “Administrative Agent”), for the benefit of the Credit Parties (hereinafter defined).

RECITALS:

A. Sunstone Hotel Partnership, LLC, a Delaware limited liability company (“Borrower”) may, from time to time, be indebted to the Credit Parties pursuant to that certain Credit Agreement dated of even date herewith (as amended, modified, supplemented, or restated from time to time, the “Credit Agreement”), among Borrower, Sunstone Hotel Investors, Inc., a Maryland corporation (“Parent”), the Lenders now or hereafter party to the Credit Agreement (the “Lenders”), Administrative Agent, and Bank of America, N.A., as L/C Issuer (“L/C Issuer”) (Administrative Agent, L/C Issuer, the Lenders, and each Swap Counterparty, as defined below, together with their respective successors and assigns are each a “Credit Party,” and collectively the “Credit Parties”). Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.

B. Each Guarantor is a direct or indirect Subsidiary of Parent, which, as of the date hereof holds directly or indirectly all of the Equity Interests in Borrower, and will, directly or indirectly, benefit from the Credit Parties’ extension of credit to Borrower and the Swap Contracts, as defined in the Credit Agreement, entered into by any Loan Party with a Lender or an Affiliate of Lender (each such counterparty, a “Swap Counterparty”).

C. This Guaranty is integral to the transactions contemplated by the Loan Documents, and the execution and delivery hereof is a condition precedent to the Credit Parties’ obligations to extend credit to Borrower under the Loan Documents.

NOW, THEREFORE, as an inducement to the Credit Parties to enter into the Credit Agreement and to make Loans and issue Letters of Credit to Borrower thereunder, and to extend such credit to Borrower as the Credit Parties may from time to time agree to extend, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantors hereby jointly and severally guarantee payment of the Guaranteed Obligations (hereinafter defined) and hereby agree as follows:

Section 1. NATURE OF GUARANTY. Each Guarantor hereby absolutely and unconditionally guarantees, jointly and severally, as a guarantee of payment and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future Obligations including, without limitation, all indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of Borrower to the Credit Parties arising under the Credit Agreement, the other Loan Documents, and the Swap Contracts (including all renewals, extensions, modifications, amendments, and restatements thereof and all costs, attorneys’ fees and expenses incurred by any Credit Party in connection with the collection or enforcement thereof) (collectively, the “Guaranteed Obligations”). Administrative Agent’s books and records showing the amount of the Guaranteed Obligations shall, absent manifest error, be admissible in evidence in any action or

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Form of Subsidiary Guaranty

proceeding, and shall be binding upon each Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity, or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty. The obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law.

Section 2. NO SETOFF OR DEDUCTIONS; TAXES. Each Guarantor represents and warrants that it is incorporated and resident in the United States of America. All payments by any Guarantor hereunder shall be made in accordance with Section 3.01 of the Credit Agreement.

Section 3. RIGHTS OF CREDIT PARTIES. Each Guarantor consents and agrees that the Credit Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as any Credit Party in its sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

Section 4. CERTAIN WAIVERS. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower, Parent, or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Credit Party) of the liability of the Borrower (other than the defense that the Guaranteed Obligations have been performed and indefeasibly paid in cash, to the extent of any such payment); (b) any defense based on any claim that any Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to require the Credit Parties to proceed against the Borrower, proceed against or exhaust any security for the Indebtedness, or pursue any other remedy in the Credit Parties’ power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Credit Parties; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor or default, notice of intent to accelerate, notice of acceleration, and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations. Each Guarantor waives any rights and defenses that are or may become available to such Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code. As provided below, this Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York. The foregoing waivers and the provisions hereinafter set forth in this Guaranty which pertain to California law are included solely out of an abundance of caution, and shall not be construed to mean that any of the above referenced provisions of California law are in any way applicable to this Guaranty or the Guaranteed Obligations.

Section 5. OBLIGATIONS INDEPENDENT. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations

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and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

Section 6. TERMINATION; REINSTATEMENT. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash (other than contingent liabilities that survive termination of the Loan Documents) and any commitments of the Credit Parties or facilities provided by the Credit Parties with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or any Guarantor is made, or the Credit Parties exercise their right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Credit Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Credit Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

Section 7. NO SUBROGRATION. No Guarantor shall exercise any right of subrogation, contribution, or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty are indefeasibly paid and performed in full (other than contingent liabilities that survive termination of the Loan Documents) and any commitments of the Credit Parties or facilities provided by the Credit Parties with respect to the Guaranteed Obligations are terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to Administrative Agent, for the benefit of the Credit Parties, to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

Section 8. WAIVER OF SURETYSHIP DEFENSES. Each Guarantor agrees that the Credit Parties may, at any time and from time to time, and without notice to Guarantors under this Guaranty, make any agreement with Borrower or with any other person or entity liable on any of the Guaranteed Obligations or providing collateral as security for the Guaranteed Obligations, for the extension, renewal, payment, compromise, discharge, or release of the Guaranteed Obligations or any collateral (in whole or in part), or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligations or the provision of collateral, all without in any way impairing, releasing, discharging, or otherwise affecting the obligations of any Guarantor under this Guaranty. Each Guarantor waives any defense arising by reason of any disability or other defense of Borrower or any other guarantor, or the cessation from any cause whatsoever of the liability of Borrower, or any claim that any Guarantor’s obligations exceed or are more burdensome than those of Borrower and waives the benefit of any statute of limitations affecting the liability of any Guarantor hereunder. Each Guarantor waives any right to enforce any remedy which such Guarantor now has or may hereafter have against Borrower and waives any benefit of and any right to participate in any security now or hereafter held by Administrative Agent for the benefit of the Credit Parties. Further, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

Section 9. EXHAUSTION OF OTHER REMEDIES NOT REQUIRED. Each Guarantor waives diligence by any of the Credit Parties and action on delinquency in respect of the Guaranteed Obligations or any part thereof, including, without limitation any provisions of law requiring any Credit Party to

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exhaust any right or remedy or to take any action against Borrower, any other guarantor, or any other person, entity, or property before enforcing this Guaranty against any Guarantor.

Section 10. SUBORDINATION. Each Guarantor hereby expressly subordinates the payment of all obligations and indebtedness of Borrower owing to such Guarantor, whether now existing or hereafter arising and whether those obligations are (a) direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, (b) due or to become due to such Guarantor, (c) held by or are to be held by such Guarantor, (d) created directly or acquired by assignment or otherwise, or (e) evidenced in writing (the “Subordinated Debt”) to the indefeasible payment in full of all Guaranteed Obligations (other than contingent obligation that survive termination of the Loan Documents). If any Guarantor receives any payment of any Subordinated Debt in violation of the foregoing, then such Guarantor shall hold that payment in trust for the Credit Parties and promptly turn it over to Administrative Agent, for the benefit of the Credit Parties, in the form received (with any necessary endorsements), to be applied in accordance with the Credit Agreement, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty.

Section 11. STAY OF ACCELERATION. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, upon the insolvency, bankruptcy, or reorganization of Borrower or any other person or entity, or otherwise, all such amounts shall nonetheless be payable by Guarantors immediately upon demand by Administrative Agent.

Section 12. EXPENSES. Each Guarantor shall pay to Administrative Agent upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Administrative Agent may incur in connection with the preservation, protection, or enforcement of any rights of any Credit Party under this Guaranty including in any case commenced by or against any Guarantor under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute. The obligations of Guarantors under the preceding sentence shall survive termination of this Guaranty.

Section 13. AMENDMENTS. No amendment, modification, termination, or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor from the terms and conditions hereof, shall in any event be effective unless the same shall be in writing and signed by Administrative Agent and each Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

Section 14. NOTICES. Any notice or other communication herein required or permitted to be given shall be sent in writing to the addresses set forth on the signature pages hereof and shall be in accordance with the provisions of Section 11.02 of the Credit Agreement.

Section 15. NO WAIVER; ENFORCEABILITY. No failure by any Credit Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

Section 16. ASSIGNMENT. This Guaranty shall: (a) bind each Guarantor and its successors and assigns, provided that no Guarantor may assign its rights or obligations under this Guaranty without the prior written consent of Administrative Agent (and any attempted assignment without such consent shall be void); and (b) inure to the benefit of each of the Credit Parties and their respective successors and assigns and the Credit Parties may, without notice to any Guarantor and without affecting any Guarantor’s obligations hereunder, assign or sell participations in the Guaranteed Obligations and this Guaranty, in

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whole or in part. Each Guarantor agrees that the Credit Parties may disclose to any prospective purchaser and any purchaser of all or part of the Guaranteed Obligations any and all information in the Credit Parties’ possession concerning any Guarantor, this Guaranty, and any security for this Guaranty.

Section 17. CONDITION OF BORROWER. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from Borrower such information concerning the financial condition, business, and operations of Borrower as Guarantors require, and that no Credit Party shall have any duty, and Guarantors are not relying on any Credit Party at any time, to disclose to Guarantors any information relating to the business, operations, or financial condition of Borrower.

Section 18. RIGHTS OF SETOFF. If and to the extent any payment is not made when due hereunder, then Administrative Agent and each other Credit Party (with the prior consent of Administrative Agent) may setoff and charge from time to time any amount so due against any or all of Guarantors’ accounts or deposits with Administrative Agent or such other Credit Party.

Section 19. OTHER GUARANTIES. Unless otherwise agreed by Administrative Agent and Guarantors in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by Guarantors for the benefit of the Credit Parties or any term or provision thereof.

Section 20. BENEFIT OF GUARANTORS. Each Guarantor represents and warrants that, by virtue of its relationship with Borrower, the execution, delivery and performance of this Guaranty is for the direct benefit of Guarantor and it has received adequate consideration for this Guaranty.

Section 21. LOAN DOCUMENTS. By execution hereof, each Guarantor covenants and agrees that certain representations, warranties, terms, covenants, and conditions set forth in the Loan Documents are applicable to such Guarantor and shall be imposed upon such Guarantor, and each Guarantor reaffirms that each such representation and warranty is true and correct in all material respects and covenants and agrees to promptly and properly perform, observe, and comply with each such term, covenant, or condition. Moreover, each Guarantor acknowledges and agrees that this Guaranty is subject to the offset provisions of the Loan Documents in favor of the Credit Parties. In the event the Credit Agreement or any other Loan Document shall cease to remain in effect for any reason whatsoever during any period when any part of the Guaranteed Obligations remains unpaid, the terms, covenants, and agreements of the Credit Agreement or such other Loan Document incorporated herein by reference shall nevertheless continue in full force and effect as obligations of each Guarantor under this Guaranty.

Section 22. ADDITIONAL GUARANTORS. The initial Guarantors hereunder shall be the signatories hereto and that are listed on Schedule 1 attached hereto. From time to time subsequent to the time hereof, in accordance with Section 2.17(c) of the Credit Agreement, additional Persons may become parties hereto as additional Guarantors (each an “Additional Guarantor”) by executing a counterpart of this Guaranty in the form of Exhibit A attached hereto. Upon delivery of any such counterpart to Administrative Agent, as well as delivery of all other documents set forth in Section 2.17(c) of the Credit Agreement, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, or by any election by Administrative Agent not to cause any Subsidiary Guarantor of Borrower to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any such person becomes or fails to become or ceases to be a Guarantor hereunder.

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Section 23. ADDITIONAL GUARANTOR WAIVERS AND AGREEMENTS

(a) Each Guarantor understands and acknowledges that if the Credit Parties foreclose judicially or nonjudicially against any real property security, hereafter existing, for the Guaranteed Obligations, that foreclosure could impair or destroy any ability that such Guarantor may have to seek reimbursement, contribution, or indemnification from the Borrower or others based on any right such Guarantor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by such Guarantor under this Guaranty. Each Guarantor further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of such Guarantor’s rights, if any, may entitle such Guarantor to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968). By executing this Guaranty, each Guarantor freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that such Guarantor will be fully liable under this Guaranty even though the Credit Parties may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Guaranteed Obligations; (ii) agrees that such Guarantor will not assert that defense in any action or proceeding which the Credit Parties may commence to enforce this Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by such Guarantor in this Guaranty include any right or defense that such Guarantor may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that the Credit Parties are relying on this waiver in creating the Guaranteed Obligations, and that this waiver is a material part of the consideration which the Credit Parties are receiving for creating the Guaranteed Obligations.

(b) Each Guarantor waives all rights and defenses that such Guarantor may have because of any of the Guaranteed Obligations is hereafter secured by real property. This means, among other things: (i) the Credit Parties may collect from each Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower; and (ii) if the Credit Parties foreclose on any real property collateral pledged by the Borrower: (A) the amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) the Credit Parties may collect from such Guarantor even if the Credit Parties, by foreclosing on the real property collateral, have destroyed any right such Guarantor may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses each Guarantor may have because any of the Guaranteed Obligations is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

(c) Each Guarantor waives any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

Section 24. RELEASE OF GUARANTORS. Subject to Section 2.17(d) of the Credit Agreement, a Guarantor may be released from its obligations under this Guaranty by Administrative Agent’s execution of a Release of Guaranty in the form of Exhibit B attached hereto. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the release of any other Guarantor hereunder.

Section 25. GOVERNING LAW; JURISDICTION; ETC.

(a) GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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(b) SUBMISSION TO JURISDICTION. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 25(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 25.

Section 26. COUNTERPARTS. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

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SECTION 27. FINAL AGREEMENT. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE CONTRACT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank;

Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has caused this Subsidiary Guaranty Agreement to be duly executed and delivered as of the date first written above.

SUBSIDIARY GUARANTORS:

[Insert Names]

Address for each of the foregoing Subsidiary Guarantors:

Sunstone Hotel Investors, Inc.

120 Vantis, Suite 350

Aliso Viejo, CA 92656

Attention: Legal Department

Telephone: 949-330-4000

Facsimile: 949-330-4090

Electronic Mail: dsloan@sunstonehotels.com

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SCHEDULE 1

INITIAL GUARANTORS

Sunstone LA Airport, LLC

Sunstone Center Court, LLC

Sunstone Century, LLC

Sunstone Hotels Rochester, L.L.C.

Sunstone RP Collins, LLC

Sunstone Jamboree, LLC

Sunstone Westwood, LLC

Sunstone MacArthur, LLC

Sunstone Red Oak, LLC

Sunstone KIS, LLC

Sunstone Skyway, LLC Sunstone Quincy, LLC

WB Sunstone-Portland, LLC

Sun SHP II, LLC

Sunstone Pledgeco, LLC

Sunstone Holdco 6, LLC

Sunstone Holdco 8, LLC

WHP Hotel Owner-2A, L.L.C.

Sunstone Outparcel, L.L.C.

Sun BB, LLC

Sunstone Hotel Acquisitions, LLC

Pico Ventures, LLC

Sunstone Atlantic Lender, LLC

Sunstone Broadway Lender, LLC

Sunstone Broadway, LLC

Sunstone RIP, LLC, each a Delaware limited liability company

Sunstone CHP I, Inc., a Delaware corporation

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EXHIBIT A

JOINDER TO SUBSIDIARY GUARANTY AGREEMENT

THIS JOINDER TO SUBSIDIARY GUARANTY AGREEMENT dated as of                 , 20     (this “Joinder”), executed and delivered by                 , a                  (the “Additional Guarantor”), in favor of BANK OF AMERICA, N.A., in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Credit Agreement dated as of November 1, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among SUNSTONE HOTEL PARTNERSHIP, LLC, a Delaware limited liability company (“Borrower”), SUNSTONE HOTEL INVESTORS, INC., a Maryland corporation (“Parent”), the financial institutions party thereto and their assignees (the “Lenders”) and the Administrative Agent.

WHEREAS, pursuant to the Credit Agreement, the Administrative Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, the Borrower, the Additional Guarantor, and the existing Guarantors, though separate legal entities, are members of the same corporate family and have determined it to be in their mutual best interests to obtain financing from the Administrative Agent and the Lenders through their collective efforts;

WHEREAS, the Additional Guarantor acknowledges that it will receive direct and indirect benefits from the Administrative Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, the Additional Guarantor is willing to guarantee the Borrower’s obligations to the Administrative Agent and the Lenders on the terms and conditions contained herein; and

WHEREAS, the Additional Guarantor’s execution and delivery of this Joinder is a condition to the Administrative Agent and the Lenders continuing to make such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Additional Guarantor, the Additional Guarantor agrees as follows:

Section 1. Accession to Guaranty. The Additional Guarantor hereby (i) agrees that it is a “Guarantor” under that certain Subsidiary Guaranty Agreement dated as of November __, 2010 (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty”), made by each of the Guarantors party thereto, in favor of the Administrative Agent and (ii) assumes all obligations of a “Guarantor” thereunder and agrees to be bound thereby, all as if the Additional Guarantor had been an original signatory to the Guaranty. Without limiting the generality of the foregoing, the Additional Guarantor hereby:

(a) irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all the Guarantied Obligations (as defined in the Guaranty);

(b) makes to the Administrative Agent and the Lenders as of the date hereof each of the representations and warranties contained in the Guaranty and agrees to be bound by each of the covenants contained in the Guaranty; and

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(c) consents and agrees to each provision set forth in the Guaranty.

Section 2. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Guaranty.

[Signatures on Next Page]

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In witness whereof, the undersigned Additional Guarantor has caused this Joinder to be executed and delivered by its officer thereunto duly authorized as of the date first written above.

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

[Address of Additional Guarantor:

Attention:

Telephone:

Facsimile:

Electronic Mail:                                                          ]

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EXHIBIT B

FORM OF RELEASE OF GUARANTOR

In witness whereof, the undersigned Administrative Agent, on behalf of the Credit Parties, hereby releases and discharges                  from any and all obligations and liabilities of                  to the Credit Parties under that certain Subsidiary Guaranty Agreement dated as of November                  , 2010 executed by the Guarantors party thereto, in favor of Administrative Agent for the benefit of the Credit Parties.

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

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EXHIBIT F

FORM OF PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) is dated as of November             , 2010, and entered into by and between SUNSTONE HOTEL PARTNERSHIP, LLC, a Delaware limited liability company (“Borrower”) and those subsidiaries of Borrower listed on the signature pages hereof or which may hereafter become a party hereto pursuant to Section 16 (each of which is a “Pledgor Subsidiary;” and Borrower and each Pledgor Subsidiary are each a “Pledgor” and collectively, “Pledgors”), the Issuers (as hereinafter defined), and BANK OF AMERICA, N.A., a national banking association, as administrative agent for and representative of (in such capacity herein called “Secured Party”) the Lenders under and as defined in the Credit Agreement (defined below) and each Swap Counterparty (defined below).

R E C I T A L S

1. Reference is hereby made to that certain Credit Agreement dated as of November 1, 2010, among Borrower, Sunstone Hotel Investors, Inc., a Maryland corporation, the Lenders defined therein, and Bank of America, N.A., as Administrative Agent and L/C Issuer, as amended, modified, supplemented, renewed or extended, and all restatements thereof and any agreement that refinances the indebtedness thereunder (the “Credit Agreement”).

2. Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement as in effect on the date hereof.

3. Each Pledgor is the legal and beneficial owner of (a) the Pledged Shares (as defined herein), and (b) the Pledged Interests (as defined herein), in each case, described as owned by such Pledgor on Schedule I hereto.

4. Each Pledgor will, directly or indirectly, benefit from the Credit Parties’ extension of credit to Borrower and the Swap Contracts, as defined in the Credit Agreement, entered into by any Loan Party with a Lender or an Affiliate of Lender (each such counterparty, a “Swap Counterparty”).

5. The Credit Agreement requires that each Pledgor shall grant to Secured Party, for the equal and ratable benefit of the Lenders, the Liens contemplated by this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgors and Issuers hereby agree with Secured Party, for the equal and ratable benefit of the Lenders, as follows:

1. Definitions. As used herein, the following terms have the following meanings:

“Article 8 Opt-In Provisions” means the provisions, if any, in the applicable Formation Documents of an Issuer stating that the equity interests of such Issuer are securities governed by Article 8 of the applicable Code.

Form of Pledge Agreement

“Credit Agreement” has the meaning set forth in the Recitals hereto.

“Issuer” means a corporation, partnership, or limited liability company that has issued or will issue any Equity Interest, including, without limitation, each of the entities listed as an “issuer” on Schedule 1 hereto.

“Pledged Interests” means all of each Pledgor’s partnership interests in limited partnerships or general partnerships, as the case may be, and membership interests in limited liability companies, if any, described as owned by such Pledgor in Part B of Schedule 1 attached hereto, including, without limitation (i) all of each Pledgor’s right, title, and interest now or hereafter accruing under any limited liability company agreement, operating agreement, or partnership agreement (any such agreement being a “Pledged Interest Formation Agreement”) with respect to any interest now owned or hereafter acquired or owned by such Pledgor in the issuer of such Pledged Interests, and (ii) all distributions, proceeds, fees, preferences, payments, or other benefits, which each Pledgor now is or may hereafter become entitled to receive with respect to such interests in the issuer of such Pledged Interests and with respect to the repayment of all loans now or hereafter made by such Pledgor to the issuer of such Pledged Interests, and such Pledgor’s undivided percentage interest in the assets of the issuer of such Pledged Interests.

“Pledged Shares” means the shares of stock described as owned by such Pledgor in Part A of Schedule 1 attached hereto and issued by the corporations named therein, including, without limitation, (i) all of each Pledgor’s right, title, and interest now or hereafter accruing under any bylaws (any such agreement being a “Pledged Share Formation Agreement”, and together with the Pledged Interest Formation Agreement, the “Formation Agreements”), shareholders’ agreement, or other material agreement with respect to any interest now owned or hereafter acquired or owned by such Pledgor in the issuer of such Pledged Shares, and (ii) all distributions, proceeds, fees, preferences, payments, or other benefits, which each Pledgor now is or may hereafter become entitled to receive with respect to such interests in the issuer of such Pledged Shares and with respect to the repayment of all loans now or hereafter made by such Pledgor to the issuer of such Pledged Shares, and such Pledgor’s undivided percentage interest in the assets of the issuer of such Pledged Shares.

“Pledgee Subsidiary” means (i) each Subsidiary of a Pledgor that holds title to any Borrowing Base Property and (ii) all other Subsidiaries of any Pledgor in which the granting of a Lien in the Pledged Shares and the Pledged Interests hereunder would not breach any obligation of such Subsidiary or any of its Affiliates under any Contractual Obligation.

2. Pledge of Security. Each Pledgor hereby pledges and assigns to Secured Party, for the equal and ratable benefit of the Lenders, and hereby grants to Secured Party, for the equal and ratable benefit of the Lenders, a Lien in, all of such Pledgor’s right, title, and interest in and to the following (the “Collateral”):

(a) the Pledged Shares and the certificates representing the Pledged Shares and any interest or securities entitlement of such Pledgor in the entries on the books of any financial or securities intermediary pertaining to the Pledged Shares;

(b) the Pledged Interests, including without limitation all of such Pledgor’s right, title, and interest as a partner in the issuer of such Pledged Interests (if it is a partnership) or as a member of the issuer of such Pledged Interests (if it is a limited liability company);

Form of Pledge Agreement

(c) all additional shares of, and all securities convertible into and warrants, options, and other rights to purchase or otherwise acquire, stock of any issuer of the Pledged Shares from time to time acquired by such Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such additional shares, securities, warrants, options, or other rights and any interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares;

(d) all distribution rights, income rights, liquidation interests, accounts, contract rights, general intangibles, notes, instruments, drafts, and documents relating to the Pledged Shares or the Pledged Interests, including, without limitation, all dividends, cash, warrants, rights, instruments, and other property or proceeds from time to time received or otherwise distributed in respect of or in exchange for any or all of the Collateral;

(e) to the extent attributable to the Pledged Shares or the Pledged Interests, all promissory notes, notes receivable, accounts, accounts receivable, and instruments owned or held by any Pledgor or, in which any Pledgor owns or holds an interest, evidencing obligations of the issuer of such Pledged Shares or Pledged Interests;

(f) all Liens, security interests, collateral, property, and assets securing any of the promissory notes, notes receivable, instruments, accounts receivable, and other claims and interests described in clause (e) above;

(g) all books, files, computer records, computer software, electronic information, and other files, records, or information relating to any or all of the foregoing, including, without limitation, all of such Pledgor’s right, title and interest in and to all stock or other ownership record books relating to any of the Collateral; and

(h) all substitutions, replacements, products, proceeds, income, and profits arising from any of the foregoing, including, without limitation, insurance proceeds. For purposes of this Agreement, the term “proceeds” includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to such Pledgor or Secured Party from time to time with respect to any of the Collateral.

3. Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand, or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a)), of all of the Obligations and all renewals or extensions thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to any Pledgor, would accrue on such obligations), fees, expenses, indemnities, or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created, or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender as a preference, fraudulent transfer, or otherwise (all such obligations and liabilities being the “Underlying Debt”), and all payment obligations of each Pledgor now or hereafter

Form of Pledge Agreement

existing under Section 14 of this Agreement (all such obligations of Pledgors, together with the Underlying Debt, being the “Secured Obligations”).

4. Delivery of Collateral. All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by the applicable Pledgor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Secured Party shall have the right, at any time after the occurrence and during the continuation of an Event of Default, and without notice to any Pledgor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Collateral, subject only to the revocable rights specified in Section 8(a). In addition, Secured Party shall have the right at any time after the occurrence and during the continuation of an Event of Default to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

5. Consent. To the extent the consent of a Pledgor or Issuer, whether in its capacity as a partner, member, general partner, managing member, shareholder, issuer, or otherwise, is required for the transfer, conveyance, or encumbrance of all or any portion of the Pledged Interests in any partnership or limited liability company, such Pledgor or Issuer hereby irrevocably (a) consents to the grant of the security interests by all applicable Pledgors described in this Pledge Agreement, (b) consents to the transfer or conveyance of the Collateral pursuant to Secured Party’s exercise of its rights and remedies under this Pledge Agreement or any of the other Loan Documents, at law or in equity, (c) consents to the admission of Secured Party or any Persons designated by Secured Party, their nominees, or any other transferee of any Collateral as a partner (including as the general partner) or member (including as the managing member) of such partnership or limited liability company, and (d) agrees that all terms and conditions in such Formation Agreement applicable to the pledge of any Collateral, the enforcement thereof, the transfer of any Collateral or the admission of Secured Party or any Persons designated by Secured Party, their nominees, or any other transferee of any Collateral as a partner (including as the general partner) or member (including as the managing member) of such partnership or limited liability company have been satisfied or waived.

6. Representations and Warranties. Each Pledgor represents and warrants, as of the date hereof, that:

(a) Due Authorization, etc. of Collateral. All of the Pledged Shares and Pledged Interests have been duly authorized and validly issued and are fully paid and nonassessable.

(b) Description of Collateral. The Pledged Shares and Pledged Interests (i) constitute all of the issued and outstanding Equity Interests of each of the Pledgee Subsidiaries, and (ii) there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares or Pledged Interests.

(c) Ownership of Collateral. Each Pledgor is the legal, record, and beneficial owner of the Collateral listed next to its name on Schedule 1, free and clear of any Lien except for the Lien created by the Loan Documents.

(d) Governmental Authorizations. No authorization, approval, or other action by, and no

Form of Pledge Agreement

notice to or filing with, any Governmental Authority is required for either (i) the pledge by any Pledgor of the Collateral pursuant to this Agreement and the grant by any Pledgor of the Lien granted hereby, (ii) the execution, delivery, or performance of this Agreement by any Pledgor, or (iii) the exercise by Secured Party of the voting or other rights, or the remedies in respect of the Collateral, provided for in this Agreement (except as may be required in connection with a disposition of Collateral by laws affecting the offering and sale of securities generally).

(e) Perfection. Upon execution of this Agreement and (i) an appropriate financing statement by Pledgor and the recording of the financing statement in the appropriate office, or (ii) the establishment of “control” (within the meaning of Article 8 or Article 9 of the Uniform Commercial Code, as adopted in the State of New York (the “Code”)) over any portion of the Collateral constituting Certificated Securities or Uncertificated Securities (each as defined in the Code), as applicable, Secured Party will have a valid and perfected first priority Lien in the Collateral, securing the payment of the Secured Obligations.

(f) Margin Regulations. The pledge of the Collateral pursuant to this Agreement does not violate Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

7. Assurances and Covenants of each Pledgor and each Issuer.

(a) Transfers and Other Liens. No Pledgor shall:

(i) sell, assign (by operation of law or otherwise), pledge, or hypothecate or otherwise dispose of, or grant any option with respect to, any of the Collateral except for the Lien created under the Loan Documents; provided that each Pledgor may sell or dispose of any Collateral so long as such sale or disposition is not otherwise prohibited pursuant to the Credit Agreement, and upon such permitted sale or disposition any assets so sold or disposed as permitted by this Section 7(a) shall be released from the Lien of this Agreement as provided in Section 17 provided that the foregoing shall not be construed to limit Pledgor’s rights under Section 8(a)(ii) hereof; or

(ii) create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the Liens created under the Loan Documents.

(b) Additional Collateral – Existing Pledgee Subsidiaries. Each Pledgor shall (i) cause each issuer of Pledged Shares or Pledged Interests not to issue any stock or other securities in addition to or in substitution for the Pledged Shares or Pledged Interests issued by such issuer, except to such Pledgor and (ii) pledge hereunder pursuant to Section 7(d), promptly upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities or interests of each issuer of Pledged Shares or Pledged Interests.

(c) Pledge Amendments. Each Pledgor shall, upon obtaining any additional shares of stock or other securities or interests required to be pledged hereunder as provided in Sections 7(b) or (c), promptly (and in any event on or before thirty (30) days after obtaining such securities) deliver to Secured Party a Pledge and Security Amendment, duly executed by such Pledgor and Issuer, as applicable, in substantially the form of Exhibit A attached hereto (a “Pledge and Security Amendment”), as well as all certificates and instruments representing shares of stock or other equity interests, if any, in accordance with Section 2.17(c) of the Credit Agreement, in respect of the additional Pledged Shares or Pledged

Form of Pledge Agreement

Interests to be pledged pursuant to this Agreement. Each Pledgor hereby authorizes Secured Party to attach each Pledge and Security Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge and Security Amendment delivered to Secured Party shall for all purposes hereunder be considered Collateral; provided that, the failure of any Pledgor to execute a Pledge and Security Amendment with respect to any additional Pledged Shares pledged pursuant to this Agreement shall not impair the Lien of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

(d) Further Assurances Perfection. Each Pledgor shall from time to time, at the expense of Pledgors, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any Lien granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Pledgor will:

(i) authenticate and file, or authorize Secured Party to file, such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may reasonably request, in order to perfect and preserve the Liens granted or purported to be granted hereby; and

(ii) at Secured Party’s request, appear in and defend any action or proceeding that may affect any Pledgor’s title to or Secured Party’s Lien in all or any part of the Collateral.

(e) Authorization to File Financing Statements.

(i) Each Pledgor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to and limited to all or any part of the Collateral, in such filing offices as Secured Party shall deem appropriate, and each Pledgor shall authenticate and deliver to Secured Party such financing or continuation statements, and amendments thereto, promptly upon the request of Secured Party and, shall pay Secured Party’s reasonable costs and expenses incurred in connection therewith.

(ii) Each Pledgor hereby further authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to and limited to all or any part of the Collateral without the signature of such Pledgor, and each Pledgor agrees that a carbon, photographic, or other reproduction of this Agreement or of a financing statement authenticated by such Pledgor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

(f) Formation Agreements. Subject to Section 5 of this Agreement, each Pledgor shall, at its expense, maintain each applicable Formation Agreement in full force and effect, without any cancellation, termination, amendment, supplement, or other modification of such Formation Agreement, except as explicitly required by its terms (as in effect on the date hereof), except for amendments, supplements or other modifications that do not materially adversely affect the interests of the Lenders in any material respect and except for Formation Agreements in respect of Pledged Shares or Pledged Interests of partnerships or limited liability companies that have been released from this Agreement under Section 17.

Form of Pledge Agreement

8. Voting Rights; Dividends; Etc.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Loan Documents;

(ii) each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien of this Agreement, any and all dividends, cash, warrants, rights, instruments, and other property or proceeds from time to time received or otherwise distributed in respect of or in exchange for any Collateral; provided, however, that any and all such dividends, distributions, property or proceeds paid or payable on the Collateral in the form of additional securities of a Pledgee Subsidiary shall be, and shall forthwith be delivered to Secured Party to hold as Collateral and shall, if received by any Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of such Pledgor and be forthwith delivered to Secured Party as Collateral in the same form as so received (with all necessary endorsements); and

(iii) Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to Pledgors all such proxies, dividend payment orders, and other instruments as any Pledgor may from time to time reasonably request for the purpose of enabling such Pledgor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividend payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

(b) Upon the occurrence and during the continuation of an Event of Default:

(i) upon written notice from Secured Party to Pledgors, all rights of any Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights;

(ii) all rights of any Pledgor to receive the dividends, cash, warrants, rights, instruments, and other property or proceeds in respect of or in exchange for any Collateral which it would otherwise be authorized to receive and retain pursuant to Section 8(a)(ii) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Collateral such dividend payments; and

(iii) all dividends, cash, warrants, rights, instruments, and other property or proceeds in respect of or in exchange for any Collateral which are received by any Pledgor contrary to the provisions of paragraph (ii) of this Section 8(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Pledgor and shall forthwith be paid over to Secured Party as Collateral in the same form as so received (with any necessary endorsements).

Form of Pledge Agreement

(c) In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 8(b)(i) and to receive all dividends and other distributions which it may be entitled to receive under Section 8(a)(ii) or Section 8(b)(ii), (i) each Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders, and other instruments as Secured Party may from time to time reasonably request, and (ii) without limiting the effect of the immediately preceding clause (i), each Pledgor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Shares and to exercise all other rights, powers, privileges, and remedies to which a holder of the Pledged Shares would be entitled (including, without limitation, giving or withholding written consents of shareholders, calling special meetings of shareholders, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), upon the occurrence of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations (except for contingent obligations that survive termination of the Loan Documents) or waiver or cure of such Default.

(d) Notwithstanding any of the foregoing, each Pledgor agrees that this Agreement shall not in any way be deemed to obligate Secured Party or any Lender to assume any of such Pledgor’s obligations, duties, expenses, or liabilities arising out of this Agreement (including, without limitation, such Pledgor’s obligations as the holder of the Pledged Shares and as holder of the Pledged Interests) or under any and all other agreements now existing or hereafter drafted or executed (collectively, the “Pledgor Obligations”) unless Secured Party otherwise expressly agrees to assume any or all of said Pledgor Obligations in writing. Without limiting the generality of the foregoing, neither the grant of the Lien in the Collateral in favor of Secured Party as provided herein nor the exercise by Secured Party of any of its rights hereunder nor any action by Secured Party in connection with a foreclosure on the Collateral shall be deemed to constitute Secured Party as a partner of any partnership or a member of any limited liability company; provided, however, that in the event Secured Party elects to become a substituted partner of any partnership or a member of any limited liability company in place of Pledgor while an Event of Default has occurred and is continuing, Secured Party shall be entitled to and shall become such a substitute partner or member.

9. Secured Party Appointed Attorney-in-Fact. Each Pledgor hereby irrevocably appoints Secured Party as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, Secured Party or otherwise, from time to time in Secured Party’s discretion:

(a) to file one or more financing or continuation statements, or amendments thereto, relative to and limited to all or any part of the Collateral without the signature of Pledgor;

(b) subsequent to the occurrence and during the continuation of an Event of Default, to ask, demand, collect, sue for, recover, compound, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c) subsequent to the occurrence and during the continuation of an Event of Default, to receive, endorse, and collect any instruments made payable to any Pledgor representing any dividend payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same; and

Form of Pledge Agreement

(d) subsequent to the occurrence and during the continuation of an Event of Default, to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral.

10. Secured Party May Perform. If any Pledgor fails to perform any agreement contained herein, then Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by such Pledgor under Section 14(b).

11. Standard of Care. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession or under its control and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral, it being understood that Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relating to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession or control of the Collateral) to preserve rights against any parties with respect to any Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Collateral, or (d) initiating any action to protect the Collateral against the possibility of a decline in market value. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property consisting of negotiable securities.

12. Remedies.

(a) If any Event of Default shall have occurred and be continuing, then Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral), and Secured Party may also in its sole discretion, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or at any of Secured Party’s offices or elsewhere, for cash, on credit, or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. Secured Party or any Lender may be the purchaser of any or all of the Collateral at any such public sale and Secured Party, as agent for and representative of Lenders, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay, and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to the applicable Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time

Form of Pledge Agreement

by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree; provided however, that Pledgors do not waive the requirements of Section 9-610 of the Code with respect to any sale or other disposition of the Collateral that is conducted under such Section.

(b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as from time to time amended (the “Securities Act”), and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Collateral conducted without prior registration or qualification of such Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

(c) If Secured Party determines to exercise its right to sell any or all of the Collateral, then upon Secured Party’s written request, each Pledgor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the number of shares and other instruments included in the Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

13. Application of Proceeds. All proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be held and applied in accordance with the Credit Agreement.

14. Indemnity and Expenses.

(a) EACH PLEDGOR AGREES TO INDEMNIFY SECURED PARTY AND EACH LENDER FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, AND LIABILITIES IN ANY WAY RELATING TO, GROWING OUT OF, OR RESULTING FROM THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, ENFORCEMENT OF THIS AGREEMENT), EXCEPT TO THE EXTENT SUCH CLAIMS, LOSSES, OR LIABILITIES RESULT FROM SECURED PARTY’S OR SUCH LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION.

(b) Pledgors shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that

Form of Pledge Agreement

Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

15. Continuing Security Interest; Transfer of Loans. This Agreement shall create a continuing Lien in the Collateral and shall (a) remain in full force and effect until the payment in full of all Obligations (except for contingent obligations that survive termination of the Loan Documents), the termination of the obligations of Lenders to advance Borrowings or issue Letters of Credit under the Loan Documents, and the expiration of all Letters of Credit and all Swap Contracts, (b) be binding upon each Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and each Lender, and their respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause (c), but subject to the relevant provisions of the Loan Documents, any Lender may assign or otherwise transfer any Secured Obligations held by it to any other Person to the extent permitted by the Credit Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. Upon the indefeasible payment in full of all Obligations (except for contingent obligations that survive termination of the Loan Documents), the termination of the obligations of Lenders to advance Borrowings or issue Letters of Credit under the Loan Documents, and the expiration of all Letters of Credit and all Swap Contracts, the Lien granted hereby shall terminate and all rights to the Collateral shall revert to Pledgors (provided that, if an Event of Default then exists, such termination and reversion shall not occur until such time as no Event of Default is continuing). Upon any such termination Secured Party will, at Pledgors’ expense, execute and deliver to Pledgors such documents as Pledgors shall reasonably request to evidence such termination and Pledgors shall be entitled to the return, upon their request and at their expense, against receipt and without recourse to Secured Party, of such Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

16. Additional Pledgor Subsidiaries. In accordance with Section 2.17(c) of the Credit Agreement, certain additional Subsidiaries of Parent may from time to time become parties hereto as additional Pledgor Subsidiaries (an “Additional Pledgor Subsidiary”), and such Additional Pledgor Subsidiary and any applicable Issuer not already a party to this Agreement, shall enter into a joinder hereto, substantially in the form of Exhibit B, together with all certificates and instruments representing shares of stock or other equity interests, and listing the Collateral to be pledged by such Additional Pledgor Subsidiary.

17. Release of Collateral. Collateral shall be released from the Lien of this Agreement upon any of the following events: (i) any sale or disposition of such Collateral as permitted by Section 7(a) of this Agreement or Section 8.05 of the Credit Agreement; (ii) any release of the Lien in such Collateral by the Administrative Agent in accordance with Sections 2.17(d) and 4.08 of the Credit Agreement; or (iii) upon termination of Lien pursuant to Section 15. Upon any release of Collateral pursuant to the terms of this Section 17, (i) Secured Party shall thereupon return to the respective Pledgor or to its order any and all certificates and other instruments evidencing or relating to such released Collateral and (ii) Secured Party will, at Pledgors’ expense, file, or will authorize the respective Pledgor to file, an amendment or termination to any financing statement releasing such Collateral.

18. Amendments; Etc. No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by Pledgor from the terms and conditions hereof, shall in any event be effective unless the same shall be in writing and signed by Secured Party

Form of Pledge Agreement

and, in the case of any such amendment or modification, by Pledgors. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

19. Notices. Any notice or other communication herein required or permitted to be given shall be in writing and shall be in accordance with the provisions of Section 11.02 of the Credit Agreement.

20. Control Agreement; Acknowledgement by Issuers.

(a) Pledgors hereby authorize and instruct each Issuer to comply, and each Issuer hereby agrees to so comply, with any instruction received thereby from Secured Party with respect to the Collateral, without any consent or further instructions from Pledgors (or other registered owner), and Pledgors agree that such Issuer shall be fully protected in so complying.

(b) Each Issuer acknowledges receipt of a copy of this Agreement and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. Each Issuer further agrees that upon request by Administrative Agent after the occurrence of an Event of Default, upon receipt of notice from Secured Party, such Issuer shall pay any dividends, distributions or other payments with respect to any Pledged Shares or Pledged Interests directly to Administrative Agent. Each Pledgor hereby irrevocably agrees not to vote to amend, and each Issuer hereby irrevocably agrees not to amend (i) the applicable Issuer’s Formation Agreements to provide that its Equity Interests are securities governed by Article 8 of the Code or (ii) the applicable Issuer’s Article 8 Opt-In Provisions of the applicable Issuer’s Formation Agreements, and each Pledgor and each Issuer hereby agrees and acknowledges that any such vote shall be invalid and any such amendment shall be void ab initio.

21. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Secured Party in the exercise of any power, right, or privilege hereunder shall impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right, or privilege preclude any other or further exercise thereof or of any other power, right, or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

22. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

23. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

24. Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH PLEDGOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE

Form of Pledge Agreement

JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH PLEDGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 24(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 24.

25. Actions Not Release. The security interest and Pledgors’ obligations and Secured

Form of Pledge Agreement

Party’s rights hereunder shall not be released, diminished, impaired, or adversely affected by the occurrence of any one or more of the following events: (i) the taking or accepting of any other security or assurance for any or all of the Obligations; (ii) any release, surrender, exchange, subordination, or loss of any security or assurance at any time existing in connection with any or all of the Obligations; (iii) the modification of, amendment to, or waiver of compliance with any terms of any of the other Loan Documents without the notification or consent of Pledgors, except as required therein (the right to such notification or consent being herein specifically waived by Pledgors); (iv) the insolvency, bankruptcy, or lack of corporate or trust power of any party at any time liable for the payment of any or all of the Obligations, whether now existing or hereafter occurring; (v) any renewal, extension, or rearrangement of the payment of any or all of the Obligations, either with or without notice to or consent of Pledgors, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Secured Party or any Lender to Pledgors; (vi) any neglect, delay, omission, failure, or refusal of Secured Party or any Lender to take or prosecute any action in connection with any other agreement, document, guaranty, or instrument evidencing, securing, or assuring the payment of all or any of the Obligations; (vii) any failure of Secured Party or any Lender to notify Pledgors of any renewal, extension, or assignment of the Obligations or any part thereof, or the release of any security, or of any other action taken or refrained from being taken by Secured Party or any Lender against Pledgors or any new agreement between or among Secured Party or one or more Lenders and Pledgors, it being understood that neither Secured Party nor any Lender shall be required to give Pledgors any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligations, including, without limitation, notice of acceptance of this Agreement or any Collateral ever delivered to or for the account of Secured Party hereunder; (viii) the illegality, invalidity, or unenforceability of all or any part of the Obligations against any party obligated with respect thereto by reason of the fact that the Obligations, or the interest paid or payable with respect thereto, exceeds the amount permitted by Law, the act of creating the Obligations, or any part thereof, is ultra vires, or the officers, partners, or trustees creating same acted in excess of their authority, or for any other reason; (ix) if any payment by any party obligated with respect thereto is held to constitute a preference under applicable Laws or for any other reason Secured Party or any Lender is required to refund such payment or pay the amount thereof to someone else; or (x) by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of any Pledgor under this Agreement.

26. Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

27. Limitation. The obligations of each Pledgor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law.

[Signature Pages to Follow]

Form of Pledge Agreement

IN WITNESS WHEREOF, each Pledgor, Issuer and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

SUNSTONE HOTEL PARTNERSHIP, LLC, a Delaware limited liability company

By:
Name:
Title:

Address for Notices:

Sunstone Hotel Partnership, LLC

120 Vantis, Suite 350

Aliso Viejo, CA 92656

Attention: Legal Department

Telephone: 949-330-4000

Facsimile: 949-330-4090

Electronic Mail: dsloan@sunstonehotels.com

PLEDGOR SUBSIDIARIES:

                                 , a

By:
, of each of the foregoing Pledgor Subsidiaries

Address for each of the foregoing Pledgor Subsidiaries:

Sunstone Hotel Investors, Inc.

120 Vantis, Suite 350

Aliso Viejo, CA 92656

Attention: Legal Department

Telephone: 949-330-4000

Facsimile: 949-330-4090

Electronic Mail: dsloan@sunstonehotels.com

Form of Pledge Agreement

ISSUERS:

                                , a

By:
Name:
Title:

Address for each of the foregoing Issuers:

Sunstone Hotel Investors, Inc.

120 Vantis, Suite 350

Aliso Viejo, CA 92656

Attention: Legal Department

Telephone: 949-330-4000

Facsimile: 949-330-4090

Electronic Mail: dsloan@sunstonehotels.com

SECURED PARTY:

BANK OF AMERICA, N.A., a national

banking association, as Administrative Agent

By:
Name:
Title:

Notice Address:

Bank of America, N.A.

901 Main St, 14th Floor

Mail Code: TX1-492-14-11

Dallas, TX 75202

Attention: Henry C. Pennell

Telephone: 214-209-1226

Facsimile: 214-290-9448

Electronic Mail: henry.pennell@baml.com

Form of Pledge Agreement

SCHEDULE 1

PART A

Pledgor	Stock Issuer	Certificated (Y/N)	Class of Stock	Stock Certificate Nos.	Par Value	Number of Shares	Percentage of Outstanding Stock of the Stock Issuer

PART B

General Partnerships

Pledgor	General Partnership Interests Issuer/Limited Partnership Interests Issuer	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding Interests of the General Partnership

Limited Partnerships

Pledgor	Limited Partnership Issuer	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding Interests of the Limited Partnership

Limited Liability Companies

Pledgor	Limited Liability Company Issuer	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding Interests of the Limited Liability Company

Form of Pledge Agreement

EXHIBIT A

PLEDGE AMENDMENT

This Pledge Amendment, dated                    , 20     (this “Pledge Amendment”), is delivered pursuant to Section 6(d) of the Pledge Agreement referred to below. The undersigned hereby agrees as follows:

1. This Pledge Amendment may be attached to the Pledge Agreement dated as of November         , 2010, between the undersigned, each other Pledgor party thereto, and Bank of America, N.A., as Secured Party (the “Pledge Agreement;” capitalized terms defined therein being used herein as therein defined).

2. The [Pledged Shares / Pledged Interests] listed on this Pledge Amendment shall be deemed to be part of the [Pledged Shares] [Pledged Interests] and shall become part of the Collateral and shall secure all Secured Obligations.

3. The undersigned Pledgor hereby confirms and reaffirms the security interest in the Collateral granted to the Administrative Agent for the benefit of the Lenders under the Pledge Agreement, and, as additional collateral security for the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) of the Obligations and in order to induce the Lenders to make their loans and other extensions of credit under the Credit Agreement, Pledgor hereby delivers to the Administrative Agent, for the benefit of the Lenders, all of Pledgor’s interest in [Name of New LLC/New LP/New Company], a                         (“New Issuer”) listed in Schedule I hereto, together with all certificates, options, or rights of any nature whatsoever which may be issued or granted by New Issuer to Pledgor in respect of such interest while the Pledge Agreement, as supplemented hereby, is in force (the “Additional Pledged [Interests/Shares]”) and hereby grants to the Administrative Agent a first priority security interest in the Additional Pledged [Interests/Shares] and all proceeds thereof.

4. The undersigned hereby certifies that the representations and warranties in Section 6 of the Pledge Agreement are true and correct as of the date hereof and hereafter, as to the Pledged Shares, Pledged Interests, instruments and any other property pledged pursuant to this Pledge Amendment.

5. This Pledge Amendment is supplemental to the Pledge Agreement, forms a part thereof and is subject to the terms thereof. Schedule 1 to the Pledge Agreement shall hereby be deemed to include each item listed on Schedule I of this Pledge Amendment.

6. The undersigned New Issuer hereby agrees to all of the terms and agreements applicable to such Issuer in the Pledge Agreement.

[Signature Page to Follow]

Form of Pledge Agreement

PLEDGOR:

By:
Name:
Title:

NEW ISSUER:

By:
Name:
Title:

Form of Pledge Agreement

Schedule I

PART A

Pledgor	Stock Issuer	Certificated (Y/N)	Class of Stock	Stock Certificate Nos.	Par Value	Number of Shares	Percentage of Outstanding Stock of the Stock Issuer

PART B

General Partnerships

Pledgor	General Partnership Interests Issuer/Limited Partnership Interests Issuer	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding Interests of the General Partnership

Limited Partnerships

Pledgor	Limited Partnership Issuer	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding Interests of the Limited Partnership

Limited Liability Companies

Pledgor	Limited Liability Company Issuer	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding Interests of the Limited Liability Company

Form of Pledge Agreement

EXHIBIT B

JOINDER TO PLEDGE AGREEMENT

THIS JOINDER TO PLEDGE AGREEMENT dated as of                 , 20         (this “Joinder”) executed and delivered by                     , a                      (the “Additional Pledgor Subsidiary”) and                 , a                  (“Issuer”) in favor of BANK OF AMERICA, N.A., as Administrative Agent (the “Secured Party”).

WHEREAS, pursuant to that certain Credit Agreement dated as of November 1, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among SUNSTONE HOTEL PARTNERSHIP, LLC, a Delaware limited liability company (“Borrower”), SUNSTONE HOTEL INVESTORS, INC., a Maryland corporation, the financial institutions from time to time party thereto as “Lenders”, the Secured Party, as Administrative Agent, and the other parties thereto, the Lenders and the Secured Party have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, to secure obligations owning by certain parties under the Credit Agreement and the other Loan Documents, Borrower and the other “Pledgor Subsidiaries” thereunder had executed and delivered that certain Pledge Agreement dated as of November __, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”);

WHEREAS, it is a condition precedent to the continued extension by the Lenders and the Secured Party of such financial accommodations that the Additional Pledgor Subsidiary and Issuer execute this Joinder to become a party to the Pledge Agreement.

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Additional Pledgor Subsidiary and the Issuer, the undersigned hereby agree as follows:

Section 1. Accession to Pledge Agreement; Grant of Security Interest. The Additional Pledgor Subsidiary agrees that it is a “Pledgor” under the Pledge Agreement and assumes all obligations of a “Pledgor” thereunder, all as if the Additional Pledgor Subsidiary had been an original signatory to the Pledge Agreement. The Issuer agrees that it is an “Issuer” under the Pledge Agreement and assumes all obligations of an “Issuer” thereunder, all as if the Issuer had been an original signatory to the Pledge Agreement. Without limiting the generality of the foregoing, the Additional Pledgor Subsidiary hereby:

(a) pledges to the Secured Party for the benefit of the Lenders, and grants to the Secured Party for the benefit of the Lenders a security interest in, all of the Additional Pledgor Subsidiary’s right, title and interest in, to and under the Collateral, including the Pledged Shares and Pledged Interests described on Schedule I attached hereto, together with all of the other Collateral described in Section 2 of the Pledge Agreement relating to the Pledged Shares and the Pledged Interests, as security for the Secured Obligations;

(b) makes to the Secured Party and the Lenders as of the date hereof each of the representations and warranties contained in Section 6 of the Pledge Agreement and agrees to be bound by each of the covenants contained in the Pledge Agreement, including without limitation, those contained in Section 7 thereof; and

(c) consents and agrees to each other provision set forth in the Pledge Agreement.

Form of Pledge Agreement

Section 2. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Pledge Agreement.

[Signatures on Next Page]

Form of Pledge Agreement

In witness whereof, the undersigned Additional Pledgor Subsidiary and Issuer have caused this Pledge Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first written above, and have delivered herewith, all items required by Section 16 of the Pledge Agreement.

[NAME OF ADDITIONAL PLEDGOR SUBSIDIARY]

By:
Name:
Title:

Address for Notice:

[ISSUER]

By:
Name:
Title:

Address for Notice:

Form of Pledge Agreement

Schedule I

PART A

Pledgor	Stock Issuer	Certificated (Y/N)	Class of Stock	Stock Certificate Nos.	Par Value	Number of Shares	Percentage of Outstanding Stock of the Stock Issuer

PART B

General Partnerships

Pledgor	General Partnership Interests Issuer/Limited Partnership Interests Issuer	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding Interests of the General Partnership

Limited Partnerships

Pledgor	Limited Partnership Issuer	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding Interests of the Limited Partnership

Limited Liability Companies

Pledgor	Limited Liability Company Issuer	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding Interests of the Limited Liability Company

Form of Pledge Agreement

EXHIBIT G

OPINION MATTERS

1. Borrower is a Delaware limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

2. Parent is a Maryland corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland.

3. Borrower has the limited liability company power and requisite authority to execute, deliver and carry out the terms and provisions of the Loan Documents, and all other documents and instruments delivered pursuant to the terms of such Loan Documents, and has taken all limited liability company action necessary to duly authorize (i) the execution, delivery and performance by Borrower of the terms and provisions of the Loan Documents, and (ii) the performance by Borrower of its obligations under the Loan Documents.

4. Parent and each Subsidiary Guarantor has the corporate or limited liability company, as applicable, power and requisite authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is a party, and all other documents and instruments delivered pursuant to the terms of such Loan Documents, and has taken all corporate or limited liability company, as applicable, action necessary to duly authorize (i) the execution, delivery and performance by such Guarantor of the terms and provisions of the Loan Documents to which it is a party, and (ii) the performance by such Guarantor of its obligations under the Loan Documents to which it is a party.

5. The Loan Documents to which Borrower is a party have been duly executed, presented and delivered by Borrower and constitute the valid and binding obligations of Borrower, enforceable in accordance with their respective terms.

6. The Loan Documents to which Parent or any Subsidiary Guarantor is a party have been duly executed, presented and delivered by Parent and each such Subsidiary Guarantor, as applicable, and constitute the valid and binding obligations of Parent and each such Subsidiary Guarantor, as applicable, enforceable in accordance with their respective terms.

7. Neither the execution and delivery by Borrower of the Loan Documents, nor the performance by Borrower of its obligations thereunder, nor compliance by Borrower with the terms and provisions thereof, will (a) contravene any provision of law, statute, rule or regulation of (i) the State of New York (or any political subdivision thereof), (ii) the Delaware Limited Liability Company Act, or (iii) the United States of America, in each case, to which Borrower is subject, or conflict with, or result in any breach of, any material agreement, mortgage, indenture, deed of trust or other instrument to which and Loan Party may be subject, including, without limitation, the agreements set forth on Exhibit A attached hereto (including, without limitation, the Indenture (as defined in the Credit Agreement)), or result in the creation of any mortgage, lien, pledge or encumbrance in respect of any property of Borrower (other than liens in your favor), (b) contravene any judgment, decree, license, order or permit applicable to Borrower, or (c) violate any provision of the certificate of formation or limited liability company agreement of Borrower.

8. Neither the execution and delivery by Parent or any Subsidiary Guarantor of the Loan Documents, nor the performance by Parent or any Subsidiary Guarantor of their respective obligations thereunder, nor compliance by Parent or any Subsidiary Guarantor with the terms and provisions thereof, will (a) contravene any provision of law, statute, rule or regulation of (i) the State of New York (or any

G-1

Form of Opinion Matters

political subdivision thereof), (ii) the Delaware Revised Uniform Limited Partnership Act, the Delaware General Corporation Law, or the Delaware Limited Liability Company Act, as applicable, in the case of each Subsidiary Guarantor formed under the laws of the State of Delaware, (iii) the Maryland General Corporation Law, in the case of Parent, (iv) the corporation, limited liability company, and limited partnership laws, as applicable, of the State of formation of each other Subsidiary Guarantor, or (v) the United States of America, in each case, to which Parent or any Subsidiary Guarantor is subject, or conflict with, or result in any breach of, any material agreement, mortgage, indenture, deed of trust or other instrument to which any Loan Party may be subject, including, without limitation, the agreements set forth on Exhibit A attached hereto, or result in the creation of any mortgage, lien, pledge or encumbrance in respect of any property of Parent or any Subsidiary Guarantor (other than liens in your favor), or (b) violate any provision of the certificate of incorporation, bylaws, certificate of formation, or limited liability company agreement, as applicable, of Parent or any Subsidiary Guarantor.

9. No consent, approval, waiver, license, or authorization or any other action by or filing with any governmental authority is required under any [New York or federal statute or regulation, the Delaware Revised Uniform Limited Partnership Act, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, or the Maryland General Corporation Law] in connection with the execution and delivery by Borrower, Parent, or any Subsidiary Guarantor of the Transaction Documents, except for those already obtained or completed.

10. The Pledge Agreements create in favor of the Administrative Agent, for the benefit of the Lenders, a valid lien and security interest, which attaches to the Collateral.

11. Upon the filing of the Financing Statements in the Office of the Secretary of State of                 , the liens and security interests created by the Pledge Agreements shall constitute perfected liens and security interests in the Collateral.

12. None of Borrower, Parent, or any Subsidiary Guarantor is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

13. Neither the execution nor the delivery by Borrower, Parent, or any Subsidiary Guarantor of the Loan Documents to which it is a party nor the performance of its obligations thereunder, will contravene Regulation U of the Board of Governors of the Federal Reserve System.

G-2

Form of Opinion Matters

EXHIBIT H

BORROWING BASE REPORT

To:	Bank of America, N.A., as Administrative Agent

Date:             ,

A. Appraised Value Amount of all Borrowing Base Properties (See calculation on Schedule I):	$
B. Mortgageability Amount (See calculation on Schedule II):	$
C. Lesser of Line A and Line B:	$
D. Consolidated Recourse Indebtedness:	$
E. Borrowing Base (Line C minus Line D):	$
F. Aggregate Commitments:	$
G. Available Commitments (Lesser of Line E and Line F):	$
H. Total Outstandings:	$
I. [Borrowing Availability][Borrowing Base Deficiency] (Line G minus Line H):	$

This report (this “Report”) is submitted pursuant to that certain Credit Agreement, dated as of November 1, 2010 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Sunstone Hotel Partnership, LLC, a Delaware limited liability company (“Borrower”), Sunstone Hotel Investors, Inc., Maryland corporation (“Parent”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

The undersigned hereby certify, as of the date first written above, that (a) the amounts and calculations herein and in Schedule I and Schedule II accurately reflect the Borrowing Base, Available Loan Amount, and Total Outstandings and (b) no Default has occurred or is continuing.

[Signature Page Follows.]

Form of Borrowing Base Report

BORROWER: SUNSTONE HOTEL PARTNERSHIP, LLC, a Delaware limited liability company

By:
Name:
Title:

PARENT: SUNSTONE HOTEL INVESTORS, INC., a Maryland corporation

By:
Name:
Title:

Form of Borrowing Base Report

SCHEDULE I

to Borrowing Base Report

Appraised Value Amount

Borrowing Base Property	Appraised Value	Adjustment Factor *	Appraised Value Amount
1.	$	%	$

2.	$	%	$

3.	$	%	$

$
Total Appraised Value Amount			$

*	The Adjustment Amount shall equal 55%.

Form of Borrowing Base Report

SCHEDULE II

to Borrowing Base Report

Mortgageability Amount

A. Adjusted NOI of the Borrowing Base Properties

Borrowing Base Property	Adjusted NOI for the 12 months ended*
1.	$
2.	$
3.	$
Total Adjusted NOI	$

*	See calculation attached as Exhibit A. No Borrowing Base Property shall have an Adjusted NOI of less than $0.00

B. Mortgageability Amount:	$

Form of Borrowing Base Report

EXHIBIT A

to Borrowing Base Report

Calculation of Adjusted NOI

Borrowing Base Property Name:

A. Gross Revenue[1]:	$

B. Operating Expenses:	$

C. Management Fees (greater of (i) the actual management fees paid, and (ii) 3.00% of such gross revenues to the extent not already paid and deducted in Line B):	$

D. Franchise Fees (greater of (i) the actual franchise fees paid, and (ii) 4.00% of such gross revenues to the extent not already paid and deducted in Line B):	$

E. FF&E Reserves (greater of (i) assumed reserves stipulated in the Management Agreement with respect to such Borrowing Base Property, and (ii) 4.00% of gross revenues):	$

F. Adjusted NOI for Borrowing Base Property (Line A minus Line B minus Line C minus Line D minus Line E)[2]:	$

[1]	Including amounts received as ground lease income for the Renaissance Orlando.
[2]

For any Borrowing Base Property that has been owned by a Loan Party for a period of less than twelve (12) months as of the date of determination, Adjusted NOI for such Borrowing Base Property shall be calculated on an annualized basis (i.e., determined either by (x) the trailing twelve (12) month Adjusted NOI as calculated in accordance with this definition based on prior ownership data, if available, or (y) for the first quarter after the acquisition of such Property by multiplying the Adjusted NOI for such Property for such quarter by four, determined for the second quarter after the acquisition of such Property by multiplying the Adjusted NOI for such Property for such two quarters by two, and determined for the third quarter after the acquisition of such Property by multiplying the Adjusted NOI for such Property for such three quarters by one and one third; provided, that, once a method of calculation has been elected for such Property under either the preceding clause (x) or (y), such method will be used for the remaining periods) until such time as such Borrowing Base Property has been owned by such Loan Party for at least twelve (12) months.

Form of Borrowing Base Report

EXHIBIT I

FORM OF GUARANTY AND INDEMNITY RECOURSE EXCEPTIONS

See attached.

I-1

Form of Guaranty and Indemnity Recourse Exceptions